UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2020

TELENAV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	TNAV	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 2, 2020, Telenav, Inc., a Delaware corporation (“Telenav” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with V99, Inc, a Delaware corporation led by HP Jin, Co-Founder, President, and Chief Executive Officer of Telenav (“Parent”), and Telenav99, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The Merger Agreement provides that, at the Effective Time, each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be cancelled and extinguished, and automatically converted into the right to receive cash in an amount equal to $4.80, without interest thereon (the “Merger Consideration”). Additionally, at the Effective Time, each:

(i)

Stock Option that is outstanding and unexercised as of immediately prior to the Effective Time, shall become immediately vested converted automatically into the right to receive at the Effective Time an amount in cash, without interest, equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price under such Stock Option, and (ii) the total number of shares of Common Stock subject to such Stock Option as of immediately prior to the Effective Time, less any taxes required to be withheld (provided, however, that any Stock Option for which its per share exercise price is greater than the Merger Consideration will be cancelled and terminated at the Effective Time for no consideration);

(ii)

Company RSU Award (or portion thereof) that is outstanding and vested as of immediately prior to the Effective Time but which have not settled into shares of Company Common Stock shall be cancelled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration for each share of Common Stock otherwise deliverable in settlement of such vested Company RSU Award (or portion thereof), less any taxes required to be withheld;

(iii)

Company RSU Award (or portion thereof) that is unvested, outstanding and unsettled immediately prior to the Effective Time shall be cancelled and converted into the unfunded, unsecured right to receive an amount in cash, without interest, equal to the Merger Consideration (less any taxes required to be withheld), subject to the holder’s satisfaction of any time-based vesting terms (including any accelerated vesting in connection with a termination of service) that applied with respect to the underlying Company RSU Award immediately prior to the Effective Time.

The Consummation of the Merger is subject to certain conditions, including, but not limited to, the: (i) Company Stockholder Approval; (ii) Majority of the Minority Approval; (ii) expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and (iii) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger.

Pursuant to the Commitment Letter by and among H.P. Jin, Samuel T. Chen, and Digital Mobile Venture Limited (the “Financing Sources”) and Parent, the Financing Sources have committed, jointly and severally, to provide debt financing in an amount sufficient to pay (a) the aggregate of all Merger Consideration payable in connection with the transaction, all fees and expenses associated with the transactions contemplated by the Merger Agreement, and all amounts necessary to repay or prepay any Company indebtedness required to be repaid or prepaid at Closing (the “Commitment Amount”) or (b) the Parent Termination Fee, if applicable. The funding of the Commitment Amount subject only to the satisfaction by the Company or waiver by Parent of the closing conditions in the Merger Agreement applicable to the Company. Subject to the terms and conditions of the Commitment Letter, the Company has certain third-party beneficiary rights to enforce the terms of the Commitment Letter.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants, including those regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time. The parties have also agreed to use their reasonable best efforts to consummate the Merger.

The Company also has the right to a 30-day “go-shop” period beginning on November 2, 2020 and continuing until 11:59 p.m. Pacific time on December 2, 2020 to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals. However, after such go-shop period and prior to receipt of the later of Company Stockholder Approval and Majority of the Minority Approval, the Company will be subject to customary “no-shop” restrictions on its ability to engage in such actions, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the Board or the Independent Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal constitutes or is reasonably likely to constitute or lead to a Superior Proposal, and the Board or Independent Committee determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties pursuant to applicable law.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the Merger Agreement is terminated by the Company in order to enter a definitive agreement with respect to a Superior Proposal or by Parent if the Company has effected a Change in Recommendation, then the termination fee payable by the Company to Parent will be $3,500,000 (provided, that such termination fee will be $2,000,000 if the Merger Agreement is terminated in connection with a Superior Proposal by a third party that made an alternative acquisition proposal prior to the expiration of the “go-shop” period). The Company will also have to pay a $3,500,000 termination fee to Parent if the Merger Agreement is terminated by Parent under certain circumstances, and prior to such termination, a proposal to acquire at least 50% of the Company’s stock or assets is publicly announced or disclosed, and within one year of such termination, the Company consummates or enters into a definitive agreement for such a transaction, and such transaction is subsequently consummated. Parent will be required to pay the Company a termination fee of $3,500,000 in certain circumstances, including if the Company terminates the Merger Agreement following Parent’s material breach of its obligation to have at least $6,000,000 in its bank account, the Company terminates because all mutual closing conditions have been satisfied or waived, all of the conditions to Parent’s obligation to close have been satisfied or waived, and the Company notifies Parent that all of the conditions to the Company’s obligations to close have been satisfied or waived, and that the Company stands ready, willing and able to consummate the Merger, and Parent fails to consummate the Closing within two Business Days of such notice, or either Party terminates the Merger Agreement if a Governmental Entity has enacted a Law or Order permanently restraining, enjoining or otherwise prohibiting the Merger, and at the time of termination, all conditions to Parent’s obligations to consummate the Merger, other than certain specified conditions, have been satisfied or waived.

Voting and Support Agreement

In connection and concurrently with the execution of the Merger Agreement, members of the Purchaser Group (the “Support Agreement Stockholders”) entered into a voting and support agreement (the “Support Agreement”) with the Company. Pursuant to the Support Agreement, the Support Agreement Stockholders have agreed to vote all shares of Common Stock owned by them in accordance with the publicly disclosed recommendation to the stockholders of the Company by action of the Board, the Independent Committee or any other duly constituted committee of the Board (a “Public Board Recommendation”), irrespective of whether such Public Board Recommendation is to vote: (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the transactions contemplated thereby or against an extraordinary corporate transaction or proposal provided that certain specified circumstances are met, (ii) subject to specified exceptions, in favor of an Accepted Superior Proposal (as defined below) if, in the event that the Merger Agreement is terminated, the Board or Independent Committee has delivered a Change in Recommendation Notice to Parent no later than December 16, 2020 with respect to a Superior Proposal received from an Excluded Party (including any amendment to such Superior Proposal made in response to a Parent Proposal during any Notice Period) (an “Accepted Superior Proposal”), or (iii) in favor of or against any other matter determined by action of the Board, the Independent Committee or any other duly constituted committee of the Board, in good faith, to be necessary or appropriate in connection with the Merger Agreement and the Merger or any Accepted Superior Proposal, in each case if recommended to the stockholders of the Company by a Public Board Recommendation.

The foregoing description of the Merger Agreement, the Support Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement and the Support Agreement, which are attached as Exhibit 2.1 and Exhibit 2.1.1, respectively, and are incorporated herein by reference.

The Merger Agreement and the Support Agreement contain representations and warranties by each of Parent, Merger Sub, the Company and the Support Agreement Stockholders. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and the Support Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified in the Merger Agreement and in the Support Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement and the Support Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement and the Support Agreement or such other date or dates as may be specified in the Merger Agreement and the Support Agreement.

Item 2.02.	Results of Operations and Financial Condition

On November 2, 2020, the Company issued a press release announcing its financial results for the first quarter ended September 30, 2020 and posted on its website a supplemental investor presentation regarding the results of such quarter. Copies of the press release and supplemental investor presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company is making reference to non-GAAP financial information in the press release and the supplemental investor presentation. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release, supplemental investor presentation and the financial tables attached to each.

Item 5.02	Departure of Directors or Certain Officers

On and effective as of November 2, 2020, Ken Xie resigned as a member of the Board. There were no disagreements between Mr. Xie and the Company on any matter relating to the Company’s operations, policies or practices which resulted in his resignation. Following Mr. Xie’s resignation, the Board approved a reduction of the number of directors of the Board from six to five, effective as of November 2, 2020.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

Effective as of November 2, 2020, the Company adopted amended and restated bylaws (the “Amended and Restated Bylaws”) to provide that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.

The description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed herewith as Exhibit 3.2.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On November 2, 2020, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Parent. In connection with the proposed transaction, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TELENAV AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://www.telenav.com/) or by contacting the Company’s Investor Relations at IR@telenav.com.

Participants in the Solicitation

The Company and its directors and executive officers, including HP Jin and Samuel Chen, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in Telenav’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on August 21, 2020, as amended on October 26, 2020. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Notice Regarding Forward-Looking Statements

This communication, and documents to which the Company refers you in this communication, contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent the Company’s expectations or beliefs concerning future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include the Company’s expectations regarding the Merger Agreement and the terms and conditions of the Merger Agreement. Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the failure to obtain the approval of the Company’s stockholders, including a majority of the outstanding shares of the Company’s common stock owned by stockholders other than HP Jin, Samuel Chen and Changbin Wang, and each of their affiliates and other related parties, in connection with the proposed transaction; the failure to consummate or delay in consummating the proposed transaction for other reasons; the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (vi) the effect of the proposed transaction on the Company’s business and operating results and impact on the trading price of shares of the Company’s common stock; the diversion of management time on transaction-related issues. Any forward-looking statement made by the Company in this communication is based only on information currently available to the Company and speaks only as of the date on which it is made. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 2, 2020, by and among V99, Inc, a Delaware corporation, Telenav99, Inc., a Delaware corporation and Telenav Inc., a Delaware corporation.*

2.1.1	Voting and Support Agreement, dated as of November 2, 2020, by and among the Stockholders party thereto and Telenav Inc.

3.2.1	Amended and Restated Bylaws, effective as of November 2, 2020.

99.1	Press release of Telenav, Inc., dated November 3, 2020.

99.2	Supplemental investor presentation of Telenav, Inc., dated November 3, 2020.

99.3	Press release of Telenav, Inc., dated November 3, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

By:	/s/ Steve Debenham
Steve Debenham
General Counsel

Date: November 3, 2020

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

V99, INC.,

TELENAV99, Inc.

and

TELENAV, INC.

i

ii

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of November 2, 2020 (this “Agreement”), by and among Telenav, Inc., a Delaware corporation (the “Company”), V99, Inc., a Delaware corporation (“Parent”), and Telenav99, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub” and, together with Parent, the “Purchaser Parties”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 1.1 hereof.

RECITALS

WHEREAS, the Parties intend that Merger Sub be merged with and into the Company, with the Company being the surviving corporation on the terms and subject to the conditions set forth herein (the “Merger”);

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share (collectively, the “Shares”, and each, a “Share”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), not Beneficially Owned by the Purchaser Group (collectively, the “Unaffiliated Shares”) will be converted into the right to receive the Merger Consideration;

WHEREAS, the board of directors of the Company (the “Board”) acting upon the recommendation of a special committee of independent and disinterested directors previously appointed by the Board (the “Special Committee”), has unanimously (other than HP Jin and Samuel Chen), (i) determined that this Agreement and the Merger, are advisable and fair to, and in the best interests of, the Company and the Company’s stockholders; (ii) approved this Agreement and the Merger; and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger (the “Company Recommendation”);

WHEREAS, the respective boards of directors of Parent and Merger Sub have each unanimously (i) determined that this Agreement and the Merger, are advisable and in the best interests of Parent, and Merger Sub, respectively, and their respective stockholders; and (ii) approved this Agreement and the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of the Company to enter this Agreement, certain members of the Purchaser Group are entering into a Voting and Support Agreement (the “Support Agreement”) with the Company pursuant to which, among other things, such stockholders have agreed to vote their Shares in accordance with instructions delivered to them by the Special Committee;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of the Company to enter this Agreement, Parent has delivered to the Company the Commitment Letter among Samuel Chen, Digital Mobile Venture Limited, HP Jin and Parent with respect to financing transactions contemplated hereby.

1

WHEREAS, each of the Purchaser Parties and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Confidentiality Agreement” means an executed confidentiality agreement (including any confidentiality agreement entered into prior to the date of this Agreement together with any amendment thereto), containing terms determined in good faith by any Independent Committee or its Representatives to be appropriate for transactions of the nature contemplated by an Acquisition Proposal; provided, for the avoidance of doubt, that an Acceptable Confidentiality Agreement need not prohibit the making or amendment of an Acquisition Proposal or otherwise prohibit compliance by the Company with any of the provisions of Section 6.3. Notwithstanding the foregoing, an “Acceptable Confidentiality Agreement” need not contain any “standstill” or other similar provisions.

“Acquired Companies” means the Company and each of the Company’s Subsidiaries.

“Acquisition Proposal” means, other than the Merger, any offer or proposal of any Third Party relating to (i) any acquisition or purchase, direct or indirect, of assets equal to 15% or more of the consolidated assets of the Acquired Companies or to which 15% or more of the consolidated revenues or earnings of the Acquired Companies are attributable or 15% or more of the total voting power of the equity securities of the Company; (ii) any tender offer or exchange offer that, if consummated, would result in such Third Party Beneficially Owning 15% or more of the total voting power of the equity securities of the Company; (iii) a merger, consolidation, statutory share exchange, business combination, sale of assets, liquidation, dissolution or other similar extraordinary transaction involving any of the Acquired Companies whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Acquired Companies or to which 15% or more of the consolidated revenues or earnings of the Acquired Companies are attributable; or (iv) any combination of the foregoing.

“Affiliate” has the meaning given to such term in Rule 12b-2 under the Exchange Act; provided, that (a) no Purchaser Party nor any other member of the Purchaser Group shall be deemed to be Affiliates of any of the Acquired Companies and (b) the Acquired Companies shall not be deemed to be Affiliates of any Purchaser Party or any other member of the Purchaser Group for any purpose hereunder.

“Agreement” has the meaning set forth in the Preamble.

2

“Antitrust Authority” shall mean the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Laws.

“Antitrust Filings” has the meaning set forth in Section 6.7(b).

“Antitrust Laws” shall mean the Sherman Act, 15 U.S.C. §§ 1-7, as amended; the Clayton Act, 15 U.S.C. §§ 12-27, 29 U.S.C. §§ 52-53, as amended; the HSR Act; the Federal Trade Commission Act, 15 U.S.C. § 41-58, as amended; and all other Laws and Orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade, or lessening of competition through merger or acquisition.

“Automatic Extension Conditions” has the meaning set forth in Section 8.1(b)(iii).

“Beneficially Owns” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Benefits Plan” means any (i) deferred compensation, bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; (ii) severance or termination pay, medical, surgical, hospitalization, life insurance and other “welfare” plan, fund or program (within the meaning of Section 3(1) of ERISA); (iii) profit-sharing, stock bonus or other “pension” plan, fund or program (within the meaning of Section 3(2) of ERISA); (iv) employment, retirement, termination, change in control or severance agreement; or (v) other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any ERISA Affiliate of the Company, or to which the Company or any ERISA Affiliate of the Company is party, whether written or oral, for the benefit of any employee of any of the Acquired Companies.

“Board” has the meaning set forth in the Recitals.

“Book-Entry Shares” has the meaning set forth in Section 3.1(d).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in San Francisco, California or in the City of New York are authorized or obligated by Law or executive order to close.

“Bylaws” means the Bylaws of the Company, as further amended from time to time.

“Cancelled Shares” has the meaning set forth in Section 3.1(c).

“Capitalization Date” has the meaning set forth in Section 4.2(a).

“CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act (P.L. 116-136).

“Cash-Out RSU Award” has the meaning set forth in Section 3.5(b).

3

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as further amended from time to time.

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Certificates” has the meaning set forth in Section 3.1(d).

“Change in Recommendation” has the meaning set forth in Section 6.3(d).

“Change in Recommendation Notice” has the meaning set forth in Section 6.3(d).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et seq. of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Letter” has the meaning set forth in Section 5.14(a).

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Disclosure Letter” has the meaning set forth in Article IV.

“Company Employees” has the meaning set forth in Section 6.17.

“Company Equity Plan” means the Company’s 2019 Equity Incentive Plan, the Company’s 2009 Equity Incentive Plan, the Amended and Restated TeleNav, Inc. 2011 Stock Option and Grant Plan, and the Company’s 1999 Stock Option Plan.

“Company Equity Award” means an award of Stock Options or RSUs granted under any Company Equity Plan.

“Company ESPP Rights” has the meaning set forth in Section 3.6.

“Company Intellectual Property” has the meaning set forth in Section 4.14.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, has had, or would be reasonably expected to have, a material adverse effect on: (a) the business, financial conditions, results of operations or assets of the Acquired Companies, taken as a whole, other than any such Effect resulting from (i) any change or prospective change in the market price or trading volume of the Common Stock or the credit ratings of the Company (but not any Effect underlying such change to the extent that such Effect would otherwise constitute a Company Material Adverse Effect), (ii) general economic conditions in the United States or any other country or region in the world (or changes in such conditions) or conditions in the global

4

economy generally (or changes in such conditions), (iii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates or credit ratings in the United States or any other country; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world, (iv) changes in applicable Laws (or any interpretation or enforcement thereof) that are binding on any of the Acquired Companies, (v) changes in GAAP or regulatory accounting requirements (or any interpretation or enforcement thereof), (vi) geopolitical conditions (or changes in such conditions) or acts of war, outbreak of hostilities, sabotage, military actions, terrorism, civil unrest, protests, or riots (including any escalation or general worsening of any such acts of war, outbreak of hostilities, sabotage, military actions, terrorism, civil unrest, protests, or riots) in the United States or any other country or region in the world, (vii) changes in regulatory, legislative or political conditions in the United States or any other country or region in the world, (viii) the existence, occurrence or continuation of any force majeure event, including any earthquakes, floods, mudslides, hurricanes, tropical storms, nuclear incidents, pandemics, epidemics, or disease outbreaks (including COVID-19), quarantine restrictions, severe weather conditions, tsunamis, tornados, volcanic eruptions, fires or other natural disasters in the United States or any other country or region in the world (including any COVID-19 Measures), (ix) changes in conditions generally affecting the principal industry in which the Acquired Companies operate, (x) any failure by the Company to meet any analysts’ estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the Effects giving rise to or contributing to such failures may constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect), (xi) any matter disclosed on Section 4.9(b) of the Company Disclosure Letter, (xii) the execution and delivery of this Agreement and compliance by the Company with the terms of, or any action taken or not taken by any of the Acquired Companies that is expressly required by, this Agreement, or any action taken or not taken by or at the written request of a Purchaser Party, or the public announcement of this Agreement or the Merger, departures of officers or employees, changes in relationships with suppliers or customers or other business relations, in each case only to the extent resulting from the execution and delivery of this Agreement and the Merger; provided that any Effect resulting from any of the matters described in clauses (ii) through (ix) may be taken into account in determining whether or not there has been, or would reasonably expected to be, a Company Material Adverse Effect if, but only if, such Effect has a disproportionate adverse effect on the Acquired Companies, taken as a whole, as compared to other companies of a similar size in the industry in which the Acquired Companies operate (in which case, only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect), or (b) the ability of the Company to consummate the Merger or comply with its obligations under this Agreement, other than any such Effect resulting from any of the matters described in the immediately preceding clause (xii).

“Company Material Contracts” has the meaning set forth in Section 4.13(a).

“Company Material Leased Real Property” has the meaning set forth in Section 4.15(b).

5

“Company Material Real Property Lease” has the meaning set forth in Section 4.15(c).

“Company Meeting” has the meaning set forth in Section 6.6(b).

“Company Permits” has the meaning set forth in Section 4.11.

“Company Recommendation” has the meaning set forth in the Recitals.

“Company Related Party” or “Company Related Parties” has the meaning set forth in Section 8.2(f).

“Company RSU Award” means an award of one or more RSUs granted pursuant to a Company Equity Plan.

“Company SEC Reports” has the meaning set forth in Section 4.6(a).

“Company Stockholder Approval” has the meaning set forth in Section 4.16.

“Company Termination Fee” means an amount in cash equal to $3,500,000. However, the Company Termination Fee means an amount in cash equal to $2,000,000 if this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii), or by Parent pursuant to Section 8.1(d)(ii), in each case, in connection with a Superior Proposal from an Excluded Party.

“Contract” means any written or oral legally binding agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, license, sublicense, insurance policy, benefit plan or other legally binding commitment or undertaking of any nature.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19, including the CARES Act.

“Delaware Secretary of State” has the meaning set forth in Section 2.3.

“DGCL” has the meaning set forth in Section 2.1.

“Dissenting Shares” has the meaning set forth in Section 3.4(a).

“Effect” means any effect, event, fact, development, occurrence, circumstance, condition or change.

“Effective Time” has the meaning set forth in Section 2.3.

“Encumbrances” means liens, pledges, charges, encumbrances, claims, hypothecation, mortgages, deeds of trust, security interests, covenants, restrictions, rights of first refusal, defects, irregularities or imperfections in title, prior assignment, license, sublicense or other burdens, options or encumbrances of any kind or any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing (any action of correlative meaning, to “Encumber”).

6

“Enforceability Exceptions” means any exceptions to the enforceability of any agreement under applicable bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally or under principles of equity regarding the availability of remedies.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, joint venture syndicate, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Law” means any Law, Order or other requirement of Law, including common law, relating to the protection of the environment, the protection of human health or the manufacture, use, transport, treatment, storage, disposal, release or threatened release of Hazardous Materials.

“Equity Interests” has the meaning set forth in Section 6.1(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“ESPP” means the Company’s 2019 Employee Stock Purchase Plan.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Fund” has the meaning set forth in Section 3.2(a).

“Excluded Party” means any Person or group of Persons from whom the Company, the Board (or any Independent Committee) or any of their respective Representatives has received a bona fide written Acquisition Proposal prior to the No-Shop Period Start Date that the Board (or any Independent Committee) determines in good faith (such determination to be made no later than three (3) Business Days after the No-Shop Period Start Date and after consultation with its financial advisor and outside legal counsel), constitutes or is reasonably likely to constitute or lead to a Superior Proposal; provided that any Person shall immediately and irrevocably cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person) if the Acquisition Proposal submitted by such Person is withdrawn or terminated (it being understood that a modification of an Acquisition Proposal submitted by such Person or group of Persons shall not, in and of itself, be deemed to be a withdrawal or termination of an Acquisition Proposal submitted by such Person or group of Persons).

7

“Final Exercise Date” has the meaning set forth in Section 3.6.

“Financial Advisor” has the meaning set forth in Section 4.20.

“Financing” has the meaning set forth in Section 5.14(a).

“Financing Source” has the meaning set forth in Section 5.14(a).

“Foreign Plan” means any: (a) plan, program, policy, practice, Contract or other arrangement of any Acquired Company mandated by a Governmental Entity outside the United States; (b) Benefits Plan that is subject to the Law of any jurisdiction outside the United States as a result of or in connection with being sponsored or maintained outside of the United States; or (c) Benefits Plan that is primarily for the benefit of any current or former employee, contract worker, advisor, officer, member of the board of directors or managers (or similar body) or other individual service provider of or to any of the Acquired Companies or any Affiliate of any Acquired Company, whose services are or have been performed primarily outside of the United States.

“GAAP” has the meaning set forth in Section 4.6(a).

“Governmental Entity” means any: (a) nation, state, commonwealth, province, territory, county, municipality, tribal territory, district or other jurisdiction of any nature; (b) U.S. federal, state, local or municipal, non-U.S. or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

“Hazardous Materials” means any toxic or hazardous material or substances; solid wastes, including asbestos, polychlorinated biphenyls, mercury, flammable or explosive materials; radioactive materials, including naturally occurring radioactive materials; and any other chemical, pollutant, contaminant, substance, or waste, including a petroleum or petroleum-derived substance or waste, that is regulated under any Environmental Laws, including any substance that would require remediation, clean-up, or other action if spilled or released.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. § 18a et seq., as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person; (c) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; (e) indebtedness of others as described in clauses (a) through (d) above guaranteed by such Person; but Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, and the endorsement of negotiable instruments for collection in the ordinary course of business.

8

“Indemnified Party” has the meaning set forth in Section 6.5(a).

“Independent Committee” means the Special Committee and, solely if the Special Committee no longer exists, any other committee of the Board composed solely of disinterested and independent directors who are (i) unaffiliated with the Purchaser Group and (ii) appointed by the Board (including by directors constituting at least a majority of the Unaffiliated Directors).

“Initial Termination Date” has the meaning set forth in Section 8.1(b)(iii).

“Intellectual Property” means any and all proprietary, industrial and intellectual property rights, under the applicable Law of any jurisdiction or rights under international treaties, both statutory and common law rights, including rights in: (a) utility models, supplementary protection certificates, patents and applications for the same, and extensions, divisions, continuations, continuations-in-part, reexaminations, and reissues thereof; (b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and other identifiers of source, and registrations and applications for registrations thereof (including all goodwill associated with the foregoing); (c) copyrights, moral rights, database rights, other rights in works of authorship and registrations and applications for registration of the foregoing; and (d) trade secrets, know-how, and rights in confidential information, including such rights in designs, formulations, concepts, compilations of information, methods, techniques, procedures, and processes, whether or not patentable.

“Intervening Event” means any material Effect with respect to the Acquired Companies taken as a whole that (A) was not, as of the date of this Agreement, known to or reasonably foreseeable to the Board or the Special Committee or if known to, or reasonably foreseeable to the Board or the Special Committee as of the date hereof, the material consequences of which were not known and reasonably foreseeable to the Board or the Special Committee as of the date hereof and (B) becomes known to or by the Board or the Special Committee prior to the receipt of the later of the Company Stockholder Approval and the Majority of the Minority Approval; provided, however, that in no event shall the following alone constitute an Intervening Event: (i) the receipt, existence or terms of any Acquisition Proposal or any matter relating thereto; or (ii) any change in the price, or change in trading volume, of the Common Stock or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes giving rise to or contributing to such change or fact may be taken into account in determining whether an Intervening Event has occurred) or (iii) any matters generally affecting the industry in which the Company operates as a whole that have not had or would not reasonably be expected to have a disproportionate effect on the Acquired Companies.

“knowledge” means, with respect to any Acquired Company, the actual knowledge of the individuals listed in Section 1.01(a) of the Company Disclosure Letter, and with respect to any Purchaser Party, “knowledge” means the actual knowledge of the executive officers of such Purchaser Party.

“Law” means any federal, state, provincial, local, municipal or foreign law, statute, ordinance, regulation, constitution, code, Order, requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

9

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.

“Majority of the Minority Approval” has the meaning set forth in Section 4.16.

“Maximum Premium” has the meaning set forth in Section 6.5(c).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Stockholder Consent” has the meaning set forth in Section 5.2.

“NASDAQ” means the NASDAQ Capital Market.

“No-Shop Period Start Date” has the meaning set forth in Section 6.3(a).

“Notice Period” has the meaning set forth in Section 6.3(d).

“Order” means any order, writ, ruling, injunction, judgment, stipulation, determination, award or decree of or by a Governmental Entity.

“Organizational Documents” means, collectively, the Certificate of Incorporation and the Bylaws.

“other Party” means (a) when used with respect to the Company, the Purchaser Parties and (b) when used with respect to any or all of the Purchaser Parties, the Company.

“Paid Time Off” has the meaning set forth in Section 6.17.

“Parent” has the meaning set forth in the Preamble.

“Parent Disclosure Letter” has the meaning set forth in Article V.

“Parent Material Adverse Effect” means any Effect that, individually or when taken together with all other Effects, prevents or materially impedes, or materially delays or would reasonably be expected to prevent or materially impede, or materially delay (i) the consummation by the Purchaser Parties of the Merger or (ii) the compliance by each of the Purchaser Parties of each of their respective obligations under this Agreement in any material respect.

“Parent Proposal” has the meaning set forth in Section 6.3(d).

“Parent Termination Fee” means an amount in cash equal to $3,500,000.

10

“Party” or “Parties” means a party or the parties to this Agreement, except as the context may otherwise require.

“Paying Agent” has the meaning set forth in Section 3.2(a).

“Permitted Encumbrances” means (a) with respect to real property, Encumbrances consisting of easements, restrictive covenants, encroachments, rights-of-way and other similar restrictions or limitations or irregularities in, or exceptions to, title thereto which, individually or in the aggregate, do not materially detract from the value of, or impair the use of, such property by the Company or zoning, building code or planning restrictions or regulations imposed by Governmental Entities having jurisdiction over such real property, (b) Encumbrances for Taxes (i) not yet due and payable or (ii) the validity of which is being contested in good faith through appropriate proceedings for which adequate reserves required pursuant to GAAP have been made with respect thereto, (c) mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances arising in the ordinary course of business securing amounts that are not past due, (d) non-exclusive licenses of Intellectual Property, (e) statutory or common law Encumbrances to secure landlords, lessors or renters under leases or rental agreements, and (f) other imperfections of title or encumbrance, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of any real property or tangible personal property of the Company to which they relate as currently used or operated.

“person” or “Person” means any individual, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), Entity or Governmental Entity.

“Policies” has the meaning set forth in Section 4.17.

“Pre-Closing Period” has the meaning set forth in Section 6.1.

“Preferred Stock” means the shares of preferred stock, par value $0.001 per share, of the Company.

“Proxy Statement” has the meaning set forth in Section 4.7.

“Purchaser Group” means each of the Purchaser Parties and any Affiliate of any of the Purchaser Parties, including HP Jin, Samuel Chen, Fiona Chang, Yi-Ting Chen, Yi-Chun Chen, Changbin Wang, and Digital Mobile Venture Limited, and any Affiliate of the foregoing or trust in which any of the foregoing are a beneficiary.

“Purchaser Parties” has the meaning set forth in the Preamble.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Relevant Matter” has the meaning set forth in Section 9.8(a).

“Representatives” means a Person’s directors, officers, other employees, agents, attorneys, accountants, consultants, advisors and representatives.

11

“RSU” means a restricted stock unit representing the right to vest in and be issued shares of Common Stock or cash equal to the fair market value per share of Common Stock, which vesting is based in whole or in part upon the attainment of performance goals or continued service of the holder, whether granted by the Company pursuant to a Company Equity Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.6(c).

“Schedule 13E-3” has the meaning set forth in Section 4.7.

“SEC” means the United States Securities and Exchange Commission.

“Second Termination Date” has the meaning set forth in Section 8.1(b)(iii).

“Section 16” has the meaning set forth in Section 6.9.

“Securities Act” means the Securities Act of 1933.

“Shares” has the meaning set forth in the Recitals.

“Special Committee” has the meaning set forth in the Recitals.

“Stock Option” has the meaning set forth in Section 3.5(a).

“Subsidiary” means, as to any Person, any Person (a) of which such first Person directly or indirectly owns securities or other equity interests representing more than 50% of the aggregate voting power, (b) of which such first Person possesses directly or indirectly the right to elect a majority of the board of directors or Persons holding similar positions, (c) that would otherwise be deemed a “subsidiary” under Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act or (d) that is otherwise listed on Section 4.3 of the Company Disclosure Letter.

“Superior Proposal” means a bona fide written Acquisition Proposal which did not arise from a material breach of Section 6.3(b) (with all references to “15%” in the definition of Acquisition Proposal increased to “50%”) that the Board or any Independent Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, to be more favorable from a financial point of view to the holders of Unaffiliated Shares than the transactions contemplated hereby (including the Merger), in each case taking into account all financial considerations, the identity of the third party making such Superior Proposal, all legal and regulatory (including antitrust and CFIUS) considerations, the anticipated likelihood, timing and conditions thereof (including any financing condition or the reliability of any debt or equity funding commitments, any break-up fee, expense reimbursement provisions and conditions to consummation) and after taking into account any changes to this Agreement proposed by Parent in connection with the exercise of its rights in response to such Superior Proposal pursuant to Section 6.3(d); and all other factors and matters that the Board or any Independent Committee determines in good faith to be relevant.

“Support Agreement” has the meaning set forth in the Recitals.

12

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Surviving Corporation Common Stock” means the common stock, par value $0.001 per share, of the Surviving Corporation.

“Takeover Statutes” has the meaning set forth in Section 4.22.

“Tax” or “Taxes” means any federal, state, local or non-U.S. or other tax, charge, fee, duty (including customs duty), levy or assessment (however denominated) of any kind in the nature of a tax, including, but not limited to, any income, gross receipts, excise, estimated, real or personal property, sales, value added, franchise, withholding, social security, occupation, use, margin, environmental, workers’ compensation, service, service use, license, net worth, payroll, franchise, alternative, transfer or recording tax or fee, and including any interest, fines, penalties or additions thereto, whether disputed or not.

“Tax Return” means any report, return, claim for refund, estimate, schedule, statement, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to any Governmental Entity with respect to any Tax.

“Termination Date” has the meaning set forth in Section 8.1(b)(iii).

“Third Termination Date” has the meaning set forth in Section 8.1(b)(iii).

“Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than a member of the Purchaser Group or any of their respective Affiliates.

“Transaction Litigation” has the meaning set forth in Section 6.12.

“ Unaffiliated Director” shall mean a member of the Board who is not an employee of any of the Acquired Companies and who is (a) independent from the Purchaser Group, (b) not an Affiliate (including an employee, director or officer) of any member of the Purchaser Group, and (c) has not received any material consideration from any member of the Purchaser Group or entered into any agreement, arrangement or understanding (whether written or oral) to receive any material consideration from any member of the Purchaser Group.

“Unaffiliated Shares” has the meaning set forth in the Recitals.

“Underwater Stock Option” has the meaning set forth in Section 3.5(a).

“Unvested Company RSU Award” has the meaning set forth in Section 3.5(c).

Section 1.2. Other Definitional Provisions; Interpretation.

(a) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Articles, Sections, paragraphs, Exhibits and Schedules are to the Articles, Sections and paragraphs of, and Exhibits and Schedules to, this Agreement, unless otherwise specified.

13

(b) The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections of this Agreement in which such words occur.

(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.”

(d) Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders and words denoting natural persons shall be deemed to include business entities and vice versa.

(e) When used in reference to information or documents, the phrase “made available” means that the information or documents referred to have been made available if requested by the Party to which such information or documents are to be made available.

(f) The terms “or” “any” or “either” are not exclusive and the word “will” shall be construed to have the same meaning and effect as the word “shall.”

(g) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and shall not simply mean “if.”

(h) The term “dollars” and the symbol “$” mean United States Dollars.

(i) References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder, in effect as of the date of this Agreement.

ARTICLE II

THE MERGER

Section 2.1. The Merger. Subject to the terms and conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, the Company and Merger Sub shall consummate the Merger, pursuant to which (i) Merger Sub shall merge with and into the Company and the separate existence of Merger Sub shall thereupon cease and (ii) the Company shall continue its existence under the DGCL as the surviving corporation (the “Surviving Corporation”) in the Merger and shall continue to be governed by the laws of the State of Delaware. The Merger shall have the effects set forth in this Agreement and the DGCL.

Section 2.2. Closing. Unless this Agreement shall have been terminated pursuant to Article VIII, the closing of the Merger (the “Closing”) will take place at the offices of Norton Rose Fulbright US LLP in San Francisco, California at 9:00 a.m., San Francisco, California local time (or such other place and time specified by the Parties), on a date to be specified by the Parties, which shall be no later than two Business Days after the satisfaction or waiver (subject to restrictions on waiver of Section 7.1(a)) of all of the conditions set forth in Article VII (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) (the date on which the Closing takes place being the “Closing Date”).

14

Section 2.3. Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company and Parent shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Delaware Secretary of State or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 2.4. Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation and the Bylaws of the Company in effect immediately prior to the Effective Time shall continue to be the certificate of incorporation and the bylaws of the Surviving Corporation, until thereafter amended, subject to Section 6.5, in accordance with their respective terms and applicable Law.

Section 2.5. Directors and Officers of the Surviving Corporation. The Parties shall take all necessary action such that the directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.

ARTICLE III

CONVERSION OF SHARES

Section 3.1. Conversion of Capital Stock.

(a) At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) Cancelled Shares, and (ii) Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof or the Company or the Purchaser Parties, be converted into the right to receive $4.80 in cash, without any interest thereon (the “Merger Consideration”).

(b) The common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share of the Surviving Corporation.

15

(c) All shares of Common Stock that are owned by the Company as treasury stock immediately prior to the Effective Time or that are owned by any member of the Purchaser Group immediately prior to the Effective Time (collectively, “Cancelled Shares”) shall, at the Effective Time, be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(d) At the Effective Time, each share of Common Stock converted into the right to receive the Merger Consideration pursuant to Section 3.1(a) shall automatically cease to exist and the holders immediately prior to the Effective Time of shares of outstanding Common Stock not represented by certificates (“Book-Entry Shares”) and the holders of certificates that, immediately prior to the Effective Time, represent shares of outstanding Common Stock (the “Certificates”) shall cease to have any rights with respect to such shares of Common Stock other than the right to receive, upon surrender of such Book-Entry Shares or Certificates in accordance with Section 3.2, the Merger Consideration for each such share of Common Stock held by them.

(e) If at any time between the date of this Agreement and the Effective Time any change in the number of outstanding shares of Common Stock shall occur as a result of a reclassification, reorganization, recapitalization, stock split (including a reverse stock split), or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the amount of the Merger Consideration as provided in Section 3.1(a) shall be equitably adjusted to reflect such change.

Section 3.2. Exchange of Certificates Representing Common Stock; Payments.

(a) As soon as reasonably practicable after the execution of this Agreement, Parent shall designate the Company’s transfer agent or a U.S.-based bank or trust company to act as paying agent hereunder (the “Paying Agent”), the identity and the terms of appointment of which shall be reasonably acceptable to the Company, for the purpose of exchanging Certificates and Book-Entry Shares for the Merger Consideration. Prior to the Effective Time, Parent and the Exchange Agent shall enter into an exchange agent agreement on customary terms, which terms shall be in form and substance reasonably acceptable to the Company. Immediately prior to the Effective Time, the Purchaser Parties shall deliver or cause to be delivered, in trust, to the Paying Agent, for the benefit of the holders of shares of Common Stock at the Effective Time, sufficient funds for timely payment of the aggregate Merger Consideration to be paid pursuant to this Section 3.2 in exchange for all outstanding shares of Common Stock immediately prior to the Effective Time (other than (x) Cancelled Shares and (y) Dissenting Shares) (such cash amounts being hereinafter referred to as the “Exchange Fund”). Parent or the Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of the shares of Common Stock for the Merger Consideration. The Purchaser Parties’ obligation to deliver to the Paying Agent sufficient funds for timely payment of the aggregate Merger Consideration to be paid pursuant to this Section 3.2 in exchange for all outstanding shares of Common Stock immediately prior to the Effective Time (other than (x) Cancelled Shares and (y) Dissenting Shares) shall be joint and several.

16

(b) As promptly as practicable after the Effective Time (and in any event not later than the second Business Day following the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Certificates or Book-Entry Shares whose shares were converted into the right to receive Merger Consideration pursuant to Section 3.1: (i) a letter of transmittal, which shall be in customary form and shall specify that delivery of such Certificates or Book-Entry Shares shall be deemed to have occurred, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent, upon adherence to the customary procedures set forth in the letter of transmittal; and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for payment of the Merger Consideration to which the holder thereof is entitled. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent together with such letter of transmittal, duly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor cash, in the amount (after giving effect to any required withholding of Taxes) equal to (1) the number of shares of Common Stock formerly represented by such Certificate multiplied by (2) the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. As promptly as practicable after the Effective Time, the Paying Agent shall issue and deliver to each holder of Book-Entry Shares a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 3.1(a) in respect of such Book-Entry Shares, without such holder being required to deliver a stock certificate or letter of transmittal to the Paying Agent; provided, that an “agent’s message” has been previously delivered to the Paying Agent regarding such Book-Entry Shares, and such Book-Entry Shares shall then cease to represent any right to receive the Merger Consideration hereunder. No interest shall be paid or accrued on the Merger Consideration payable to holders of Book-Entry Shares or Certificates. If any Merger Consideration is to be paid to a Person other than a Person in whose name the Book-Entry Share or Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay to the Paying Agent any transfer or other Taxes required by reason of payment of the Merger Consideration to a Person other than the registered holder of the Book-Entry Share or Certificate surrendered, or shall establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not applicable.

(c) The Exchange Fund shall be invested by the Paying Agent as directed by Parent, or after the Effective Time, the Surviving Corporation; provided that any such investments shall be in securities issued or directly and fully guaranteed or insured as to principal and interest by the United States government or any agency or instrumentality thereof and having maturities of not more than one month from the date of investment. Earnings on the Exchange Fund shall be the sole and exclusive property of the Surviving Corporation and shall be paid to the Surviving Corporation. No investment of the Exchange Fund shall relieve any of the Purchaser Parties, the Surviving Corporation or the Paying Agent from making the payments required by this Article III, and following any losses from any such investment (or any other circumstance in which the Exchange Fund diminishes below the level required for the Paying Agent to promptly pay the cash amounts contemplated by Section 3.1, or all or any portion of the Exchange Fund is unavailable for Parent (or the Paying Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 3.1 for any reason), the Purchaser Parties shall promptly provide, or shall cause to be promptly provided, additional funds to the Paying Agent for the benefit

17

of the holders of shares of Common Stock at the Effective Time in the amount of such losses (or in the amount necessary to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Exchange Agent to make the payments contemplated by Section 3.1), which additional funds shall be deemed to be part of the Exchange Fund.

(d) Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) with the objective that the Paying Agent shall transmit to DTC or its nominees no later than the first (1st) Business Day after the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock (other than (x) Cancelled Shares and (y) Dissenting Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (ii) the Merger Consideration.

(e) At the Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged for the Merger Consideration with respect to the Common Stock formerly represented thereby pursuant to this Article III, except as otherwise provided by Law.

(f) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former stockholders of the Company for twelve months after the Effective Time shall be delivered, upon demand, to Parent, and any holders of Certificates or Book-Entry Shares who have not theretofore complied with this Article III with respect to such Certificates or Book-Entry Shares shall thereafter look only to Parent for payment of their claim for Merger Consideration in respect thereof.

(g) Notwithstanding the foregoing, none of the Paying Agent, Parent, Merger Sub, the Surviving Corporation or the Company, or any stockholder, partner, member, Representative or Affiliate thereof, shall be liable to any Person in respect of cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share shall not have been surrendered prior to the date on which any Merger Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, and any holder of such Certificate or Book-Entry Share who has not theretofore complied with this Article III with respect thereto shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration in respect thereof.

(h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact (such affidavit shall be in a form reasonably satisfactory to the Parent and the Paying Agent) by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by the Paying Agent, the posting by such Person of a bond in

18

customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which such Person is entitled in respect of such Certificate pursuant to this Article III.

Section 3.3. Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation, its Subsidiaries and the Paying Agent shall be entitled to deduct and withhold from amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code or any provision of any other applicable Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 3.4. Shares of Dissenting Stockholders.

(a) Notwithstanding any provision of this Agreement to the contrary, all shares of Common Stock that are issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) and held by holders who shall neither have voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly perfected, and not effectively withdrawn or lost, their statutory rights of appraisal in respect of such shares of Common Stock in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and cease to exist, and each holder who holds any Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL or, pursuant to the terms of this Section 3.4, to receive payment of the Merger Consideration as provided in Section 3.1(a). Such holders of the Dissenting Shares shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares, unless and until such holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or otherwise loses such rights to receive payment of the fair value of such holder’s shares of Common Stock under Section 262 of the DGCL or if a court of competent jurisdiction determines that such holder is not entitled to the appraisal provided by Section 262 of the DGCL. If, after the Effective Time, such holder of the Dissenting Shares fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses such right or if a court of competent jurisdiction determines that such holder is not entitled to the appraisal provided by Section 262 of the DGCL, such Dissenting Shares shall thereupon be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration, without interest thereon.

(b) The Company will give Parent (i) prompt notice of any demands received by the Company for appraisal of Shares, attempted withdrawals of such demands and any other instruments served pursuant to applicable Law that are received by the Company related to the stockholders’ rights of appraisal; and (ii) the opportunity to participate in all negotiations and proceedings with respect to such notices and demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent (not to be unreasonably withheld, conditioned, or delayed), make any payment with respect to any demands for appraisal, or offer to settle or settle any such demands.

19

Section 3.5. Treatment of Stock Options and Other Stock-Based Compensation.

(a) Stock Options. No option to acquire shares of Common Stock (each, a “Stock Option”) will be assumed by Parent. The Company shall take all requisite action so that, at the Effective Time, each Stock Option that is outstanding and unexercised as of immediately prior to the Effective Time, shall become immediately vested and be, by virtue of the Merger and without any action on the part of the holder thereof, cancelled and extinguished, and converted automatically into the right to receive at the Effective Time an amount in cash, without interest, equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price under such Stock Option, and (ii) the total number of shares of Common Stock subject to such Stock Option as of immediately prior to the Effective Time, less any taxes required to be withheld; provided, however, that any Stock Option for which its per share exercise price is greater than the Merger Consideration (an “Underwater Stock Option”) will be cancelled and terminated at the Effective Time for no consideration;

(b) Vested Company RSU Awards. At the Effective Time, each Company RSU Award (or portion thereof) that is outstanding and vested as of immediately prior to the Effective Time but for which the shares of Common Stock issuable with respect thereto have not yet been delivered immediately prior to the Effective Time (after giving effect to any acceleration provided under the terms of the Company Equity Plan, the applicable Company RSU Award agreement and any other written agreement between the holder of such Company RSU Award and an Acquired Company governing any vesting terms of such Company RSU Award) shall, by virtue of the Merger and without any action on the part of the holder thereof be cancelled and converted into the right to receive, at the Effective Time, an amount in cash, without interest, equal to the Merger Consideration for each share of Common Stock otherwise deliverable in settlement of such vested Company RSU Award (or portion thereof), less any taxes required to be withheld.

(c) Unvested Company RSU Awards. At or prior to the Effective Time, the Company shall take all requisite action so that, at the Effective Time, unless otherwise provided for in written agreements entered into after the start of the No Shop Period and prior to the Closing Date between Parent and no more than twelve (12) individuals that hold Unvested Company RSU Awards, and each Company RSU Award (or portion thereof) that is unvested, outstanding and unsettled immediately prior to the Effective Time (after giving effect to any acceleration provided under the terms of the Company Equity Plan, the applicable Company RSU Award agreement and any other written agreement between the holder of such Company RSU Award and an Acquired Company governing any vesting terms of such Company RSU Award) (each, an “Unvested Company RSU Award”) shall be cancelled and converted into the unfunded, unsecured right (the “Cash-Out RSU Award”) to receive an amount in cash, without interest, equal the Merger Consideration (less any taxes required to be withheld), subject to the holder’s satisfaction of any time-based vesting terms (including any accelerated vesting in connection with a termination of service) that applied with respect to the underlying Company RSU Award

20

immediately prior to the Effective Time. Each Cash-Out RSU Award shall continue to have, and shall be subject to, the same terms and conditions (including time vesting conditions and, if applicable, any accelerated vesting in connection with a termination of service) that applied to the underlying Unvested Company RSU Award immediately prior to the Effective Time, except that the Surviving Corporation may modify terms rendered inoperative by reason of the transactions contemplated by this Agreement, or as necessary or appropriate to reflect that the Surviving Corporation’s securities are not publicly traded, or for such other immaterial administrative or ministerial changes as in the reasonable and good faith determination of the Surviving Corporation are appropriate to effectuate the administration of the Cash-Out RSU Award.

(d) Resolutions and Other Company Actions. At or prior to the Effective Time, the Company, the Company Board, and the compensation committee of such board, as applicable, shall (i) adopt any resolutions and take any actions (including obtaining any employee consents) that may be reasonably necessary to effectuate the provisions of paragraphs Section 3.5(a), Section 3.5(b) and Section 3.5(c) of this Section 3.5, and to ensure that, from and after the Effective Time, the holders of Stock Options or Company RSU Awards have no rights with respect thereto other than those specifically provided in this Section 3.5, if any, and (ii) deliver written notice to each holder of a Stock Option or Company RSU Award informing such holder of the effect of the Merger on the Stock Option or Company RSU Award, as applicable. All Company Equity Plans will terminate as of the Effective Time, and the Company will take all action necessary to effect the foregoing.

Section 3.6. Treatment of ESPP. As soon as practicable after the date of this Agreement, the Company shall take all action that may be necessary to provide that: (a) no new offering period or purchase period (or similar period during which shares may be purchased) shall commence under the ESPP following the date of this Agreement; (b) participants in the ESPP as of the date of this Agreement may not increase their payroll deductions under the ESPP from those in effect on the date of this Agreement; and (c) no new participants may commence participation in the ESPP following the date of this Agreement. Without limiting the foregoing, as soon as reasonably practicable after the date of this Agreement (but in any event prior to the Closing), the Company shall take such action as may be necessary to: (i) cause any offering period or purchase period (or similar period during which shares may be purchased) in progress under the ESPP as of the date of this Agreement to be the final such period under the ESPP and to be terminated no later than three Business Days prior to the anticipated Closing Date (the “Final Exercise Date”); (ii) make any pro-rata adjustments that may be necessary to reflect the shortened offering period (or similar period), but otherwise treat such shortened offering or purchase period (or similar period) as a fully effective and completed offering or purchase period for all purposes under the ESPP; (iii) cause each participant’s then-outstanding share purchase right under the ESPP (the “Company ESPP Rights”) to be exercised as of the Final Exercise Date; and (iv) terminate the ESPP as of the Effective Time. On the Final Exercise Date, the funds credited as of such date under the ESPP within the associated accumulated payroll withholding account for each participant under the ESPP shall be used to purchase shares of Common Stock in accordance with the terms of the ESPP (as amended pursuant to this Section 3.6), and each share purchased thereunder immediately prior to the Effective Time shall be canceled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with Section 3.1(a), less any Taxes required to be withheld

21

in accordance with Section 3.3. Any accumulated contributions of each participant under the ESPP as of immediately prior to the Effective Time shall, to the extent not used to purchase shares in accordance with the terms and conditions of the ESPP (and consistent with this Section 3.6), be refunded to such participant as promptly as practicable following the Final Exercise Date (without interest). No further Company ESPP Rights shall be exercised under the ESPP after the Final Exercise Date. The Company shall provide timely notice to participants of the setting of the Final Exercise Date and the termination of the ESPP in accordance with the terms of the ESPP.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the corresponding sections or subsections of disclosure letter dated as of the date of this Agreement and delivered by the Company to the Purchaser Parties (the “Company Disclosure Letter”), or (ii) as disclosed in the Company SEC Reports (including all exhibits and schedules thereto publicly filed with the SEC) filed with or furnished to the SEC on or after January 1, 2019 and publicly available prior to the date of this Agreement (excluding any disclosures set forth in any such Company SEC Reports in any risk factor section, any forward-looking statement disclosure or any other statements that are predictive or cautionary in nature, in each case other than current or historical facts included therein), the Company represents and warrants to each Purchaser Party as follows:

Section 4.1. Organization. Each of the Acquired Companies is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite entity power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Acquired Companies is duly qualified or licensed to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which it currently conducts business and the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 4.2. Capitalization.

(a) At the close of business on September 30, 2020 (the “Capitalization Date”), the authorized capital stock of the Company consists of: (i) 600,000,000 shares of Common Stock, of which 47,822,790 shares were issued and outstanding, and (ii) 50,000,000 shares of Preferred Stock, of which no shares are issued and outstanding. As of the Capitalization Date, the Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the Acquired Companies holds any shares of Common Stock or any rights to acquire shares of Common Stock. There is no Contract to which any Acquired Company is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Common Stock. As of the Capitalization Date, the Company Equity Plans are the only stock option, stock incentive or equity compensation plan or agreement sponsored or maintained by any of the Acquired Companies.

22

(b) At the close of business on the Capitalization Date: (i) 1,615,274 shares of Common Stock were subject to issuance pursuant to outstanding Stock Options; (ii) 2,195,036 shares of Common Stock were reserved for future issuance pursuant to the ESPP; (iii) 4,042,490 shares of Common Stock were subject to issuance and/or delivery pursuant to RSUs (of which 1,495,000 shares were subject to issuance and/or delivery pursuant to performance-based RSUs); (iv) no shares of restricted Common Stock are outstanding; (v) no shares of Common Stock were subject to stock appreciation rights, whether granted under the Company Equity Plan or otherwise; (vi) no Stock Options or RSUs were outstanding other than those granted under the Company Equity Plan; and (vii) 4,796,459 shares of Common Stock were reserved for future issuance pursuant to future awards not yet granted under the Company Equity Plan. As of the date of the Agreement, the Company has made available to Parent accurate and complete copies of all equity-based plans or, if not granted under an equity plan, such other Contract, pursuant to which any stock options, stock appreciation rights, restricted stock units, deferred stock units or restricted stock awards (including all outstanding Company Equity Awards, whether payable in equity, cash or otherwise) are currently outstanding, and the forms of all stock option, stock appreciation right, restricted stock unit, deferred stock unit and restricted stock award agreements evidencing such stock options, stock appreciation rights, restricted stock units, deferred stock units or restricted stock awards (whether payable in equity, cash or otherwise). To the knowledge of the Company, no grants of any Stock Options involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant (whether intentionally or otherwise).

(c) Other than the Company Equity Awards, as of the date hereof, there are no outstanding: (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other securities of the Company; (ii) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any securities or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries. All outstanding shares of Common Stock, all outstanding Company Equity Awards, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Company have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(d) There are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of Common Stock, Company Equity Awards or any outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Company. Other than the Support Agreements, neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any shares of Common Stock, Company Equity Award or any outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Company.

23

(e) From the Capitalization Date until and including the date hereof, the Company has not issued or granted any shares of capital stock or other securities or entered into any other agreements or commitments to issue any shares of capital stock or other securities, or granted any other awards in respect of any shares of its capital stock (other than shares issued in accordance with the terms of Company Equity Awards or any warrant or other convertible security exercised or settled after the Capitalization Date), and has not split, combined or reclassified any of its shares of capital stock.

Section 4.3. Company Subsidiaries. All the outstanding shares of capital stock, voting securities of, and other equity interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Acquired Company or by the Company and another Acquired Company, free and clear of (a) all Encumbrances (other than Permitted Encumbrances) and (b) any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except, in the case of the foregoing clauses (a) and (b), as imposed by this Agreement, the Organizational Documents (or equivalent organizational documents) of any of the Acquired Companies or applicable securities Laws. No Acquired Company owns any shares of capital stock or voting securities of, or other equity interests in, any Person other than the Acquired Companies.

Section 4.4. Authorization; Validity of Agreement; Company Action.

(a) Assuming the accuracy of the representations in Section 5.7, the Company has the requisite corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the Company Stockholder Approval, to consummate the Merger and the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the transactions contemplated hereby, have been duly authorized by the Board. Assuming the accuracy of the representations in Section 5.7, except for obtaining the Company Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Merger and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, subject to the Company Stockholder Approval (assuming due and valid authorization, execution and delivery hereof by each of the Purchaser Parties and assuming the accuracy of the representations in Section 5.7), is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

24

(b) The Special Committee is composed of three members of the Board who are Unaffiliated Directors. The Board, at a meeting duly called and held, and acting upon the recommendation of the Special Committee (as determined in good faith, after consultation with its financial advisor and outside legal counsel), (other than HP Jin and Samuel Chen) has unanimously (i) determined that this Agreement, the Merger and the transactions contemplated hereby are advisable and in the best interests of, and fair to, the Company’s stockholders; (ii) approved this Agreement and the Merger; and (iii) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and approve the Merger. The Board, acting upon the recommendation of the Special Committee, has directed that this Agreement be submitted to the stockholders of the Company at the Company Meeting for their adoption.

Section 4.5. Consents and Approvals; No Violation.

(a) Except for (i) compliance with the applicable requirements of the Securities Act and the Exchange Act (including the filing of the Schedule 13E-3 and the Proxy Statement, and the filing of one or more amendments to the Schedule 13E-3 and such Proxy Statement to respond to comments of the SEC, if any, on such documents), (ii) compliance with the rules and regulations of NASDAQ, (iii) the filing of the Certificate of Merger, (iv) compliance with any applicable foreign or state securities or “blue sky” laws, (v) all required Antitrust Filings and termination or expiration of any waiting periods thereunder or (vi) such filings, registrations, notifications, authorizations, consents or approvals the failure of which to make or obtain would not have a Company Material Adverse Effect, and assuming the accuracy of the representations in Section 5.3(a), neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the Merger will require on the part of the Company any filing or registration with, notification to, or authorization, consent or approval of any Governmental Entity.

(b) Assuming the consents, approvals, qualifications, orders, authorizations and filings referred to in Section 4.5(a) have been made or obtained (or waiting periods have terminated or expired) and subject to the receipt of the Company Stockholder Approval, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the Merger will (i) violate any provision of the Organizational Documents (or equivalent organizational documents) of any of the Acquired Companies, (ii) result in a violation or breach of, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the respective properties or assets of any of the Acquired Companies under, any of the terms, conditions or provisions of any Company Material Contract, or (iii) assuming the accuracy of the representations in Section 5.7 and the obtainment of the Company Stockholder Approval, violate any Law applicable to the Company, any of its Subsidiaries or any of their properties or assets, except, in each case of clauses (ii) or (iii), for such violations, breaches, defaults, terminations, cancellations, accelerations or Encumbrances that would not have a Company Material Adverse Effect.

25

Section 4.6. SEC Reports; Internal Control.

(a) The Company has filed or furnished all reports and other documents with the SEC required to be filed or furnished by the Company since July 1, 2018 (such documents, together with any current reports filed during such period by the Company with the SEC on a voluntary basis on Form 8-K, the “Company SEC Reports”). As of their respective filing dates, or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment (and in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Reports (a) complied in all material respects with, to the extent in effect at the time of filing, the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (b) except to the extent that information contained in such Company SEC Reports has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Report, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes, where applicable) of the Company included in the Company SEC Reports was prepared in all material respects in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, and except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended, except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments and to any other adjustments described therein, including the notes thereto).

(b) The Company is in compliance in all material respects with: (i) the applicable rules and regulations of NASDAQ and (ii) the applicable listing requirements of NASDAQ.

(c) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations promulgated thereunder. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The management of the Company completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended June 30, 2020, and such assessment concluded that as of June 30, 2020 such controls were effective. The Company’s principal executive officer, principal accounting officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Board (x) all significant deficiencies, if any, in the design or operation of

26

internal control over financial reporting which are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial data and have identified to such auditors any material weaknesses in internal controls and (y) to the knowledge of the Company, any fraud, whether or not material, that involves management or other employees of the Company or any of the Subsidiaries who have a significant role in the Company’s internal control over financial reporting.

Section 4.7. Proxy Statement; Other Information. Subject to the last sentence of this Section 4.7, the information supplied by the Company for inclusion in the proxy statement (the “Proxy Statement”) to be filed by the Company with the SEC in connection with seeking the adoption of this Agreement by the stockholders of the Company and the transaction statement on Schedule 13E-3 to be filed with the SEC with respect to the Merger (the “Schedule 13E-3”) will not, at the respective times when such are filed with the SEC or are first mailed to the stockholders of the Company, as the case may be, or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Schedule 13E-3 will each comply as to form in all material respects as of the date of its first use with the requirements of the Exchange Act. No representation is made by the Company with respect to statements made in the Proxy Statement or the Schedule 13E-3 based on information supplied, or required to be supplied, by or on behalf of any Purchaser Party or any of their Affiliates for inclusion or incorporation by reference therein.

Section 4.8. No Undisclosed Liabilities. Except for (a) liabilities incurred in the ordinary course of business and consistent with past practices since June 30, 2020, (b) liabilities disclosed in or reflected or reserved against in the Company’s consolidated financial statements (or notes thereto) included in the Company SEC Reports, (c) liabilities arising under this Agreement or in connection with the Merger or for performance of obligations under Contracts binding upon the Acquired Companies or applicable Law, (d) liabilities which have been discharged or paid in full in the ordinary course of business and consistent with past practices, (e) other liabilities that are otherwise the subject of any other representation or warranty contained in this Article IV, and (f) liabilities or obligation that have not had or would not reasonably expected to have, individually, or in the aggregate, a Company Material Adverse Effect, none of the Acquired Companies has any liabilities or obligations of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise .

Section 4.9. Absence of Certain Changes. Since June 30, 2020, except for actions or omissions taken by or at the direction of any Purchaser Party or except as expressly required by this Agreement:

(a) the business of the Acquired Companies has been carried on and conducted in all material respects in the ordinary course of business consistent with past practices;

(b) there has not been any Company Material Adverse Effect; and

(c) there has not been any action taken by any of the Acquired Companies that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a material breach of any covenants contained in clauses (c) through (e), (g), (h), (j), (l), (m), (n), or (p) of Section 6.1.

27

Section 4.10. Litigation; Orders.

(a) There are no Legal Proceedings pending or, to the knowledge of the Company, threatened against the Acquired Companies, before any Governmental Entity, except as has had not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) There is no continuing or outstanding Order with respect to any of the Acquired Companies, except as has had not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.11. Company Permits; Compliance with Law. The Acquired Companies hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to own, lease or operate their respective properties and assets and for the lawful conduct of their respective businesses (the “Company Permits”), except where the failure to so hold has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, and the Acquired Companies are in compliance with the terms of the Company Permits, except where such suspension or cancellation, or the failure of such Company Permits to be in full force and effect, or where the failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, the businesses of the Acquired Companies are currently being conducted, and at all times since July 1, 2018 have been conducted, in compliance with all applicable Laws, except where the failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.12. Taxes.

(a) Each of the Acquired Companies has (i) timely filed all material Tax Returns required to be filed by it and all such Tax Returns are true, correct and complete in all material respects and (ii) timely paid all material Taxes due and payable (whether or not shown to be due on a Tax Return) by it. No Acquired Company has incurred any material liability for Taxes since the date of the Company’s most recent financial statements filed with the SEC outside the ordinary course of business.

(b) There are no ongoing federal, state, local or non-U.S. Legal Proceedings with respect to any income or other material Tax Return or income or other material Taxes of any Acquired Company. No Acquired Company has received a written notice that indicates that a Legal Proceeding with respect to any income or other material Tax Return or income or other material Taxes of any Acquired Company is being contemplated or will be commenced that has not yet commenced. No deficiencies for income or other material Taxes with respect to any of the Acquired Companies have been claimed, proposed or assessed by a Governmental Entity in writing, which have not been fully paid or finally resolved.

28

(c) There are no outstanding written requests, agreements, consents or waivers to extend (i) the statutory period of limitations applicable to the assessment or collection of any material Taxes or deficiencies against any of the Acquired Companies, or (ii) for any Acquired Company to file an income or other material Tax Return (excluding automatic extensions that do not require any action by a Governmental Entity).

(d) No written claim has been made by any Governmental Entity in the past three years in a jurisdiction where an Acquired Company has not filed a Tax Return that indicates that it is or may be subject to Tax by, or required to file Tax Returns in, such jurisdiction.

(e) No Acquired Company is a party to any Contract providing for the allocation, sharing or indemnification of Taxes (other than Contracts entered in the ordinary course of business the primary purpose of which is not Tax).

(f) There are no Encumbrances for Taxes upon the assets of any of the Acquired Companies, except for Permitted Encumbrances.

(g) No Acquired Company has been a “distributing corporation” or a “controlled corporation” in any distribution in which the parties to such distribution treated (or intend to treat) the distribution as one to which Section 355 of the Code is applicable in the two year period ending on the date hereof.

(h) Each of the Acquired Companies has (i) withheld and collected all material amounts required by Law to be withheld or collected, including sales and similar Taxes and amounts required to be withheld for Taxes of employees, independent contractors, creditors, stockholders or other Persons, and, to the extent required, has timely paid over such amounts to the proper Governmental Entities and (ii) properly collected and maintained in all material respects any and all certificates, forms, and other documents required by applicable Law related to Tax withholding, including for any reduction of or exemption from withholding and remitting any Taxes.

(i) No Acquired Company has entered into any “closing agreement” under section 7121 of the Code, or other Contract with a Governmental Entity in respect of Taxes that remains in effect, , and no request for a ruling, relief or advice that relates to the Taxes or Tax Returns of the Company or any Subsidiary is currently pending with any Governmental Entity, and no such ruling, relief or advice has been obtained since December 31, 2016.

(j) No Acquired Company has participated in any “listed transaction” as defined under Treasury Regulations Section 1.6011-4(b)(2) or any tax shelter transaction in any other jurisdiction.

29

(k) No Acquired Company will be required to include any item of income in (or exclude any item of deduction from) taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following in existence as of the Closing Date: (i) gain recognition agreement; (ii) “domestic use election” (or similar elections or agreements under state, local or non-U.S. Laws); (iii) installment sale or open transaction; (iv) prepaid amount or deferred revenue received outside the ordinary course of business; (v) intercompany item under Treasury Regulation Section 1.1502-13 or an excess loss account under Treasury Regulation Section 1.1502-19; (vi) change in method of accounting; (vii) use of an improper method of accounting; or (viii) election under Section 965 of the Code.

(l) No Acquired Company (i) is currently or has ever been a member of a group (other than a group the common parent of which is the Company or another Acquired Company) filing a consolidated, combined or unitary Tax Return or (ii) has any liability for the Taxes of any other Person (other than an Acquired Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Laws), or as a transferee or successor, by Contract (other than Contracts entered in the ordinary course of business the primary purpose of which is not Tax) or otherwise by operation of Law.

(m) No Acquired Company is a party to any agreement, contract, arrangement, or plan that has resulted or could result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Laws) or an obligation to indemnify, gross-up or otherwise compensate any Person, in whole or in part, for any excise tax under Section 4999 of the Code (or any corresponding provision of state, local or foreign Laws) that is imposed on such Person or any other Person.

(n) The Acquired Companies are in compliance in all material respects with all applicable Laws with respect to transfer pricing.

(o) No Acquired Company has (i) deferred any “applicable employment taxes” under Section 2302 of the CARES Act or any “applicable taxes” under IRS Notice 2020-65, (ii) claimed any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020, and Section 2301 of the CARES Act, or (iii) sought (nor has any Affiliate that would be aggregated with any Acquired Company and treated as one employer for purposes of Section 2301 of the CARES Act sought) a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act.

(p) Each Acquired Company has complied in all material respects with all Laws related to escheat, abandoned or unclaimed property.

30

Section 4.13. Material Contracts.

(a) Except for (i) this Agreement, (ii) any Benefit Plans, (iii) any Contracts to which the Company or any Subsidiary of the Company is a party as of the date of this Agreement filed as exhibits to the Company SEC Reports or (iv) as set forth in Section 4.13(a) of the Company Disclosure Letter (the Contracts referred to in the foregoing clause (iii), the “Company Material Contracts”), as of the date of this Agreement, none of the Acquired Companies is a party to or bound by:

(i) any Contract relating to any credit, loan or facility arrangement, guarantee or indebtedness (whether or not incurred, assumed, guaranteed or secured by any asset of any of the Acquired Companies) of more than $1.0 million other than (x) any indebtedness between or among any of the Company and/or any of its Subsidiaries; (y) accounts receivable and accounts payable in the ordinary course of business; or (z) extensions of credits to customers in the ordinary course of business;

(ii) any joint venture Contract, strategic cooperation or partnership arrangements, or other agreement, in each case, involving a sharing of profits, losses, costs or liabilities by any of the Acquired Companies with any Third Party, and in each case that involves an annual payment or receipt of amounts by any of the Acquired Companies of more than $1.0 million, and excluding, for the avoidance of doubt, reseller agreements and other commercial agreements that do not involve the formation of an entity with any Third Party;

(iii) any Contract that expressly limits, or purports to expressly limit, the ability of any of the Acquired Companies to compete in any line of business or with any Person or Entity in any geographic area or during any period of time, except for such limitations that are not material to the business of the Acquired Companies taken as a whole;

(iv) any Contract involving an annual payment or receipt of amounts by any of the Acquired Companies of more than $1.0 million during the most recent fiscal year, other than contracts in the ordinary course of business that are terminable by the Acquired Companies without penalty on 90 or fewer days’ notice;

(v) any Contract involving the pending acquisition or sale of (or option to purchase or sell) assets or properties pursuant to which any of the Acquired Companies is required to pay to any Person, or any Person is required to pay to any of the Acquired Companies, an aggregate annual amount in excess of $5.0 million;

(vi) each Contract that contains any “most favored nation” or most favored customer provision, call or put option, preferential right or rights of first or last offer, negotiation or refusal, in each case other than those contained in any Contract in which such provision is solely for the benefit of any of the Acquired Companies; or

(vii) each Contract pursuant to which any Acquired Company (A) is granting any license to Company Intellectual Property or (B) is granted any license to Intellectual Property of a third party which is incorporated into any product sold by the Acquired Companies and necessary for the operation of the businesses of each of the Acquired Companies as presently conducted, in each case, (A) and (B),

31

other than (u) nonexclusive licenses granted in connection with the sale of Company products or otherwise in the ordinary course of business of the Acquired Companies, (v) licenses granted for the benefit of the Acquired Companies in employee and contractor agreements, (w) nondisclosure agreements, (x) licenses for open source software or services, (y) Contracts for “shrink wrap” and other widely available commercial software or services, and (z) any other agreements that are not material to the business of the Acquired Companies, taken as a whole.

(b) Except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Material Contract is valid and binding on the Company or its Subsidiaries and in full force and effect, except as enforceability may be limited by the Enforceability Exceptions, (ii) no Acquired Company, nor to the knowledge of the Company, any other party to a Company Material Contract is in breach or violation of, or default under, any Company Material Contract, (iii) the Acquired Companies have not received any written claim or notice of default under any Company Material Contract and (iv) the Company has not received any written notice in writing from any person that such person intends to terminate or materially reduce its business under any Company Material Contract, which termination or reduction is material to the Acquired Companies, taken as a whole.

Section 4.14. Intellectual Property. The Acquired Companies own all Intellectual Property which the Acquired Companies own or purport to own (collectively, the “Company Intellectual Property”) free and clear of all Encumbrances except for Permitted Encumbrances, except where the failure to own or have the right to use such properties would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, the use of the Company Intellectual Property by the Acquired Companies in the operation of the business of each of the Acquired Companies as presently conducted does not infringe upon or misappropriate any Intellectual Property of any other Person, except for such matters that have not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no Person is infringing or violating the Company Intellectual Property owned by the Acquired Companies, except where such infringement or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Acquired Companies have taken reasonable measures to protect the confidentiality of trade secrets used in the businesses of each of the Acquired Companies as presently conducted, except where failure to do so has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.15. Real Property.

(a) No Acquired Company owns or has ever owned any real property.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Acquired Companies have valid leasehold estates in all material real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any Subsidiary of the Company (collectively, including the improvements thereon, the “Company Material Leased Real Property”) free and clear of all Encumbrances, except Permitted Encumbrances.

32

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each agreement under which the Company or any Subsidiary of the Company is the landlord, sublandlord, tenant, subtenant, or occupant with respect to the Company Material Leased Real Property (each, a “Company Material Real Property Lease”) to the knowledge of the Company is in full force and effect and is valid and enforceable against the parties thereto in accordance with its terms, subject as to Enforceability Exceptions, and no Acquired Company has received written notice of any default under any Company Material Real Property Lease.

Section 4.16. Stockholder Approval. Assuming the accuracy of the representations in Section 5.7, the only vote of stockholders of the Company required under the DGCL, the Organizational Documents of the Company and the rules and regulations of NASDAQ in order for the Company to validly perform its obligations under this Agreement is the adoption of this Agreement by the affirmative vote of a majority of the aggregate voting power of the issued and outstanding shares of Common Stock (the “Company Stockholder Approval”). This Agreement also requires, as a non-waivable condition to the Closing, that the holders of a majority of outstanding shares of Common Stock not Beneficially Owned by any member of the Purchaser Group shall have voted in favor of the adoption of this Agreement (the “Majority of the Minority Approval”).

Section 4.17. Insurance. Except as has not had, individually or in the aggregate, a Company Material Adverse Effect, (i) all insurance policies (“Policies”) with respect to the business and assets of the Acquired Companies are in full force and effect, (ii) none of the Acquired Companies is in breach or default, and no Acquired Company has taken any action or failed to take any action that, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of any of the Policies and (iii) the Acquired Companies have not received any written notice of cancellation of any of the Policies or of any claim pending regarding any of the Acquired Companies under any of such Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Policies. To the knowledge of the Company, the Acquired Companies maintain insurance with reputable insurers in such amounts and against such risks as is customary for companies of similar size and stage of development in the industries in they operate.

Section 4.18. Employee Matters.

(a) The Company has made available to Parent correct and complete copies (or, if a plan is not written, a written description) of all material Benefits Plans and amendments thereto in each case that are in effect as of the date hereof, and, to the extent applicable, (i) all related trust agreements, funding arrangements and insurance contracts now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise, (ii) the most recent determination letter received regarding the tax-qualified status of each material Benefits Plan, (iii) the most recent financial statements for each material Benefits Plan, (iv) the Form 5500 Annual Returns/Reports for the two most recent plan years for each material Benefits Plan, (v) the current summary plan description for

33

each material Benefits Plan and (vi) all actuarial valuation reports related to any material Benefits Plans. None of the Acquired Companies has committed in writing to establish or enter into any new arrangement that would constitute a material Benefits Plan or to materially modify any material Benefits Plan (except to conform any such Benefits Plan to the requirements of any applicable Law).

(b) (i) Each Benefits Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) all the Benefits Plans that are intended to be qualified under Section 401(a) of the Code have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the knowledge of the Company, has any such revocation been threatened, and no circumstance exists that is reasonably likely to adversely affect the qualified status of such plan under Section 401(a) of the Code; and (iii) no Acquired Company has engaged in a transaction that could subject any Acquired Company to a material Tax or material penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(c) None of the Acquired Companies, and no ERISA Affiliate of the Company, has ever maintained, established, sponsored, participated in, or contributed to, or been obligated to contribute to or has any liability in respect of, any: (i) plan subject to Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) plan described in Section 413 of the Code. No Benefits Plan is or has been funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. The fair market value of the assets of each funded material Foreign Plan, the Liability of each insurer for any material Foreign Plan funded through insurance, or the book reserve established for any material Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the reasonable actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and the Merger will not cause any such assets or insurance obligations to be less than such benefit obligations. No Benefits Plan provides post-termination or retiree health and welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Law.

(d) There is no pending or, to the knowledge of the Company, threatened Legal Proceedings relating to a Benefits Plan (other than routine claims for benefits), and no Benefits Plan has within the three years prior to the date hereof, been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Entity.

(e) Each Benefits Plan that is subject to Section 409A of the Code has been operated in material compliance with such section and all applicable regulatory guidance.

34

(f) Each of the Acquired Companies complies in all material respects with the applicable requirements of COBRA or any similar state statute with respect to each Benefits Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or such state statute. Each of the Acquired Companies complies in all material respects with the applicable requirements of the Patient Protection and Affordable Care Act.

(g) Neither the execution of this Agreement, the consummation of the Merger, nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any reasonably foreseeable additional or subsequent events that standing alone would not trigger such request): (i) entitle any current or former director, employee, contractor or consultant of the Company to severance pay or any other compensation or benefits; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation due to any such individual; or (iii) increase the amount payable or result in any other material obligation pursuant to any Benefits Plan. No Benefits Plan provides for the gross-up or reimbursement of Taxes under Section 409A of the Code.

(h) Except as has not had, no would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Acquired Companies: (i) is in compliance with all applicable Laws and agreements respecting hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes and immigration with respect to employees of the Company and contingent workers and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council or other body representing employees of the Company.

(i) None of the Acquired Companies is party to, or, subject to, any collective bargaining agreement or other agreement with any labor organization, work council or trade union with respect to any of its or their operations. No material work stoppage, slowdown or labor strike against any of the Acquired Companies has occurred in the last two (2) years or, to the knowledge of the Company, is pending or threatened. None of the employees of the Company are represented by a labor organization, work council or trade union and, to the knowledge of the Company, there is no organizing activity.

(j) Except as has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no material Legal Proceedings, government investigations, or labor grievances pending, or, to the knowledge of the Company, threatened relating to any employment related matter involving any employee of the Company or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices or other alleged violations of Law.

35

Section 4.19. Environmental Matters.

(a) The Acquired Companies are, and have been since January 1, 2019, in compliance with Environmental Laws, except as has not had, individually or in the aggregate, a Company Material Adverse Effect;

(b) Except as has not had, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company, there have been, since January 1, 2019, no Releases of Hazardous Materials at any property currently or formerly owned, operated or otherwise used by the Acquired Companies, or by any predecessors of any Acquired Company, which Releases are reasonably likely to result in liability to the Company under Environmental Law, and, no Acquired Company has received any written notice asserting a liability or obligation under any Environmental Laws with respect to the investigation, remediation, removal, or monitoring of the Release of any Hazardous Materials at or from any property currently or formerly owned, operated, or otherwise used by the Company, or at or from any off-site location where Hazardous Materials from the Acquired Companies’ operations have been sent for treatment, disposal storage or handlings.

Section 4.20. Brokers or Finders. No investment banker, broker, finder, consultant or intermediary other than B. Riley Securities, Inc. (the “Financial Advisor”) is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the Merger based upon arrangements made by or on behalf of any of the Acquired Companies. The Company has made available to Parent a copy of its engagement letter with the Financial Advisor.

Section 4.21. Opinion of Financial Advisor. The Special Committee has received the opinion of the Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the qualifications, limitations, assumptions and other matters considered by the Financial Advisor in connection with the preparation of the opinion, the consideration to be received by the holders of the Unaffiliated Shares in the Merger pursuant to this Agreement is fair from a financial point of view to such holders. A complete copy of the written opinion will be made available to Parent solely for informational purposes as soon as practicable after the date of this Agreement.

Section 4.22. Takeover Statutes. Assuming the accuracy of the representations in Section 5.7, no further actions or votes are necessary to render the restrictions of any “fair price,” “moratorium,” “control share acquisition” or any other takeover or anti-takeover statute or similar federal or state Law (collectively, “Takeover Statutes”), inapplicable to this Agreement or the Merger.

Section 4.23. Information Technology. The Company employs commercially reasonable disaster recovery and business continuity plans, procedures and facilities for the business of the Acquired Companies and takes commercially reasonable steps designed to safeguard the information technology systems utilized in the operation of the business of the Acquired Companies from unauthorized access. To the knowledge of the Company, there have been no material breaches of or material failures in the security systems or measures related to the Company’s information technology systems that have resulted in unauthorized access to personally identifiable information.

36

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

Except as set forth in the corresponding sections or subsections of disclosure letter dated as of the date of this Agreement and delivered by the Purchaser Parties to the Company (the “Parent Disclosure Letter”), the Purchaser Parties jointly and severally represent and warrant to the Company as follows:

Section 5.1. Organization. Each of the Purchaser Parties is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite entity power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Parent Material Adverse Effect. Each of the Purchaser Parties is duly qualified or licensed to do business and in good standing as a foreign corporation or legal entity in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 5.2. Authorization; Validity of Agreement; Necessary Action. Prior to the date hereof, Parent, as the sole stockholder of Merger Sub, duly executed and delivered a stockholder consent, effective as of immediately following execution of this Agreement, which, when effective, will duly adopt this Agreement (the “Merger Sub Stockholder Consent”). The Merger Sub Stockholder Consent has not been revoked and is in full force and effect. Each of the Purchaser Parties has the requisite power and authority to execute and deliver this Agreement and, upon effectiveness of the Merger Sub Stockholder Consent, to consummate the Merger. The execution, delivery and performance by each of the Purchaser Parties of this Agreement, and, in the case of Parent, and the consummation of the Merger, have been duly authorized by the board of directors of both Parent and Merger Sub, and, subject to the effectiveness of the Merger Sub Stockholder Consent, and no other action on the part of any Purchaser Party is necessary to adopt this Agreement or to authorize the execution and delivery by such Purchaser Party of this Agreement and the consummation by them of the Merger. This Agreement has been duly executed and delivered by each of the Purchaser Parties, and assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each Purchaser Party, enforceable against them in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

37

Section 5.3. Consents and Approvals; No Violations.

(a) Except for (i) compliance with the applicable requirements of the Securities Act and the Exchange Act, (ii) compliance with the rules and regulations of NASDAQ, (iii) the filing of the Certificate of Merger, (iv) compliance with any applicable foreign or state securities or “blue sky” laws, (v) all required Antitrust Filings and termination or expiration of any waiting periods thereunder, or (vi) such filings, registrations, notifications, authorizations, consents or approvals the failure of which to make or obtain would not have a Parent Material Adverse Effect, and assuming the accuracy of the representation in Section 4.5(a), neither the execution, delivery or performance of this Agreement by any Purchaser Party nor the consummation by such Purchaser Party of the Merger will require on the part of such Purchaser Party any filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity.

(b) Assuming the consents, approvals, qualifications, orders, authorizations and filings referred to in Section 5.3(a) have been made or obtained (or waiting periods have terminated or expired), neither the execution, delivery or performance of this Agreement by any Purchaser Party nor the consummation by such Purchaser Party of the Merger will (i) violate any provision of the certificate of incorporation or bylaws (or equivalent organizational documents) of such Purchaser Party, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of the respective properties or assets of any of the Purchaser Parties under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Contract, agreement or other instrument or obligation to which such Purchaser Party is a party or by which any of them or any of their respective properties or assets may be bound or (iii) assuming the effectiveness of the Merger Sub Stockholder Consent, violate any Law applicable to such Purchaser Party or any of its Subsidiaries or any of their respective properties or assets; except in the case of clauses (ii) and (iii) for such violations, breaches, defaults, terminations, cancellations, accelerations or Encumbrances that would not have a Parent Material Adverse Effect.

Section 5.4. Proxy Statement; Other Information. None of the information provided by any Purchaser Party to be included in the Proxy Statement or Schedule 13E-3 will, at the respective times such are filed with the SEC or are first mailed to the stockholders of the Company, as the case may be, or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3 will comply as to form with respect to the information provided by each Purchaser Party in all material respects as of the date of its first use with the requirements of the Exchange Act.

Section 5.5. Merger Sub’s Operations. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, directly or indirectly owned by Parent. Merger Sub has outstanding no option, warrant, right, or any other agreement pursuant to which any Person other than Parent may directly or indirectly acquire any equity security of Merger Sub. Merger Sub has been formed solely for the purpose of the Merger Agreement, and Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated hereby.

38

Section 5.6. Brokers or Finders. No investment banker, broker, finder, consultant or intermediary is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the Merger based upon arrangements made by or on behalf of any member of the Purchaser Group or any of their respective Subsidiaries or Affiliates.

Section 5.7. Share Ownership. None of the Purchaser Parties nor any of their respective Affiliates or any other member of the Purchaser Group became an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company at any time during the last three years. None of the Purchaser Parties nor any of their respective Affiliates or any other members of the Purchaser Group, as of the date of this Agreement, beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any shares of Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Common Stock or any securities of any Subsidiary of the Company, and none of Parent, its Subsidiaries or Affiliates has any rights to acquire, directly or indirectly, any shares of Common Stock except pursuant to this Agreement and as set forth in Section 5.7 of the Parent Disclosure Letter.

Section 5.8. Independent Investigation. The Purchaser Parties have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Acquired Companies, which investigation, review and analysis was performed by the Purchaser Parties, their respective Affiliates and any Representatives of the foregoing. Each of the Purchaser Parties acknowledges that it, its Affiliates and its and their respective Representatives have been provided reasonable access to the personnel, properties, facilities and records of the Acquired Companies for such purpose. In entering into this Agreement, each of the Purchaser Parties acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any statements, representations or opinions of any of the Company, its Affiliates or its or their respective Representatives (except for the representations, warranties and covenants of the Company set forth in this Agreement).

Section 5.9. Non-Reliance on Company Estimates. The Company has made available to the Purchaser Parties and/or members of the Purchase Group, and may continue to make available, certain estimates, projections and other forecasts for the business of the Acquired Companies and certain plan and budget information. Each of the Purchaser Parties acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, each of the Purchaser Parties acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that the Purchaser Parties are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that none of the Purchaser Parties is relying on any estimates, projections, forecasts, plans or budgets furnished by any of the Acquired Companies or their respective Affiliates or any Representative of the foregoing, or the accuracy or completeness thereof, and none of the Purchaser Parties shall, and shall cause its Affiliates and their respective Representatives not to, hold any such person liable with respect thereto.

39

Section 5.10. Litigation. There is no Legal Proceeding pending or, to the knowledge of Parent, threatened against the Purchaser Parties, except as would not and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Parent is not subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 5.11. No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger.

Section 5.12. Parent Capitalization. No Person other than H.P. Jin holds any shares of capital stock of Parent or options, warrants, rights (including conversion or preemptive rights), proxy or stockholder agreements, or other agreements or arrangements for the purchase or acquisition from Parent of any shares of capital stock of Parent or any securities convertible into or ultimately exchangeable or exercisable for any shares of capital stock of Parent.

Section 5.13. No Other Arrangements. As of the date of this Agreement, there are no contracts, undertakings, commitments, agreements, obligations, arrangements or understandings, whether written or oral, between the Purchaser Parties, any other member of the Purchaser Group or any of their respective Affiliates, on the one hand, and any beneficial owner of outstanding Shares or any member of the Company’s management or the Board (other than another member of the Purchaser Group), on the other hand, relating in any way to such Shares, the transactions contemplated by this Agreement, or to the ownership or operations of the Company after the Effective Time.

Section 5.14. No Discussions. No member of the Purchaser Group, nor any of their respective Affiliates or Representatives have had, directly or indirectly, any discussions or communications, or entered into any agreement, arrangement or understanding, whether oral or written, with any director, officer or other employee of the Acquired Companies (other than another member of the Purchaser Group) relating to (i) any retention, severance or other compensation, incentives or benefits that may be or become payable to any such director, officer or employee of the Company in connection with the Merger or following the consummation thereof, or (ii) any equity rollover or other similar transaction, or any equity or other investment in the Company or any Affiliate of the Company or any parent company thereof, following the consummation of the Merger, or (iii) any directorship, employment, consulting arrangement or other similar association or involvement of any directors, officers or other employees of the Company or any of its Subsidiaries with the Company or any of its Subsidiaries or Affiliate of the Company or any parent company thereof, following the consummation of the Merger.

40

Section 5.15. Solvency. Neither Purchaser Party is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Acquired Companies. As of the Effective Time, assuming (i) satisfaction of the conditions to Parent’s obligation to consummate the Merger, or waiver of such conditions, (ii) the accuracy, in all material respects, of the representations and warranties of the Company in this Agreement (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or similar materiality qualifiers set forth therein) and the compliance, in all material respects, by the Company with the covenants contained in this Agreement and (iii) the most recent financial forecasts of the Company and the Company Subsidiaries delivered to Parent have been prepared in good faith based upon assumptions that were and continue to be reasonable, immediately after giving effect to the transactions contemplated by this Agreement, payment of all amounts to be paid on the Closing Date, including the aggregate Merger Consideration, the Surviving Corporation and the Subsidiaries of the Company, on a consolidated basis, will be Solvent. For the purposes of this Section 5.15, the term “Solvent,” when used with respect to any Person, means that, as of any date of determination, (a) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date; and (b) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature (including a reasonable estimate of the amount of contingent liabilities). For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or lines of credit, or a combination thereof, to meet its obligations as they become due.

Section 5.16. Bank Account. Section 5.16 of the Parent Disclosure Letter sets forth the bank in which Parent maintains a bank account (the “Parent Bank Account”), the account number of the Parent Bank Account, the names of all signatories thereof, the authorized powers of each such signatory, and the cash balance of the Parent Bank Account as of the date of this Agreement.

Section 5.17. Financing.

(a) Commitment Letter. As of the date of this Agreement, Parent has delivered to the Company a true, accurate and complete copy of a duly executed debt commitment letter, dated as of the date of this Agreement (including all exhibits, schedules, and annexes thereto, the “Commitment Letter”), among    H.P. Jin, Samuel Chen and Digital Mobile Venture Limited, a British Virgin Islands company (the “Financing Sources”) and Parent, pursuant to which the Financing Sources have committed, jointly and severally, subject to the terms and conditions thereof, to provide the debt financing described therein for the purpose of funding the transactions contemplated by this Agreement, including without limitation, funding the full amount of the Merger Consideration (collectively, the “Financing”). Any reference in this Agreement to the “Commitment Letter” will include such document as amended or modified in compliance with the provisions of Section 6.15 and any reference to “Financing” will include the financing contemplated by the Commitment Letter as amended or modified in compliance with the provisions of Section 6.15.

(b) Sufficiency of Funds. The aggregate proceeds contemplated by the Commitment Letter are sufficient (after netting out applicable fees, expenses, and premiums and charges) to enable Parent and Merger Sub to (i) consummate the transactions contemplated by this Agreement upon the terms contemplated by this Agreement, (ii) pay

41

all of the Merger Consideration payable pursuant to this Agreement, (iii) pay all other amounts required to be paid by Parent or Merger Sub in connection with the Merger or the transactions contemplated by this Agreement, and (iv) pay all related fees and expenses associated with the transactions contemplated by this Agreement or the Commitment Letter incurred by Parent, Merger Sub or any of their respective Affiliates and required to be paid at the Closing by such party. Parent understands and acknowledges that under the terms of this Agreement, the obtaining of the Financing, or any alternative financing is not a condition to Closing.

(c) No Amendment. As of the date of this Agreement, (i) the Commitment Letter has not been amended or modified; (ii) no such amendment or modification is contemplated; and (iii) the commitments contained therein have not been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission is contemplated. As of the date of this Agreement, there are no other Contracts, agreements, side letters or arrangements to which Parent is a party relating to the funding or investing, as applicable, of the full amount of the Financing, other than as expressly set forth in the Commitment Letter. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any term or condition of the Commitment Letter, or otherwise result in any portion of the Financing contemplated thereby becoming unavailable.

(d) Validity. The execution, delivery and performance by Parent of the Commitment Letter has been duly authorized by the board of directors of Parent and no other action on the part of Parent is necessary to authorize its execution and delivery. As of the date of this Agreement, the Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligations of the Parent and, to the knowledge of Parent, the other parties thereto, enforceable against Parent and, to the knowledge of Parent, the other parties thereto in accordance with its terms, subject to the Enforceability Exceptions. Parent acknowledges and agrees, for itself and for each member of the Purchaser Group, that the Company is an express third party beneficiary of the Commitment Letter. Other than as expressly set forth in the Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Financing pursuant to any agreement relating to the Financing to which Parent or the Financing Sources, or any of their respective Affiliates, is a party. As of the date of this Agreement, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach on the part of Parent or, to the knowledge of Parent, the Financing Sources, pursuant to the Commitment Letter (it being understood that Parent is not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article IV or the Company’s compliance hereunder). As of the date of this Agreement, Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Financing to be satisfied by it, or that the Financing will not be available to Parent at the Closing, including any reason to believe that any of the Financing Sources will not perform its funding obligations under the Commitment Letter in accordance with its terms and conditions (it being understood that Parent is not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article IV or the Company’s compliance hereunder). As of the date of this Agreement, Parent has

42

fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date hereof, in each case, pursuant to and in accordance with the terms of the Commitment Letter. Parent will pay, or cause to be paid, when due all fees arising under the Commitment Letter as and when they become due and payable thereunder.

Section 5.18. No Other Representations.

Each of the Purchaser Parties acknowledges and agrees, for themselves and for each member of the Purchaser Group, on behalf of itself and its Affiliates, that:

(a) (i) except for the representations and warranties contained in Article IV, neither the Company or any Subsidiary of the Company nor any other Person makes or has made any representation or warranty, express or implied, with respect to the Company or any Subsidiary or Affiliate thereof or any of their respective businesses, operations, assets, liabilities, or other matters, or with respect to any discussions, information, documents, projections, forecasts, or other material provided or made available to, or otherwise in the possession of any member of the Purchaser Group or any of their respective Affiliates or any Representative of the foregoing or the accuracy or completeness thereof, (ii) except for the representations and warranties contained in Article IV, no Person has been has been authorized by the Company or any of its Subsidiaries or any of their Affiliates or any Representative of the foregoing to make any representation or warranty relating to the Company or any of its Subsidiaries or any of their businesses, operations, assets, liabilities, or other matters, in connection with this Agreement or the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon any member of the Purchaser Group or any of their respective Affiliates or any Representative of the foregoing as having been authorized by the Company or any of its Subsidiaries or any of their Affiliates or any Representative of the foregoing (or any other Person), (iii) the representations and warranties made by the Company in Article IV are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company has disclaimed any other or implied representations or warranties, notwithstanding the delivery or disclosure to the members of the Purchaser Group or any of their respective Affiliates or any Representative of the foregoing of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements);

(b) except for the representations and warranties contained in Article IV, no member of the Purchaser Group or any of their Affiliates or any Representative of the foregoing is acting (including, as applicable, by entering into this Agreement or consummating the Merger ) in reliance on, or has relied upon, or otherwise induced by (i) any representation or warranty (express or implied) or (ii) any discussions, representation, warranty, estimate, projection, financial information, management presentation, memorandum, presentation, documents or other materials or information, or the accuracy or completeness of any of the foregoing; and

43

(c) neither the Company, the Special Committee, any of their Representatives nor any other Person will have or be subject to any liability or indemnification obligation to any member of the Purchaser Group or any other Person resulting from the distribution or failure to distribute to the Purchaser Parties or any of their respective Affiliates, or any Purchaser Party’s or any such Affiliate’s use of, any estimate, projection, financial information, management presentation, memorandum, presentation, documents or other materials or information, or the accuracy or completeness of any of the foregoing, unless and solely to the extent any such information is expressly included in a representation or warranty contained in Article IV.

ARTICLE VI

COVENANTS

Section 6.1. Interim Operations of the Company. During the period from the date of this Agreement through the Closing or the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1 (the “Pre-Closing Period”), except (u) for any actions required to comply with any COVID-19 Measure, (v) as may be required by Law, (w) with the prior written consent of Parent (which consent shall not be unreasonably conditioned, withheld or delayed), (x) as required or specifically contemplated by this Agreement, (y) as set forth in Section 6.1 of the Company Disclosure Letter or (z) with respect to actions or omissions taken by or at the direction of any member of the Purchaser Group (including in such Person’s capacity as a director, officer or employee of any of the Acquired Companies), the Company shall, subject to the restrictions and exceptions set forth in Section 6.1 or elsewhere in this Agreement, ensure that the business and operations of the Acquired Companies are conducted in the ordinary course of business in accordance with past practices and in compliance with all then-applicable Law. Without limiting the generality of the foregoing, except (u) for any actions required to comply with any COVID-19 Measure, (v) as may be required by Law, (w) with the prior written consent of Parent (which consent shall not be unreasonably conditioned, withheld or delayed), (x) as required by, in connection with, or specifically contemplated by this Agreement, (y) as set forth in Section 6.1 of the Company Disclosure Letter or (z) with respect to actions or omissions taken by or at the direction of any member of the Purchaser Group (including in such Person’s capacity as a director, officer or employee of any of the Acquired Companies), during the Pre-Closing Period, none of the Acquired Companies will:

(a) offer, issue, deliver, sell, grant, dispose of, pledge or otherwise Encumber (other than Permitted Encumbrances), or authorize or propose the offering, issuance, delivery, sale, grant, disposition, or Encumbrance (other than Permitted Encumbrances) of (i) any shares of capital stock of any class or any other ownership interest of any of the Acquired Companies, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock or any other ownership interest of any of the Acquired Companies, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any other ownership interest of any of the Acquired Companies or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or any other ownership interest of any of the Acquired Companies (collectively, the “Equity Interests”) or (ii) any other securities of any of the Acquired Companies in respect of, in lieu of, or in substitution for, Common Stock outstanding on the date hereof, other than, with respect to each of clauses (i) and (ii), (A) the issuance of or sales of Common Stock pursuant to the ESPP or pursuant to a Benefits

44

Plan in effect as of the date of this Agreement in accordance with its terms, (B) grants of Company Equity Awards covering up to 50,000 shares of Common Stock and made in the ordinary course of business in accordance with past practices, and the issuance of or sales of Common Stock in settlement of such Company Equity Awards in accordance with their terms, or (C) in connection with the settlement of Company Equity Awards pursuant to the terms of award agreements in effect as of the date of this Agreement, or as contemplated by Section 6.1(f);;

(b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any outstanding shares of capital stock or other securities of any Acquired Companies, except (i) in order to satisfy Tax obligations with respect to awards granted under a Company Equity Plan or the exercise price of Stock Options, in accordance with the terms and conditions of the Company Equity Plan or award agreement governing the applicable award, (ii) upon forfeiture of any awards granted under any Company Equity Plans or ESPP by the holder thereof, (iii) transactions between the Company and any of its Subsidiaries, or (iv) in connection with Contracts in effect as of the date of this Agreement or entered into in compliance with the terms of this Agreement;

(c) split, combine, subdivide or reclassify any capital stock or other Equity Interests of any of the Acquired Companies or declare, accrue, set aside for payment or pay any dividend in respect of any outstanding capital stock or other Equity Interests of any of the Acquired Companies or otherwise make any payments to any such holders in their capacity as such (other than dividends and distributions by a Subsidiary of the Company to its parent and distributions resulting from the vesting, exercise or settlement (as applicable) of Company Equity Awards or under the ESPP);

(d) acquire, sell, transfer, Encumber or dispose of, or agree to acquire, sell, transfer, Encumber or dispose of, any material assets or properties owned by the Acquired Companies, except (i) in connection with Contracts in effect as of the date of this Agreement or entered into in compliance with the terms of this Agreement, (ii) any Intellectual Property abandoned or permitted to lapse in accordance with the Company’s reasonable business judgment, (iii) Permitted Encumbrances or (iv) otherwise in the ordinary course of business (including sales of products of the Acquired Companies, and ordinary course disposals of inventory or used equipment);

(e) (i) incur, create, issue or assume any indebtedness or guarantee or otherwise become liable for any indebtedness (including increasing the indebtedness under Contracts in existence as of the date hereof) in excess of $50,000; or (ii) make any loans, advances or capital contributions to, or investments in, any other Person in excess of $50,000, other than (A) to the Company or any wholly-owned Subsidiary of the Company, (B) trade payables and extensions of credit in the ordinary course of business, and (C) advances to employees, in each case in the ordinary course of business consistent with past practice;

(f) except as may be required to the terms of a Benefits Plan, or as otherwise required by Law, (A) increase the compensation or other benefits payable or to become payable to current or former employees, directors or officers of any of the Acquired Companies, other than in the ordinary course of business consistent with past practice and

45

in an amount not to exceed $1,000,000 in the aggregate for all such individuals, (B) grant any rights to severance or termination pay or other termination benefit, or enter into or amend any employment or severance agreement with, any current or former employees, directors, or officers of any of the Acquired Companies, (C) enter into any consulting, bonus, retention, retirement or similar agreement with any employee, officer or director of the Company (including any change to performance targets associated therewith), (D) establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former employees, directors or officers or any of their beneficiaries, except, in each case, such action with respect to current or former employees that would not result in an increase to the Company in the cost of maintaining such collective bargaining agreement, plan, trust, fund, policy or arrangement; (E) amend or adopt any material Benefits Plans (other than (i) any such adoption or amendment that is not material to and does not materially increase the cost to the Company of maintaining such material Benefits Plan, (ii) as required pursuant to the terms of such material Benefits Plan or (iii) at-will offer letters with new-hire employees entered into in the ordinary course of business consistent with past practice that do not provide for any severance or change-in-control benefits)); (F) amend or adopt any Company Equity Plan; (G) accelerate the vesting, exercisability or payment of (or waive any performance conditions with respect to), any compensation or benefit (including any equity-based awards), except as otherwise expressly set forth in this Agreement; or (H) grant any additional awards under the Company Equity Plan;

(g) terminate, materially modify, assign or materially amend, or waive or assign any material rights under, any Company Material Contract, except in the ordinary course of business or for renewals, expirations or terminations in accordance with the terms of any Company Material Contract;

(h) change any of its accounting principles, practices or methods unless required by Law or GAAP, including Regulation S-X under the Exchange Act;

(i) amend or permit the adoption of any amendment to the Organizational Documents or to the charter or other organizational documents of any of the other Acquired Companies, or form any Subsidiary;

(j) acquire any equity interest or other interest in any other Entity or effect or become a party to any merger, consolidation, plan of arrangement, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, issuance of bonus shares, division or subdivision of shares, consolidation of shares or similar transaction;

(k) authorize or make any commitment with respect to any material capital expenditure greater than $100,000 that is not budgeted in the Company’s current plan approved by the Board as of the date hereof;

46

(l) (i) make, revoke or change any material Tax election, (ii) adopt or change any method of Tax accounting, (iii) file any amended Tax Return, (iv) enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement or similar Contract relating to any Tax (other than Contracts entered in the ordinary course of business consistent with past practices the primary purpose of which is not Tax), (v) surrender the right to claim a Tax refund, (vi) settle or compromise any claim, notice, assessment or Legal Proceeding in respect of any Tax, (vii) consent to any waiver of the statute of limitations period applicable to any material Tax claim or assessment, (viii) request any Tax ruling, (ix) fail to pay any material Tax when due and payable, (x) incur any material Taxes outside of the ordinary course of business, or (xi) prepare and file any income or other material Tax Return in a manner which is not consistent with the past custom and practice with respect to the preparation of such Tax Return;

(m) commence any Legal Proceeding, except (A) as required with respect to continuation of Legal Proceedings previously commenced and routine collection matters and other matters in the ordinary course of business consistent with past practices; (B) Legal Proceedings to enforce the terms of this Agreement, (C) as required to perfect or protect material rights of the Acquired Companies or (D) Legal Proceedings in connection with this Agreement and the Merger;

(n) subject to Section 6.12, waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise any material Legal Proceeding;

(o) take affirmative action to extend, renew or enter into any Contracts containing non-compete or exclusivity provisions that (A) would restrict or limit, in any material respect, the operations of any of the Acquired Companies and (B) apply to any current or future affiliates of the Company, the Surviving Corporation or Parent;

(p) authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, merger (other than the Merger), consolidation or other reorganization (other than reorganizations involving only wholly owned subsidiaries of the Company which would not result in a material increase in the Tax liability of any of the Acquired Companies); or

(q) enter into any Contract to do any of the foregoing.

Section 6.2. Access to Information. During the Pre-Closing Period, upon reasonable notice, subject to applicable Laws, the Acquired Companies shall (and shall cause the respective Representatives of the Acquired Companies to): (a) provide Representatives of Parent reasonable access, in a manner not disruptive to the operations of the business of the Acquired Companies, during normal business hours, to the properties, books, records, Tax Returns, work papers and other documents and information relating to the Acquired Companies, and (b) furnish promptly to such Representatives all information concerning the business, properties and personnel of the Acquired Companies as may reasonably be requested and (c) provide reasonable access to the Acquired Companies’ officers and employees, to the extent such individuals are not members of the Purchaser Group; provided, that nothing herein shall require any of the Acquired Companies to disclose any information or provide access to the Purchaser Parties if such disclosure or access would, in the reasonable judgment of the Company, (i) cause significant competitive harm to the Company or its Subsidiaries if the transactions contemplated by this Agreement are not

47

consummated, (ii) violate applicable Law, an obligation of confidentiality owing to a third party or the provisions of any agreement to which any of the Acquired Companies is a party, (iii) jeopardize any attorney-client, work product doctrine or other legal privilege, or (iv) enable the Purchaser Parties to review or access documents or information that are directly related to any adverse Legal Proceeding between the Company and its Affiliates on the one hand, and Parent and its Affiliates, on the other hand. Each Purchaser Party agrees that it will not, and will cause its respective Representatives not to, use any information obtained pursuant to this Section 6.2 for any competitive or other purpose unrelated to the consummation of the Merger. Each party hereto will hold any such information that is nonpublic in confidence to the extent required by, and in accordance with, the provisions of that certain agreement, dated October 15, 2020 (the “Confidentiality Agreement”), between the Company, Parent and the other party thereto. Nothing in this Section 6.2 will be construed to require the Company or any of its Subsidiaries or any of their Representatives to prepare any formal reports, analyses, appraisals or opinions in writing.

Section 6.3. Acquisition Proposals.

(a) Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (California time) on December 2, 2020 (the “No-Shop Period Start Date”), the Company and the other Acquired Companies and their respective Representatives shall have the right to (i) initiate, solicit, facilitate and encourage any inquiry or the making of any proposal or offer that constitutes, or could reasonably be expected to constitute or lead to an Acquisition Proposal, including by providing information (including non-public information and data) regarding, and affording access to the business, properties, assets, books, records and personnel of, the Company and its Subsidiaries to any Person (and its Representatives, including potential financing sources) subject to the entry into, and in accordance with, an Acceptable Confidentiality Agreement; provided that the Company shall make available to Parent and Merger Sub any non-public information or data concerning the Company or its Subsidiaries that is provided to any Person given such access that was not previously made available to Parent or Merger Sub promptly (and in any event within forty-eight (48) hours) after the time it is furnished to such Person, and (ii) engage in, enter into or otherwise participate in any discussions or negotiations with any Persons (and their respective Representatives, including potential financing sources) with respect to any Acquisition Proposals (or inquiries, proposals or offers or other efforts that constitute or could reasonably be expected to constitute or lead to an Acquisition Proposal, including any Person that has informed the Company or its Representatives of an intention to make or has publicly announced an intention to make an Acquisition Proposal) and cooperate with or assist or participate in or facilitate or encourage any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any Acquisition Proposals, including granting a waiver, amendment or release under any confidentiality or pre-existing standstill or similar provision with respect to the Company or its Subsidiaries; provided, that the Company and its Subsidiaries will not pay, agree to pay or cause to be paid or reimburse, agree to reimburse or cause to be reimbursed, the expenses of any such Person in connection with any Acquisition Proposals or any inquiries, discussions or requests with respect to or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal. No later than forty-eight (48) hours after the No-Shop Period Start Date, the Company shall notify

48

Parent in writing of the number of parties that submitted an Acquisition Proposal prior to the No-Shop Period Start Date, which notice shall include a summary of all material terms of any pending Acquisition Proposals that were made in writing by any Excluded Party or any other Acquisition Proposal which the Board or any Independent Committee determined in good faith, after consultation with its Financial Advisor and outside legal counsel, warranted the Board’s or any Independent Committee’s further discussion.

(b) Except as it may relate to any Excluded Party or as permitted by this Section 6.3, including the last sentence of this Section 6.3(a), from 11:59 p.m. (California time) on the No-Shop Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Section 8.1, and except for actions or omissions taken by or at the direction of any Purchaser Party, including in such Person’s capacity as a director, officer or employee of any of the Acquired Companies, the Company and the other Acquired Companies shall not, and the Company and the other Acquired Companies shall instruct and use their reasonable best efforts to cause their respective Representatives not to, directly or indirectly:

(i) solicit or initiate, or knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal;

(ii) furnish any nonpublic information regarding or afford access to the properties, books or records of any of the Acquired Companies to any Person for the purpose of knowingly facilitating or knowingly encouraging an Acquisition Proposal;

(iii) engage in discussions or negotiations with any Person for the purpose of knowingly facilitating or knowingly encouraging any Acquisition Proposal;

(iv) approve, endorse, recommend or enter into any agreement in principle, letter of intent, merger agreement, acquisition agreement or other similar agreement relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.3(d)); or

(v) resolve to propose, agree or publicly announce an intention to do any of the foregoing.

Except as it may relate to any Excluded Party, the Company also agrees that immediately following 11:59 p.m. (California time) on the No-Shop Period Start Date, it shall cease, and shall cause the other Acquired Companies to cease, and shall direct the Representatives of the Company and the other Acquired Companies to cease, any solicitations, discussions or negotiations with any Person (other than the Purchaser Parties and their respective Representatives) in connection with any Acquisition Proposal. For the avoidance of doubt, notwithstanding the occurrence of the No-Shop Period Start Date, until the receipt of the Company Stockholder Approval and the Majority of the Minority Approval, the Company, the other Acquired Companies and their Representatives may continue to engage in the activities described in Section 6.3(a) with respect to any Excluded

49

Party so long as such Excluded Party remains an Excluded Party, including with respect to any amended Acquisition Proposal submitted by an Excluded Party following the No-Shop Period Start Date if such Excluded Party’s Acquisition Proposal has not been withdrawn or terminated at any time prior to the submission of such amendment), and the restrictions in Section 6.3(b) will not apply with respect thereto.

(c) Except as it may relate to an Excluded Party, the Company also agrees that following the No-Shop Period Start Date, it will promptly (and in any event within three (3) Business Days thereof) request each Person (other than the Purchaser Parties and their respective Representatives) that has executed a confidentiality agreement in connection with its consideration of a potential transaction involving the acquisition of the Company to return or destroy all confidential information furnished to such Person by or on behalf of the Company or any of the other Acquired Companies. Except as it may relate to an Excluded Party, the Company shall promptly (and in any event within forty-eight (48) hours thereof) notify in writing Parent of the receipt of any Acquisition Proposal (or any inquiry that could reasonably be expected to lead to an Acquisition Proposal) after the No-Shop Period Start Date, which notice shall include a copy of any such Acquisition Proposal made in writing and any other written terms and proposals provided (including financing commitments) to the Company or its Representatives and a written summary of material terms and conditions of any such Acquisition Proposal not made in writing. Thereafter, the Company shall keep Parent reasonably informed of the status and material terms of any such Acquisition Proposal including any material changes in respect of any such Acquisition Proposal and the material terms thereof. The Company agrees that it will not enter into any agreement with any Person that prohibits the Company from providing any information or materials to Parent in accordance with, or otherwise complying with this Section 6.3(c). Notwithstanding anything to the contrary herein, the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement to allow for an Acquisition Proposal to be made to the Company or the Board or any Independent Committee so long as the Company promptly (and in any event within forty-eight hours thereof) notifies Parent thereof after granting any such waiver, amendment or release.

(d) Anything in this Agreement to the contrary notwithstanding, at any time prior to the receipt of the later of the Company Stockholder Approval and the Majority of the Minority Approval, the Company may furnish nonpublic information regarding the Acquired Companies to, afford access to, and engage in discussions or negotiations with, any Person or group of Persons in response to an Acquisition Proposal submitted to the Company, the Board or any Independent Committee by such Person or group after the No-Shop Period Start Date if (A) the Board or any Independent Committee concludes in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to constitute or lead to a Superior Proposal, (B) such Acquisition Proposal did not arise from a material breach of Section 6.3(b) (other than any such breach caused by any member of the Purchaser Group); (C) the Board or any Independent Committee determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; (D) (x) prior to furnishing nonpublic information regarding the Acquired Companies, the Company receives from such Person or group of Persons an executed Acceptable Confidentiality Agreement and

50

(y) subsequent to entering into discussions with such Person or group of Persons, the Company gives Parent written notice setting forth the identity of such Person or group of Persons and the Company’s intention to furnish nonpublic information to, or enter into discussions with, such Person or group of Persons; and (E) concurrently with furnishing any such material nonpublic information to such Person or group of Persons, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished or made available by the Company to any Purchaser Party); provided that, notwithstanding the foregoing, following the receipt of an Acquisition Proposal that did not arise from a material breach of Section 6.3(b) (other than such breach caused by any member of the Purchaser Group), the Board or any Independent Committee may contact the Person or group of Persons who has made such Acquisition Proposal solely to clarify and understand the terms and conditions thereof.

(e) During the Pre-Closing Period, neither the Company nor the Board (in accordance with Section 9.14) nor any committee thereof shall (i) withhold, withdraw, amend, qualify or modify, in a manner adverse to the Purchaser Parties, the Company Recommendation, (ii) adopt, approve or recommend any Acquisition Proposal, (iii) fail to include the Company Recommendation in the Proxy Statement or fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement on Schedule 14D-9 as promptly as practicable after the commencement of such Acquisition Proposal (but in any event within 10 Business Days following such commencement), (iv) following receipt of an Acquisition Proposal, fail to reaffirm its approval or recommendation of this Agreement and the Merger within 10 Business Days after receipt of any reasonable request to do so from Parent or (v) resolve or agree to take any of the foregoing actions (any of the actions or events described in clauses (i) through (v), a “Change in Recommendation”). Notwithstanding anything in this Agreement to the contrary, at any time prior to the receipt of the later of the Company Stockholder Approval and the Majority of the Minority Approval, if (A) in response to an Intervening Event, the Board or any Independent Committee determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law or (B) in response to an Acquisition Proposal that did not arise from a material breach of Section 6.3(b) (other than any such breach caused by any member of the Purchaser Group) and that has not been previously withdrawn or terminated, the Board or any Independent Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, the Board or any Independent Committee may make a Change in Recommendation in respect of such Intervening Event or such Superior Proposal, as the case may be. The Board or any Independent Committee may make a Change in Recommendation only if (i) the Board or any Independent Committee has notified Parent in writing of its intent to take such action (any such notice, a “Change in Recommendation Notice”), which notice shall be provided at least four Business Days in advance of such action (and the Purchaser Parties shall keep the contents of such Change in Recommendation Notice confidential until such Change in Recommendation is made public by the Company) and, if delivered in connection with (A) a Superior Proposal, such Change of Recommendation Notice shall include the material terms and conditions of the

51

Superior Proposal and a copy of the available proposed transaction agreement to be entered into in respect of such Superior Proposal) or (B) an Intervening Event, such Change of Recommendation Notice contains a reasonably detailed description of the material details of such Intervening Event; provided, that it is agreed that the provision of such Change in Recommendation Notice to Parent, in each case, shall not constitute a Change in Recommendation; (ii) if requested by Parent, the Company shall, and shall cause its Representatives to, following receipt by Parent of the Change in Recommendation Notice and for such period of at least four Business Days in advance of making a Change of Recommendation (such time period, the “Notice Period”), negotiate with Parent and any Representative of Parent in good faith (to the extent Parent desires to negotiate) to permit Parent to propose amendments to the terms and conditions of this Agreement and the Merger (a “Parent Proposal”); (iii) following the Notice Period, and taking into account any Parent Proposal received during the Notice Period, the Board or any Independent Committee shall have considered in good faith such Parent Proposal, if any, and shall have determined, in respect of such Superior Proposal, that the Superior Proposal would continue to constitute a Superior Proposal or, in respect of such Intervening Event, the failure to make a Change in Recommendation with respect to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, if the revisions proposed in such Parent Proposal, if any, were to be given effect; and (iv) such Superior Proposal did not arise from a material breach of this Section 6.3(b) (other than any such breach caused by any member of the Purchaser Group). The Company acknowledges and agrees that, in connection with a Change in Recommendation Notice delivered in connection with an Acquisition Proposal that is determined to be a Superior Proposal, each successive material modification to the financial terms or other material terms or conditions (including the provision of financing) of such Acquisition Proposal shall be deemed to constitute a new Acquisition Proposal for purposes of this Section 6.3(e) and shall trigger a new obligation (taking into account any changes offered and agreed to in writing by Parent during the Notice Period), except that such Change in Recommendation Notice shall be provided at least two Business Days (instead of four Business Days otherwise contemplated by clause (ii) above) in advance of a Change in Recommendation.

(f) Nothing contained in this Agreement shall prohibit the Company or the Board or any committee thereof from, directly or indirectly through their respective Representatives, (i) making any disclosure to the Company’s stockholders if the Board or any committee thereof has determined in good faith that the failure to do so would be inconsistent with applicable Law (including fiduciary duties) or (ii) complying with Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to an Acquisition Proposal (or any similar communication to its stockholders in connection with the making or amendment of a tender offer or exchange offer); provided, that any such action taken or statement made that relates to an Acquisition Proposal shall not be deemed to be a Change in Recommendation if the Board or any Independent Committee reaffirms the Company Recommendation in such statement or in connection with such action. During the Pre-Closing Period, upon the written request by Parent (A) following any disclosure specified in clauses (i) or (ii) above or (B) in the event an Acquisition Proposal has been publicly announced, the Board or any Independent Committee shall expressly publicly reaffirm the Company Recommendation within 10 Business Days following such request, and failure to do so shall be deemed to be a Change in Recommendation.

52

Section 6.4. Publicity. The initial press release by each of Parent and the Company with respect to the execution of this Agreement shall be reasonably acceptable to Parent and the Company. Neither the Company nor Parent (nor any of their respective Affiliates) shall issue any other press release or make any other public announcement with respect to this Agreement or the Merger without the prior agreement of the other Party, except (a) as may be required by Law or by any listing agreement with a national securities exchange, in which case the Party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other Party before making any such public announcements, (b) each party may make any public statement in response to questions from the press, analysts, investors, or communicate with employees, suppliers, customers, partners or vendors so long as such statements are consistent with previous press releases, public disclosures or public statements, (c) that the Company shall not be required to obtain the prior agreement of any Purchaser Party in connection with the receipt and existence of an Acquisition Proposal and matters related thereto or a Change in Recommendation and (d) the Company may otherwise communicate in the ordinary course with its employees, joint venturers, customers, suppliers and vendors as it deems appropriate. Nothing herein shall preclude any party from initiating, prosecuting or defending against any litigation between the parties arising out of this Agreement or the Merger.

Section 6.5. Directors’ and Officers’ Insurance and Indemnification.

(a) For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless all past and present directors and officers of the Company and the Company Subsidiaries (collectively, the “Indemnified Parties”) against any costs (including attorneys’ fees and advancement costs), expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit, proceeding or investigation, whether civil, criminal, administrative or investigative in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger), whether asserted or claimed prior to, at or after the Effective Time, in connection with such Persons serving or having served as an officer, director or other fiduciary of the Company or any Subsidiary of the Company or of any other Person if such service was at the request of the Company or any Subsidiary of the Company, to the fullest extent permitted by applicable Law, the Organizational Documents of the Company, and the corresponding organizational documents of the Company’s Subsidiaries, as applicable, as in effect on the date of this Agreement, or any indemnification, employment or other similar Contracts by and between any Acquired Company and an Indemnified Party. The Parties agree that the foregoing rights to indemnification and advancement shall also apply with respect to any action to enforce this provision or any other indemnification or advancement right of any Indemnified Party and that all rights to elimination of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in the Organizational

53

Documents of the Company, or the corresponding organizational documents of the Company’s Subsidiaries, as in effect on the date of this Agreement, or in any indemnification, employment or other similar Contracts by and between any Acquired Company and an Indemnified Party, shall survive the Merger and shall continue in full force and effect in accordance with the terms thereof. Notwithstanding anything herein to the contrary, if any Indemnified Party notifies the Surviving Corporation in writing on or prior to the sixth (6th) anniversary of the Effective Time of a matter in respect of which such Person intends in good faith to seek indemnification pursuant to this Section 6.5(a), the provisions of this Section 6.5(a) shall continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto.

(b) For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, cause the organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to exculpation, indemnification and advancement of expenses that are at least as favorable as the exculpation, indemnification and advancement of expenses provisions set forth in the Organizational Documents of the Company or the corresponding organizational documents of any of the Company’s Subsidiaries as in effect immediately prior to the Effective Time, and the Surviving Corporation shall not, and Parent shall cause the Surviving Corporation and its Subsidiaries not to, amend repeal or otherwise modify such exculpation, indemnification and advancement of expenses provisions, or similar provisions in any in any indemnification, employment or other similar Contracts by and between any Acquired Company and an Indemnified Party in effect immediately prior to the Effective Time, except as required by applicable Law.

(c) The Company shall obtain, prior to or at the Effective Time, “tail” insurance policies from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier, with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms, conditions and exclusions that are not less advantageous to the Indemnified Parties than the Company’s current directors’ and officers’ liability insurance policies, in each case in respect of claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Company be required to expend an annual premium for such coverage in excess of three hundred percent (300%) of the last annual premium paid by the Company or any of its Subsidiaries for such insurance prior to the date of this Agreement (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Company will obtain the greatest coverage available for a cost not exceeding an annual premium equal to the Maximum Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. If such “tail” policy has been established by the Company, Parent shall not terminate such policy and shall cause all of the Company’s obligations thereunder to be honored by Parent and the Surviving Corporation and its Subsidiaries.

54

(d) The provisions of this Section 6.5 shall survive the consummation of the Merger and (i) may not be terminated, amended or otherwise modified in any manner that materially adversely affects any Indemnified Party without the prior written consent of such affected Indemnified Party, (ii) are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and their heirs and representatives as if such person were a party to this Agreement and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Indemnified Party may have under the organizational documents of the Company and its Subsidiaries, under employment agreements and indemnification agreements entered into with the Company or any of its Subsidiaries, or under applicable Law (whether at law or in equity). The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.5 shall be joint and several.

(e) In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.5. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy or indemnification agreement that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 6.5 is not prior to, or in substitution for, any such claims under any such policies or agreements.

Section 6.6. SEC Filings; Other Actions.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company will prepare and cause to be filed with the SEC, with the assistance of the Purchaser Parties, the Proxy Statement, and the Company and the Purchaser Parties will prepare and cause to be filed with the SEC the Schedule 13E-3. The Purchaser Parties and the Company will use their respective reasonable best efforts to cooperate with each other in connection with the preparation of the foregoing documents. Each of the Purchaser Parties will use its reasonable best efforts to promptly provide such information regarding Purchaser Parties and any other member of the Purchaser Group that the Company may reasonably request for inclusion in the Proxy Statement and Schedule 13E-3. Each of the Company and the Purchaser Parties shall use its reasonable best efforts so that the Proxy Statement and the Schedule 13E-3 comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company and the Purchaser Parties will use its reasonable best efforts to have the Proxy Statement and the Schedule 13E-3 cleared by the SEC as promptly as reasonably practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the date the Proxy Statement is cleared by the SEC. The Company will as

55

promptly as reasonably practicable notify Parent of the receipt of any oral or written comments from the SEC relating to the Proxy Statement. The Company will reasonably cooperate and provide Parent with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto), and the Purchaser Parties and the Company will cooperate and provide each other with a reasonable opportunity to review and comment in good faith on the draft Schedule 13E-3 (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with or sending such to the SEC, and the Purchaser Parties and the Company will provide each other with copies of all such filings made and correspondence with the SEC with respect thereto. Notwithstanding the foregoing, the Company assumes no responsibility with respect to written information supplied by or on behalf of any Purchaser Party for inclusion or incorporation by reference in the Proxy Statement. If at any time prior to the Company Meeting, any information should be discovered by any Party which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Party which discovers such information will promptly notify the other Party and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the appropriate Party with the SEC and, to the extent required by applicable Law, disseminated by the Company to the stockholders of the Company.

(b) The Company shall (i) use reasonable efforts to take all action required under the DGCL, its Organizational Documents and the rules of NASDAQ to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval and the Majority of the Minority Approval (the “Company Meeting”), and (ii) subject to a Change in Recommendation in accordance with Section 6.3, use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the Merger. Notwithstanding the foregoing, the Company shall not be required to convene and hold the Company Meeting at any time prior to the 20th Business Day following the mailing of the Proxy Statement to the Company’s Stockholders. The Company may not adjourn or postpone the Company Meeting without the prior written consent of Parent, except (A) after consultation with Parent, for not more than two (2) periods not to exceed ten (10) Business Days each if on the date on which the Company Meeting is then-scheduled, the Company has not received proxies representing a sufficient number of shares of Common Stock to obtain the Company Stockholder Approval or Majority of the Minority Approval, (B) after consultation with Parent, to the extent necessary under applicable Law to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Meeting, (C) in order to obtain a quorum of stockholders, if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting, or (D) the Company is required to postpone or adjourn the Company Meeting by applicable Law or request from the SEC or its staff.

56

Section 6.7. Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, the Company and Parent shall each use their reasonable best efforts to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties to this Agreement in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger; (ii) obtain from any Governmental Entities any actions, non-actions, clearances, waivers, consents, approvals, permits or Orders required to be obtained by the Company, Parent or any of their respective Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the Merger; (iii) make all registrations, filings, notifications or submissions which are necessary or advisable, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) any applicable federal or state securities laws and (B) any other applicable Law; provided, that the Company, on the one hand, and Parent, on the other hand, will cooperate with each other in connection with the making of all such filings, including providing copies of all such filings and attachments to outside counsel(s) for the non-filing Party and including the timing of the initial filings; (iv) furnish all information required for any application or other filing to be made pursuant to any applicable Law in connection with the Merger; (v) keep the other Party promptly (and in any event within three days) informed in all material respects of any material communication received by such Party from, or given by such Party to, any Governmental Entity and of any material communication received or given in connection with any Legal Proceeding by a private party, in each case relating to the Merger, and if in writing, provide a copy of such material communication to the other Party; (vi) permit the other Party to review in advance any material communication (and consider the other Party’s reasonable comments thereto) delivered to any Governmental Entity relating to the Merger or in connection with any Legal Proceeding by a private party relating thereto; (vii) consult in advance with and give the other Party the opportunity to attend and participate in any meetings and conferences with any Governmental Entity relating to the Merger or in connection with any Legal Proceeding by a private party relating thereto (to the extent permitted by such Governmental Entity or private party); (viii) avoid the entry of, or have vacated or terminated, any decree, Order, or judgment that would restrain, prevent or delay the consummation of the Merger, including defending any lawsuits or other Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger; and (ix) execute and deliver any additional instruments necessary to consummate the Merger; provided, that in no event shall any of the Acquired Companies, prior to the Effective Time, be required to pay or agree to pay any fee, penalty or other consideration to any Third Party for any consent or approval required for the consummation of the Merger under any Contract (except to the extent of the amount of any fee or other consideration set forth in such Contract, and except for ordinary course fees or other consideration which are not material in amount).

57

(b) The Company and Parent shall use their respective reasonable best efforts to promptly file or cause to be filed, within ten Business Days from the date hereof, all required filings under the HSR Act or under any other Antitrust Law promulgated by any Governmental Entity set forth on Schedule 6.7(b) hereto (collectively, the “Antitrust Filings”). The Company and Parent shall consult and cooperate with each other in the preparation of such filings, and shall promptly inform the other parties of any material communication received by such party from any Antitrust Authority or other Governmental Entity regarding the transactions contemplated by this Agreement. No party shall agree to any voluntary extension of any statutory deadline or waiting period without the written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed). Each of Parent and the Company shall be responsible for its own filing fees required to be paid in connection with any Antitrust Filing.

(c) In addition to the foregoing, the obligations of the Company and Parent under this Section 6.7 to use reasonable best efforts also shall include responding timely to all aspects of any investigation conducted by any Antitrust Authority or other Governmental Entity including, for example, by producing documents and/or information and producing representatives for interviews and meetings to such Antitrust Authority or other Governmental Entity on a voluntary and compulsory basis. The Parties also agrees to cooperate fully with each other in any such investigation including, for example, providing information necessary for the other Party to prepare white papers or similar submissions to such Antitrust Authority or other Governmental Entity.

(d) Parent’s obligations under this Section 6.7 to use reasonable best efforts shall include, solely to the extent that any of the following actions are not material to the business, financial condition, results of operations of assets of the Acquired Companies, taken as a whole, (i) proposing, negotiating, committing to or effecting, by consent decree, hold separate order, or otherwise, the sale, transfer, license, divestiture or other disposition of, or any prohibition or limitation on the ownership (including conduct or behavioral remedies or covenants), operation, effective control or exercise of full rights of ownership of, any of the businesses, product lines or assets of Parent or any of its Affiliates or of the Company, and (ii) defending any judicial or administrative action or similar proceeding instituted (or threatened to be instituted) by any Governmental Entity or seeking to have any stay, restraining order, injunction or similar order entered by any Governmental Entity vacated, lifted, reversed, or overturned.

(e) No Party shall consent to any voluntary delay of the consummation of the Merger without the consent of the other parties to this Agreement. Notwithstanding anything in this Agreement to the contrary, unless required by Law or any Governmental Entity, materials provided pursuant to this Section 6.7 may be redacted (i) to remove references concerning the valuation of the business of the Acquired Companies, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address privilege or confidentiality concerns.

58

Section 6.8. Merger Sub and Surviving Corporation. Parent will take all actions necessary to (a) cause Merger Sub and the Surviving Corporation, to perform promptly their respective obligations under this Agreement, (b) cause Merger Sub to commence and consummate the Merger on the terms and conditions set forth in this Agreement and (c) ensure that, prior to the Effective Time, Merger Sub does not conduct any business, make any investments or incur or guarantee any indebtedness. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

Section 6.9. Section 16 Matters. Prior to the Effective Time, the Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act (“Section 16”) of Common Stock or other securities under the Company Equity Plans pursuant to this Agreement in connection with the Merger shall be an exempt transaction for purposes of Section 16.

Section 6.10. Takeover Statutes. If the restrictions of any Takeover Statutes become or are deemed to be applicable to the Company, the Purchaser Parties, or the Merger, then each of the Company and the Purchaser Parties, and their respective board of directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated hereby, and otherwise act to render the restrictions of such Takeover Statute inapplicable to the foregoing.

Section 6.11. Stock Exchange Delisting. Prior to the Effective Time, the Company and Parent shall take such actions reasonably required to cause the shares of Common Stock to be de-listed from NASDAQ and deregistered under the Exchange Act as soon as practicable following the Effective Time.

Section 6.12. Stockholder Litigation. Except as set forth in Section 3.4 with regard to appraisal rights, in the event that any stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought, or to the Company’s knowledge, is threatened, against the Company or any members of its Board (or a duly authorized committee thereof) on or after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), the Company shall promptly notify Parent of any such Transaction Litigation (including by providing copies of all pleadings with respect thereto) and shall keep Parent reasonably informed with respect to the status thereof. The Company shall (a) give Parent the opportunity to participate, at Parent’s expense, in the defense or settlement of any Transaction Litigation and (b) consult with Parent with respect to the defense and settlement of any Transaction Litigation. The Company shall not settle or agree to settle any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Notwithstanding anything to the contrary in this Section 6.12, any litigation or claim relating to Dissenting Shares shall be governed by Section 3.4.

Section 6.13. Certain Contracts. Without the prior written consent of any Independent Committee, none of the Purchaser Parties shall, and each of the Purchaser Parties shall use reasonable best efforts to cause the other members of the Purchaser Group not to, (a) have any communications or discussions, or enter into any side letters or other oral or written agreements or understandings, with any of the Company’s or its Subsidiaries’ directors, officers, employees or stockholders (i) that relate to the Merger, (ii) regarding any directorship, employment

59

arrangement, consulting arrangement or similar association with the Surviving Corporation or any of its Subsidiaries, Affiliates or parent companies from and after the Effective Time, (iii) regarding any retention, severance or other compensation, incentives or benefits that may be or become payable to such individuals in connection with the Merger or following the consummation thereof (iv) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, (v) pursuant to which any such individual would agree to provide, directly or indirectly, an equity investment, debt financing or similar transaction to Parent, Merger Sub, the Surviving Corporation or any of their respective Subsidiaries, Affiliates or parent companies, or (vi) pursuant to which any stockholder of the Company will agree to vote to approve this Agreement or the Merger or against any Superior Proposal or (b) enter into or modify any Contract which would prevent or materially impair the ability of any management member, director or stockholder of the Company or any of their respective Affiliates, with respect to any Acquisition Proposal the Company may receive, from taking any of the actions described in Section 6.3 to the extent such actions are permitted to be taken by the Company thereunder.

Section 6.14. Special Committee. Prior to the Effective Time, without the consent of the Special Committee, (a) the Board shall not eliminate the Special Committee, or revoke or diminish the authority of the Special Committee, (b) none of the Purchaser Parties shall, and each of the Purchaser Parties shall cause each member of the Purchaser Group not to, remove or cause the removal of any director of the Board that is a member of the Special Committee either as a member of the Board or such Special Committee and (c) each of the Purchaser Parties shall, and shall cause each member of the Purchaser Group to, vote, or cause to be voted, all shares of Common Stock Beneficially Owned by any member of the Purchaser Group, or over which any member of the Purchaser Group has voting control, from time to time and at all times, in whatever manner necessary to ensure that at any annual or special meeting of the stockholders of the Company at which an election of directors is held or pursuant to any written consent of the stockholders of the Company, each director of the Board that is a member of the Special Committee shall be elected to the Board.

Section 6.15. Financing.

(a) During the period commencing on the date of this Agreement and terminating on the earlier to occur of the Closing and the termination of this Agreement pursuant to Article VIII, Parent shall not without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) permit any amendment, supplement, replacement or other modification to be made to, or any consent or waiver of any provision or remedy pursuant to, the Commitment Letter if such amendment, supplement, replacement, modification, condition or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Financing from that contemplated in the Commitment Letter; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Financing as set forth in the Commitment Letter or any other terms to the Financing as set forth in the Commitment Letter in a manner that would reasonably be expected to (A) materially delay, impede or prevent the consummation of the transactions contemplated by this Agreement; (B) make the timely funding of the Financing, or the satisfaction of the conditions to obtaining the Financing, less likely to occur in any respect; or (C) adversely

60

impact the ability of Parent or the Company to enforce its rights against the Financing Sources under the Commitment Letter or the definitive agreements with respect thereto; provided however, for the avoidance of doubt, Parent may (x) amend, supplement and/or modify the Commitment Letter solely to add lenders, syndication agents or similar entities as parties thereto who had not executed the Commitment Letter as of the date hereof and (y) correct non-substantive typographical errors, in each case, so long as the commitments of the Financing Sources are not reduced. Parent shall furnish to the Company a copy of any amendment, restatement, replacement, supplement, modification, waiver or consent of or relating to the Commitment Letter promptly upon execution thereof. Parent shall not release or consent to the termination of the Commitment Letter or the termination or reduction of any commitments provided thereunder.

(b) During the period commencing on the date hereof and terminating on the earlier to occur of the Closing and the termination of this Agreement pursuant to and in accordance with Article VIII, Parent will use its reasonable best efforts to take or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Financing on the terms and conditions described in the Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Commitment Letter in accordance with its terms and subject to the conditions thereof (subject to Parent’s right to replace, restate, supplement, modify, assign, substitute or amend the Commitment Letter in accordance with this Section 6.15), (ii) satisfy on a timely basis (or obtain the waiver thereof) all conditions to funding that are to be satisfied by Parent in the Commitment Letter; (iii) in the event that all conditions in the Commitment Letter (other than conditions that by their nature are to be satisfied at the Closing) have been satisfied (other than those conditions that would be expected to be satisfied substantially concurrently with the Closing) consummate or cause to be consummated the Financing at or prior to the Closing; (iv) comply with its obligations pursuant to the Commitment Letter; and (v) enforce its rights pursuant to the Commitment Letter, including seeking specific performance against the Financing Sources.

(c) Parent shall (i) keep the Company fully informed on a reasonably current basis of the status of its efforts to arrange the Financing, and (ii) promptly provide the Company with copies of all executed definitive agreements related to the Financing. Without limiting the generality of the foregoing, Parent shall give the Company prompt written notice (but in any event not later than two Business Days after the occurrence or discovery thereof) (i) of any breach (or threatened breach), default (or any event or circumstance that, with notice or lapse or time or both, could reasonably be expected to give rise to any breach or default), termination or repudiation by any party to the Commitment Letter or definitive agreements related to the Financing of which Parent becomes aware, (ii) of the receipt by Parent of any notice or other communication from any Person with respect to any (A) actual or potential breach, default (or any event or circumstance that, with notice or lapse or time or both, could reasonably be expected to give rise to any breach or default), termination or repudiation by any party to the Commitment Letter, of any provisions thereof or of any definitive agreements related to the Financing or (B) material dispute or disagreement between or among Parent on the one hand, and any of the Financing Sources on the other hand, that could reasonably be expected to result in an actual or threatened breach, default, termination or repudiation by

61

any party to the Commitment Letter, or any provision thereof, or (iii) of the occurrence of any event or development that is reasonably likely to prevent, materially delay or materially impede the timely funding of all or any portion of the Financing or the satisfaction of the conditions to obtaining the Financing materially less likely to occur. Upon the reasonable request of the Company, Parent shall provide the Company information in reasonable detail about the status of its efforts to arrange the Financing.

(d) Parent expressly acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, its obligations hereunder, including its obligation to consummate the Closing, are not subject to, or conditioned on, receipt of the Financing or any other financing.

Section 6.16. Cooperation.. Prior to the Closing Date, the Company agrees to use reasonable best efforts to provide, and shall cause its Subsidiaries and its and their respective officers, directors and employees to use, reasonable best efforts to provide and shall use its reasonable best efforts to direct its and their respective Representatives to provide, in each case at Parent’s and Merger Sub’s sole cost and expense, the following cooperation in connection with the arrangement of the Financing contemplated by the Commitment Letter:

(a) assisting Parent in connection with the preparation and registration of (but not executing, unless effective only at or following the Effective Time) any definitive financing documents as may be reasonably requested by Parent or the Financing Sources;

(b) delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all indebtedness required by the Commitment Letter to be paid, discharged or terminated at Closing;

(c) taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to (1) permit the consummation of the Financing (including, to the fullest extent permitted by applicable Law, distributing the proceeds of the Financing, if any, obtained by any Subsidiary of the Company to the Surviving Corporation), and (2) cause the direct borrowing or incurrence of all of the proceeds of the Financing by the Surviving Corporation or any of its Subsidiaries concurrently with or immediately following the Effective Time; and

(d) furnishing Parent and the Financing Sources with all documentation and other information required by regulatory authorities pursuant to applicable “know your customer” and anti-money laundering rules and regulations, provided that the request for such information has been made at least ten Business Days prior to Closing.

Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Agreement will require the Company or any of its Subsidiaries to (A) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf

62

of Parent, (B) enter into any definitive agreement that is effective prior to the Closing, (C) give any indemnities in connection with the Financing that are effective prior to the Effective Time, (D) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business or the Company and its Subsidiaries or create an unreasonable risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries, (E) provide any information the disclosure of which is prohibited or restricted under applicable Law or is legally privileged, or (F) take any action that will conflict with or violate its organizational documents or any applicable Laws or would result in a violation or breach of, or default under, any agreement to which the Company or any of its Subsidiaries is a party. In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Financing will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (including being an issuer or other obligor with respect to the Financing) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time. Nothing in this Section 6.16 will require (A) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action pursuant to Section 6.16 or any other provision of this Agreement that could reasonably be expected to result in personal liability to such officer or Representative, or (B) the members of the Company Board as of immediately prior to the Effective Time to approve any financing or Contracts related thereto.

If the Closing fails to occur for any reason, upon request by the Company, Parent shall promptly (and in any event within thirty (30) calendar days of invoice) reimburse the Company and its Subsidiaries for all out-of-pocket costs and expenses (including legal fees and expenses) incurred by the Company and/or any of its Subsidiaries in connection with providing the support and cooperation contemplated by this Section 6.16. Parent shall indemnify and hold harmless the Company and its Subsidiaries, and each of their respective directors, officers, employees, agents and other representatives, from and against any and all losses, damages, claims, interest, costs or expenses (including legal fees and expenses), awards, judgments, penalties and amounts paid in settlement suffered or incurred by any of them in connection with providing the support and cooperation contemplated by this Section 6.16 and any information utilized in connection therewith (other than information provided by the Company or any of the Company’s Subsidiaries).

Section 6.17. Employees; Compensation and Benefits. During the period commencing on the Closing Date and ending on the date which is not less than twelve (12) months after the Closing Date (or earlier, if a Company Employee’s (as defined below)employment with the Company or its Subsidiaries terminates), Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, provide to each employee of the Acquired Companies as of the day immediately prior to the Closing (the “Company Employees”): (i) base salary or wages, as applicable, and target bonus opportunities (excluding equity-based compensation), which are no less favorable in the aggregate than provided by the Company or the applicable Subsidiary of the Company immediately prior to the Closing; and (ii) retirement and welfare benefits that are substantially comparable in the aggregate to those provided by the Company or the applicable Subsidiary of the Company immediately prior to the Closing. After the Closing Date, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to (I) honor all rights to paid time

63

off, including vacation, personal and sick days, accrued but unused by Company Employees prior to the Closing under any Benefit Plan, subject to the terms and conditions thereof (collectively, “Paid Time Off”); and (II) provide Company Employees with a reasonable opportunity to use Paid Time Off under the Surviving Corporation’s Paid Time Off plans. Parent shall honor, or shall cause the Surviving Corporation to honor, in accordance with their terms, all employment agreements between the Company and its Subsidiaries on the one hand and any officer, director or employee, of the Company or such Subsidiary on the other hand, as such agreements are in effect on the day prior to the Closing Date. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.17 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Company Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 6.17, require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Benefits Plan or prevent the amendment, modification or termination thereof after the Effective Time; (iii) create any third party beneficiary rights in any Person; or (iv) establish, amend or modify any Benefit Plan.

Section 6.18. Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the DGCL.

Section 6.19. Conduct of the Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

Section 6.20. Parent Bank Account. Prior to the date of this Agreement, Parent deposited, or caused to be deposited, an amount of cash equal to not less than the $6,000,000 (the “Minimum Parent Bank Account Amount”) into the Parent Bank Account. During the period commencing on the date hereof and terminating on the earlier to occur of the Closing and the termination of this Agreement pursuant to and in accordance with Article VIII, Parent shall maintain a cash balance in the Parent Bank Account of an amount not less than the Minimum Parent Bank Account Amount, and Parent shall not, and Parent shall cause its Representatives not to, transfer, distribute, or otherwise dispose of any cash to the extent that such transfer, distribution or dispositions would result in the Parent Bank Account having a cash balance less than the Minimum Parent Bank Account Amount.

Section 6.21. Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

64

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1. Conditions to Each Party’s Obligation to Effect the Merger. The obligations of the Company, on the one hand, and the Purchaser Parties, on the other hand, to consummate the Merger are subject to the satisfaction (or mutual waiver by the Company and the Purchaser Parties, if permissible under applicable Law; provided, that the condition in Section 7.1(a) cannot be waived by any Person, including the Company or the Purchaser Parties in any circumstance) of the following conditions:

(a) the Majority of the Minority Approval shall have been obtained;

(b) the Company Stockholder Approval shall have been obtained;

(c) any waiting periods in connection with the Antitrust Filings and all other consents, waivers and approvals from Governmental Entities set forth on Schedule 7.1(c) shall have expired, been terminated, been made or been obtained; and

(d) no Governmental Entity of any competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order or Law or taken any other action which is then in effect (whether temporary, preliminary or permanent) and has the effect of enjoining, restraining or otherwise prohibiting the consummation of the Merger.

Section 7.2. Conditions to the Purchaser Parties’ Obligations to Effect the Merger. The obligations of the Purchaser Parties to effect the Merger are subject to the satisfaction (or waiver by the Purchaser Parties) of the following conditions:

(a) (a) (i) The representations and warranties of the Company contained in Section 4.1 (Organization), Section 4.2 (Capitalization), Section 4.4 (Authorization; Validity of Agreement; Company Action), Section 4.21 (Opinion of Financial Advisor) and Section 4.9(b) (Absence of Certain Changes) of this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date (except, with respect to Section 4.2, for any de minimis inaccuracies) (other than to the extent any such representation and warranty addresses matters only as of a particular date or only with respect to a specific period of time which representation and warranty needs only be true and correct as of such date or with respect to such period); and (ii) all other representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date hereof and shall be true and correct (without giving effect to any limitation as to “materiality” or Company Material Adverse Effect) as of the Closing Date as though made on the Closing Date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which representations and warranties need only be true and correct as of such date or with respect to such period), except, in the case of this clause (iii), where the failure of such representations and warranties of the Company to be so true and correct (without giving effect to any limitation as to “materiality” or Company Material Adverse Effect set forth therein), does not have, and would not reasonably be expected to have, individually, or in the aggregate, a Company Material Adverse Effect;

65

(b) The Company shall have performed all obligations and complied with all covenants, in each case in all material respects, required by this Agreement to be performed or complied with by it at or prior to the Closing; and

(c) The Company shall have delivered to Parent a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Company, certifying to the satisfaction of the conditions specified in Section 7.2(a) and Section 7.2(b).

Section 7.3. Conditions to Company’s Obligations to Effect the Merger. The obligations of Company to effect the Merger are subject to the satisfaction (or waiver by Company) of the following conditions:

(a) The representations and warranties of each of the Purchaser Parties contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which representations and warranties need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties of such Purchaser Party to be so true and correct (without giving effect to any limitation as to “materiality” or Parent Material Adverse Effect set forth therein), does not have, and would not reasonably be expected to have, individually, or in the aggregate, a Parent Material Adverse Effect.

(b) Each of the Purchaser Parties shall have performed all obligations and complied with all covenants, in each case in all material respects, required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c) Parent shall have delivered to the Company certificates, dated as of the Closing Date, signed by a director or duly authorized officer of Parent, certifying as to the satisfaction of the conditions specified in Section 7.3(a) and Section 7.3(b).

Section 7.4. Frustration of Conditions. None of the Company or any Purchaser Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such Party’s failure to act in good faith or use its reasonable best efforts to consummate the Merger, as required by and subject to Section 6.7, or by such Party’s breach in any material respect of any provision of this Agreement.

ARTICLE VIII

TERMINATION

Section 8.1. Termination. This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the adoption of this Agreement by the stockholders of the Company or Merger Sub), only as follows (it being understood and agreed that this Agreement may not be terminated for any reason or on any other basis):

(a) by the mutual written agreement of the Company (in accordance with Section 9.14) and Parent.

66

(b) by either the Company (in accordance with Section 9.14) or Parent:

(i) if any Governmental Entity having competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect, or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such Order or other action shall have become final and nonappealable; provided, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to a Party (A) whose breach of, or failure to fulfill, any of its obligations under this Agreement has been a primary cause of, or resulted in, the enactment, issuance, promulgation, enforcement or entry of any such Order or other action or (B) who has failed to use its reasonable best efforts to avoid the entry of, oppose, or have vacated or terminated, any such Order in accordance with its obligations under Section 6.7;

(ii) if the Company Stockholder Approval, including the Majority of the Minority Approval, shall not have been obtained at the Company Meeting (after taking into account any adjournment or postponement thereof); provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) if the failure to obtain the Company Stockholder Approval is due to the failure of one or more stockholder parties to the Support Agreement to vote the shares of Common Stock Beneficially Owned by it in accordance with the Support Agreement; or

(iii) if the Merger shall not have occurred by 11:59 p.m. (California time), on May 2, 2021 (the “Initial Termination Date”); provided, however, that if on such date, the conditions set forth in Section 7.1(c) or Section 7.1(d) have not been satisfied, and each of other conditions set forth in Section 7.1, Section 7.2, and Section 7.3 are satisfied or waived (other than Section 7.1(a), which cannot be waived by any Person, including the Company or the Purchaser Parties in any circumstance), or are capable of being satisfied if the Closing Date were to occur on such date (such requirements, the “Automatic Extension Conditions”), then the Initial Termination Date shall be automatically extended, with no action on the part of any Party, to 11:59 p.m. (California time) on July 31, 2021 (the “Second Termination Date”), provided, further, that if on the Second Termination Date, the Automatic Extension Conditions are met, then the Second Termination Date shall be automatically extended with no action on the part of any Party to 11:59 p.m. (California time) on October 29, 2021 (the “Third Termination Date”); provided further that the right to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall not be available to any Party whose breach of, or failure to fulfill, any of its obligations under this Agreement in any manner has been a primary cause of the failure to consummate the Merger by the Termination Date (it being understood that the Purchaser Parties and the other members of the Purchaser Group shall be deemed a single Party for purposes of the foregoing proviso). For purposes of this Agreement, “Termination Date” means the Initial Termination Date, or, if extended pursuant to this Section 8.1(b)(iii), the Second Termination Date, or, if extended pursuant to this Section 8.1(b)(iii), the Third Termination Date.

67

(c) by the Company (in accordance with Section 9.14):

(i) if a breach or failure of any representation, warranty or covenant of any Purchaser Party set forth in this Agreement, shall have occurred, which breach or failure has given rise to the failure of a condition set forth in Section 7.1 or Section 7.3 and shall not have been cured within 30 days of the receipt by the Purchaser Parties of written notice from the Company of such breach or failure stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(c)(i) (or any shorter period of the time that remains between the date the Company provides written notice of such breach or failure and the Termination Date); provided, however, that, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if it is then in material breach of this Agreement;

(ii) at any time prior to the receipt of the Company Stockholder Approval and the Majority of the Minority Approval, if the Board authorized the Company to enter into a definitive agreement with respect to a Superior Proposal, to the extent permitted by and in accordance with the terms of Section 6.3; provided, however, that the Company shall concurrently with, and as a condition of, such termination, pay the Company Termination Fee to Parent pursuant to Section 8.2(b)(i);

(iii) if (a) all of the conditions set forth in Section 7.1 have been satisfied or waived (other than those conditions that by their nature are only capable of being satisfied at the Closing), (b) all of the conditions set forth in Section 7.2 have been satisfied or waived (other than those conditions that by their nature are only capable of being satisfied at the Closing), (c) the Company has irrevocably confirmed by written notice to Parent that (1) all conditions set forth in Section 7.3 have been satisfied or waived (other than those conditions that by their nature are only capable of being satisfied at the Closing) and (2) the Company stands ready, willing and able to consummate the Merger and the transactions contemplated hereby, and (d) Parent fails to consummate the Closing within two (2) Business Days of such notice; or

(iv) if there has been a material breach of Section 6.20.

(d) by Parent, if:

(i) a breach or failure of any representation, warranty or covenant of the Company set forth in this Agreement shall have occurred, which breach or failure has given rise to the failure of a condition set forth in Section 7.1 or Section 7.2 and shall not have been cured within 30 days of the receipt by the Company of written notice from Parent of such breach or failure stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(d)(i) (or any shorter period of the time that remains between the date Parent provides written notice of such breach or failure and the Termination Date); provided, however, that, Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if it is in material breach of this Agreement; or

68

(ii) prior to obtaining the Company Stockholder Approval and the Majority of the Minority Approval, the Board or an Independent Committee (in accordance with Section 9.14) shall have effected a Change in Recommendation.

Section 8.2. Effect of Termination.

(a) The Party terminating this Agreement pursuant to Section 8.1(b), Section 8.1(c) or Section 8.1(d), as the case may be, shall give written notice of such termination to the other Party in accordance with this Agreement specifying the provision or provisions hereof pursuant to which such termination is being effected. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any Party hereto; provided, however, that (i) the terms of the Confidentiality Agreement with respect to this Agreement and the Merger, Section 6.4, Article VIII and Article IX shall survive any termination of this Agreement in accordance with their respective terms and (ii) nothing herein shall relieve any Party hereto of any liability for damages resulting from its actual or intentional fraud of this Agreement prior to such termination (which damages the Parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs). The Parties acknowledge and agree that nothing in this Section 8.2 shall be deemed to affect their right to specific performance under Section 9.9.

(b) If this Agreement is validly terminated (i) by the Company pursuant to Section 8.1(c)(ii), then the Company shall pay to Parent concurrently with, and as a condition of, such termination, the Company Termination Fee, or (ii) by Parent pursuant to Section 8.1(d)(ii), then the Company shall pay to Parent the Company Termination Fee within two (2) Business Days of receipt of the written notice of termination, in each case by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, which shall be promptly provided by Parent.

(c) If this Agreement is validly terminated by:

(i) the Company pursuant to Section 8.1(c)(iii) or Section 8.1(c)(iv).

(ii) the Company or Parent pursuant to Section 8.1(b)(iii), and at the time of termination, all conditions to Parent’s obligations to consummate the Merger set forth in Article VII, other than the conditions set forth in Section 7.1(c) or Section 7.1(d), have been satisfied or waived (other than those conditions that by their nature are only capable of being satisfied at the Closing); or

(iii) the Company or Parent pursuant Section 8.1(b)(i), and at the time of termination, all conditions to Parent’s obligations to consummate the Merger set forth in Article VII, other than the conditions set forth in Section 7.1(c) or Section 7.1(d), have been satisfied or waived (other than those conditions that by their nature are only capable of being satisfied at the Closing);

69

then Parent shall pay to the Company the Parent Termination Fee, within two (2) Business Days of receipt or delivery by Parent (as applicable) of the written notice of termination, by wire transfer of immediately available funds to an account or accounts designated in writing by the Company, which shall promptly be provided by the Company.

(d) If (A) this Agreement is terminated pursuant to Section 8.1(b)(ii) or Section 8.1(b)(iii); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement an Acquisition Proposal has been made directly to the Company’s stockholders or publicly announced and not publicly withdrawn or otherwise abandoned; and (C) within twelve months following such termination of this Agreement, either a transaction contemplated by such Acquisition Proposal is consummated or the Company enters into a definitive agreement providing for the consummation of a transaction contemplated by such Acquisition Proposal and such transaction is subsequently consummated, then the Company shall promptly (and in any event within three Business Days after such consummation) pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, which shall be promptly provided by Parent. For purposes of this Section 8.2(c), all references to “15%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%.”

(e) In no event shall the Company be required to pay the Company Termination Fee, or Parent be required to pay the Parent Termination Fee, as the case may be, on more than one occasion.

(f) Upon payment of the Company Termination Fee, the Company shall have no further liability to the Purchaser Parties with respect to the Merger, this Agreement or the transactions contemplated hereby. Upon payment of the Parent Termination Fee, the Purchaser Parties shall have no further liability to the Company with respect to the Merger, this Agreement or the transactions contemplated hereby.

(g) Notwithstanding anything to the contrary in this Agreement, if the Company is required to pay the Company Termination Fee to Parent pursuant to this Agreement, the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Purchaser Parties and the other members of the Purchaser Group, without prejudice to the remedy of specific performance set forth in Section 9.9, against the Company or any other Acquired Company and any of its or their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, members, managers, general or limited partners, assignees, or any Representatives of the foregoing (each a “Company Related Party” and collectively, the “Company Related Parties”) for any breach, loss or damage shall be to terminate this Agreement and receive payment of the Company Termination Fee, in each case, only to the extent provided by this Section 8.2; and upon payment of such amount, none of the Purchaser Parties or any other member of the Purchaser Group shall have any rights or claims against any Company Related Party (or any of such party’s Affiliates or Representatives) under this Agreement or otherwise in connection with this Agreement or the transactions contemplated hereby, whether at law or equity, in contract, in tort or otherwise, and no Company Related Party (or any of such party’s Affiliates or Representatives) shall have any further liability or obligation relating

70

to or arising out of this Agreement or the transactions contemplated hereby(it being understood that this Section 8.2(g) shall not relieve or release any Company Related Party from any liabilities or damages arising out of actual or intentional fraud with respect to the representations and warranties contained in Article IV, or from its obligations pursuant to Section 8.2(a).

(h) Notwithstanding anything to the contrary in this Agreement, if the Purchaser Parties are required to pay the Parent Termination Fee to the Company pursuant to this Agreement, the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company against Parent or Merger Sub (or any obligor under the Commitment Letter) or any of their respective former, current or future general or limited partners, shareholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, agents or any their respective assignees or successors or any former, current or future general or limited partner, shareholder, controlling Person, manager, member, director, officer, employee or any Representatives of the foregoing (each a “Parent Related Party” and collectively, the “Parent Related Parties”) for any breach, loss or damage shall be to terminate this Agreement and receive payment of the Parent Termination Fee, in each case, only to the extent provided by this Section 8.2; and upon payment of such amount, the Company shall have no rights or claims against any Parent Related Party (or any of such party’s Affiliates or Representatives) under this Agreement or otherwise in connection with this Agreement or the transactions contemplated hereby, whether at law or equity, in contract, in tort or otherwise, and no Parent Related Party (or any of such Party’s Affiliates or Representatives) shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby (it being understood that this Section 8.2(h) shall not relieve or release any Purchaser Party from any liabilities or damages arising out of actual or intentional fraud with respect to the representations and warranties contained in Article V, or from its obligations pursuant to Section 8.2(a)).

(i) The Company and each of the Purchaser Parties acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement; that the damages resulting from termination of this Agreement under circumstances where the Company Termination Fee or Parent Termination Fee are payable under this Section 8.2 are uncertain and incapable of calculation and, therefore, the amounts payable pursuant to this Section 8.2 are not a penalty, but are liquidated damages, in a reasonable amount that will compensate the Company, Parent, their respective Affiliates and their respective Representatives for the efforts and resources expended and opportunities foregone while negotiating this Agreement and other documents contemplated hereby and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement; and that, without these agreements, the Parties would not enter into this Agreement. In the event that the Company shall fail to pay the Company Termination Fee or the Purchaser Parties shall fail to pay the Parent Termination Fee, when due, and, in order to obtain such payment, a Purchaser Party or the Company, as applicable, commences a suit which results in a judgment against the Company or a Purchaser Party, as applicable, for any amount set forth in this Section 8.2, the non-prevailing party shall pay to the prevailing party its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate prevailing during such period as published in the Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

71

ARTICLE IX

MISCELLANEOUS

Section 9.1. Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented, whether before or after any vote of the stockholders of the Company contemplated hereby and whether before or after the effectiveness of the Merger Sub Stockholder Consent at any time prior to the Effective Time, with respect to any of the terms contained herein by written agreement of the Parties, by action taken by their respective boards of directors (or individuals holding similar positions) with the Company acting solely through any Independent Committee; provided, however, that following receipt of the Company Stockholder Approval and the Majority of the Minority Approval, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Common Stock shall be converted upon consummation of the Merger or that by Law otherwise would require further approval or authorization by the stockholders of the Company without such further approval or authorization.

Section 9.2. Nonsurvival. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

Section 9.3. Notices. All notices, requests and other communications to any Party under, or otherwise in connection with, this Agreement shall be in writing (in the English language) and shall be deemed to have been duly given on the date of delivery (a) if delivered in person; (b) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received; provided that each notice Party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.3):

(a) if to any of the Purchaser Parties, to:

V99, Inc.

c/o Telenav, Inc.

4655 Great America Parkway, Suite 300

Santa Clara, CA 95054

Attention: H.P. Jin

Email: hpjin@telenav.com

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

555 California Street, Suite 3300

San Francisco, California 94104

Attention: Lior Nuchi

Email: lior.nuchi@nortonrosefulbright.com

72

(b) if to the Company or the Special Committee, to:

Telenav, Inc.

4655 Great America Parkway, Suite 300

Santa Clara, CA 95054

Attention: General Counsel

Email: generalcounsel@telenav.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

One Market Plaza

San Francisco, California 94105

Attention: Robert Ishii and Rich Mullen

Email: rishii@wsgr.com and rich.mullen@wsgr.com

and

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Attention: Julia Reigel

Email: jreigel@wsgr.com

Section 9.4. Interpretation.

(a) Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to in this Agreement, and any and all drafts relating thereto exchanged between the Parties shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted it is of no application and is expressly waived.

(b) Disclosure of any fact, circumstance or information in any section of the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed to be adequate response and disclosure of such fact, circumstance or information with respect to any representation, warranty or covenant in any section of Article IV, Article V or Article VI, calling for disclosure of such fact, circumstance or information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations, warranties or covenants if the applicability of such disclosure to such representation, warranty or covenant is reasonably apparent. The inclusion of any item in the Company Disclosure Letter or the Parent Disclosure Letter shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever.

73

(c) The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Company Disclosure Letter or the Parent Disclosure Letter is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the Parties to determine whether any obligation, item or matter (whether or not described in this Agreement or included in any Schedule) is or is not material for purposes of this Agreement.

(d) In this Agreement, except as the context may otherwise require, references to (i) any agreement (including this Agreement), Contract, statute or regulation are to the agreement, Contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or Contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Governmental Entity include any successor to that Governmental Entity; (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other law include any successor to such section; and (iv) “days” mean calendar days.

Section 9.5. Counterparts. This Agreement may be executed in counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. No Party may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, expect to the extent such defense relates to lack of authenticity.

Section 9.6. Entire Agreement. This Agreement, including the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement and the exhibits hereto, together with the other instruments referred to herein, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. The representations and warranties set forth in Article IV and Article V and the covenants set forth in Section 6.1 have been made solely for the benefit of the Parties and (x) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the Parties if those statements prove to be inaccurate; (y) have been qualified by reference to the Company Disclosure Letter and the Parent Disclosure Letter, which contains certain disclosures that are not reflected in the text of this Agreement; and (z) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (i) not be superseded, (ii) survive any termination of this Agreement, and (iii) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

74

Section 9.7. Severability. Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part of this Agreement to be null, void or unenforceable, or order any Party to take any action inconsistent herewith or not to take an action consistent with the terms of, or required by, this Agreement, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth in this Agreement shall not in any way be affected or impaired, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate. Upon such determination that any term or other provision is null, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the greatest extent possible.

Section 9.8. Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (“RELEVANT MATTERS”), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF OR IN CONNECTION WITH ANY RELEVANT MATTER, AND WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR OR IN CONNECTION WITH ANY RELEVANT MATTER THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES CONSENT TO AND GRANT ANY SUCH COURT

75

JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY RELATE TO OR BE IN CONNECTION WITH ANY RELEVANT MATTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.8.

Section 9.9. Specific Performance. The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties (including a Party’s failure to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement). Prior to the termination of this Agreement pursuant to Section 8.1, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, in each case in accordance with this Section 9.9, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each Party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with the terms of this Section 9.9. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If prior to the Termination Date, any Party brings any Legal Proceeding to enforce specifically the performance of the terms and provisions of this Agreement by any other Party, the Termination Date shall automatically be extended by such other time period established by the court presiding over such action or until such action is otherwise resolved. In addition, notwithstanding anything in this Agreement to the contrary: (x) no Person other than the Company shall be entitled to seek specific performance of this Agreement against the Purchaser Parties; and (y) no Person other than the Company shall be entitled to seek payment of the Parent Termination Fee.

76

Section 9.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any purported assignment in violation of this Section 9.10 shall be void. No assignment by any Party shall relieve such Party of any of its obligations hereunder.

Section 9.11. Expenses. Subject to Section 8.2, all costs and expenses incurred in connection with the Merger, this Agreement and the consummation of the Merger shall be paid by the Party incurring such costs and expenses, whether or not the Merger is consummated.

Section 9.12. Headings. Headings of the Articles and Sections of this Agreement and the table of contents, Schedules and Exhibits are for convenience of the Parties only and shall be given no substantive or interpretative effect whatsoever.

Section 9.13. Extension; Waivers. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the party expressly granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 9.14. Independent Committee Approval. Notwithstanding anything to the contrary herein and subject to the requirements of applicable Law, any amendment, consent, waiver or other determination to be made, or action to be taken, by the Company or the Board under or with respect to this Agreement shall be made or taken at the direction and upon the approval of, and only at the direction and upon the approval of an Independent Committee. An Independent Committee, and only an Independent Committee, may pursue any action or litigation with respect to breaches of this Agreement on behalf of the Company.

Section 9.15. Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that the Company and certain members of the Purchaser Group, including Parent, have previously executed the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms. Each member of the Purchaser Group will, and Parent shall cause each member of the Purchaser Group and their respective Representatives and Affiliates to, hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives and Affiliates in connection with the Merger in accordance with the Confidentiality Agreement.

77

Section 9.16. No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as Parties hereto and no Affiliate or any of past, present or future, direct or indirect, equityholders, controlling persons, directors, officers, employees, incorporators, members, managers, partners, stockholders, or Representatives of any Party hereto or any of its Affiliates shall have any liability for any obligations or liabilities of the Parties or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 9.17. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that (i) Section 8.2(g) is intended to benefit the Company Related Parties and each other Representative of the Company or the other Acquired Companies, each of whom is an express third party beneficiary of, and has the right to enforce, such provision and (ii) Section 8.2(h) is intended to benefit the Parent Related Parties and each other Representative of the Parent Related Parties, each of whom is an express third party beneficiary of, and has the right to enforce, such provision; and provided, further, that Section 6.5 is intended to benefit the Indemnified Parties, each of whom is an express third party beneficiary of, and has the right to enforce, such provisions.

Section 9.18. No Attribution. Notwithstanding anything herein to the contrary, no action or failure to act of any member of the Purchaser Group (in their capacity as such), shall be attributed to the Company and any other Acquired Company when determining whether the Company or any Acquired Company or any of their Representatives have breached, or otherwise failed to comply with, any of the representations, warranties, covenants, agreements or other terms of this Agreement.

[Signature Page Follows]

78

IN WITNESS WHEREOF, the Company and each of the Purchaser Parties has caused this Agreement to be signed by their respective officers or directors thereunto duly authorized as of the date first written above.

TELENAV, INC.

By:	/s/ Douglas Miller
Name:	Douglas Miller
Title:	Lead Independent Director

V99, INC.

By:	/s/ H.P. Jin
Name:	H.P. Jin
Title:	Chief Executive Officer

TELENAV99, INC.

By:	/s/ H.P. Jin
Name:	H.P. Jin
Title:	Chief Executive Officer, President and Treasurer

[Signature Page to Agreement and Plan of Merger]

Exhibit 2.1.1

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT, dated as of November 2, 2020 (this “Agreement”), by and among the stockholders listed on the signature pages hereto (collectively, the “Stockholders” and each individually, a “Stockholder”) and Telenav, Inc., a Delaware corporation (the “Company”; and each Stockholder and the Company individually, a “Party” and the Stockholders and the Company collectively, the “Parties”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner of the number of Shares (as defined below) set forth opposite such Stockholder’s name on Schedule A hereto (together with such additional shares of capital stock that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such Stockholder, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof until the Expiration Date (as defined below), the “Subject Shares”); and

WHEREAS, concurrently with the execution of this Agreement, V99, Inc., a Delaware corporation (“Parent”), Telenav99, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub” and, together with Parent, the “Purchaser Parties”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”).

WHEREAS, in the Merger, upon the terms and subject to the conditions of the Merger Agreement, each Share of the Company, other than the Cancelled Shares (including those not Beneficially Owned by the Purchaser Group) and the Dissenting Shares, will be converted into the right to receive the Merger Consideration;

WHEREAS, the board of directors of the Company (the “Board”) acting upon the recommendation of the Special Committee, has unanimously (other than H.P. Jin and Samuel T. Chen), (i) determined that the Merger Agreement and the Merger, are advisable and fair to, and in the best interests of, the Company and the Company’s stockholders; (ii) approved the Merger Agreement and the Merger; and (iii) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and approve the Merger; and

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, the Company has required that the Stockholders enter into this Agreement, and the Stockholders desire to enter into this Agreement to induce the Company to enter into the Merger Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree, severally and not jointly, as follows:

1. Voting of Shares. From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, at every meeting of the stockholders of the Company called related to the Merger Agreement, the Merger and the transactions contemplated thereby, and at every adjournment or postponement thereof, each Stockholder shall vote or cause to be voted the Subject Shares (or a portion thereof) that such Stockholder is entitled to vote, in each case in accordance with the publicly disclosed recommendation to the stockholders of the Company by action of the Board, the Independent Committee or any other duly constituted committee of the Board (a “Public Board Recommendation”), irrespective of whether such Public Board Recommendation is to vote: (i) (x) in favor of the adoption of the Merger Agreement and the approval of the Merger and the transactions contemplated thereby, or (y) against approval of any other extraordinary corporate transaction or proposal that would result in a change of control of the Company and that would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (2) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (3) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement, (ii) in favor of an Accepted Superior Proposal (as defined below) if, in the event that the Merger Agreement is terminated, the Board or any Independent Committee had provided an initial Change in Recommendation Notice pursuant to Section 6.3(e) of the Merger Agreement no more than 14 days after the No-Shop Period Start Date, with respect to a Superior Proposal received from an Excluded Party (including any amendment to such Superior Proposal made in response to a Parent Proposal during any Notice Period) (an “Accepted Superior Proposal”), and if recommended to the stockholders by a Public Board Recommendation, on any other matter with respect to such Accepted Superior Proposal that is submitted for a vote of the stockholders of the Company (provided, however, that H.P. Jin shall not be required to vote his Subject Shares in accordance with this clause (ii) if the definitive agreement relating to an Accepted Superior Proposal includes any provision which would have the effect of establishing terms of, or in any way limiting, his role or compensation, if any, in the Company or its acquirer after the closing of the transactions described in such definitive agreement), or (iii) in favor of or against any other matter determined by action of the Board, the Independent Committee or any other duly constituted committee of the Board, in good faith, to be necessary or appropriate in connection with the Merger Agreement and the Merger or any Accepted Superior Proposal, in each case if recommended to the stockholders of the Company by a Public Board Recommendation.

The Independent Committee shall notify each Stockholder, in writing, of its Public Board Recommendation prior to or upon its public disclosure.

2. Tendering of Shares. In the event that the Merger Agreement is terminated, and the Company enters into a definitive agreement with respect to an Accepted Superior Proposal that is structured as a tender or exchange offer, the Stockholders shall, after public disclosure of the Company’s entry into such definitive agreement with respect to an Accepted Superior Proposal and the Company’s payment of any Company Termination Fee required pursuant to the Merger Agreement, (i) accept such offer, and tender or exchange, as applicable, of the Subject Shares pursuant to such offer, and (ii) not withdraw any Subject Shares tendered pursuant to such offer (unless pursuant to a Public Board Recommendation to which clause (i), (ii) or (iii) of Section 1 of this Agreement is applicable).

3. Transfer of Shares. Each Stockholder covenants and agrees that during the period from the date of this Agreement through the Expiration Date, such Stockholder will not, without the prior written consent of the Independent Committee, directly or indirectly, (i) transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of or consent to any of the foregoing (“Transfer”), or cause to be Transferred, any of the Subject Shares; provided that nothing in this clause (i) shall prohibit Transfers from any Stockholder(s) to any other Stockholder(s), (ii) deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Shares except with respect to a Transfer from such Stockholder to any other Stockholder(s) or (iv) take any other action, that would materially restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder. The foregoing restrictions on Transfers of Subject Shares shall not prohibit any such Transfers by any Stockholder in connection with the transactions contemplated by Section 2 of this Agreement.

4. Acquisition Proposals.

(a)	If any Stockholder receives any inquiry or proposal that constitutes an Acquisition Proposal, such Stockholder shall promptly inform the Company of such inquiry or proposal and the details thereof.

(b)

Notwithstanding anything in any other agreement between the Company and any Stockholder to the contrary, no Stockholder shall be prohibited from confidentially communicating to the Independent Committee or its external financial advisors or legal counsel any non-public Acquisition Proposals in such a manner as would not reasonably be expected to require public disclosure thereof under applicable law or listing standards of the Nasdaq Capital Market, and such shall not be deemed to be in violation of this Agreement.

5. Additional Covenants of the Stockholders.

(a)

Further Assurances. From time to time and without additional consideration, each Stockholder shall (at such Stockholder’s sole cost and expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at such Stockholder’s sole cost and expense) take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent and purpose of this Agreement.

(b)

Waiver of Appraisal Rights. Each Stockholder hereby waives, to the full extent of the law, and agrees not to assert any appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger or any merger in connection with an Accepted Superior Proposal to which clause (ii) of Section 1 of this Agreement is applicable (unless the Board has made a Change in Recommendation that has not been rescinded or otherwise withdrawn) with respect to any and all Subject Shares held by the undersigned of record or beneficially owned.

(c)

H.P. Jin. Mr. Jin hereby agrees to work in good faith with other potential buyers of the Company, if requested to do so by the Independent Committee (provided that the Company is permitted pursuant to Sections 6.3(a), 6.3(b) or 6.3(d) of the Merger Agreement to engage in discussions with such potential buyers), including participating in management meetings and due diligence, assisting in preparing marketing materials, cooperating to provide for a smooth transition of ownership, and discussing or negotiating potential employment or consulting arrangements. Further, each other Stockholder hereby agrees that it shall not take any action that would prevent Mr. Jin from complying with the previous sentence.

6. Representations and Warranties of each Stockholder. Each Stockholder on its own behalf hereby represents and warrants to the Company, severally and not jointly, with respect to such Stockholder and such Stockholder’s ownership of the Subject Shares as follows:

(a)

Authority. Such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions. Other than as provided in the Merger Agreement and any filings by Stockholder with the Securities and Exchange Commission, the execution, delivery and performance by such Stockholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any governmental entity, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or such Stockholder’s ability to observe and perform such Stockholder’s material obligations hereunder.

(b)

No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or to such

Stockholder’s property or assets, except such violations, conflicts, breaches or defaults as would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or such Stockholder’s ability to observe and perform such Stockholder’s material obligations hereunder.

(c)

The Subject Shares. Such Stockholder is the record and beneficial owner of and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than any of the foregoing that would not prevent or delay such Stockholder’s ability to perform such Stockholder’s obligations hereunder. Such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto. Such Stockholder has, or will have at the time of the applicable stockholder meeting, the sole right to vote or direct the vote of, or to dispose of or direct the disposition of, such Subject Shares, and none of the Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Subject Shares that would prevent or delay a Stockholder’s ability to perform its obligations hereunder. Additionally, (i) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Stockholder to Transfer, or cause to be Transferred, any of the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto (other than a Transfer from one Stockholder to another Stockholder) and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.

(d)

Reliance by the Company. Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

(e)

Litigation. As of the date hereof, to the knowledge of such Stockholder, there is no action, proceeding or investigation pending or threatened against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

(f)

Other Agreements. Such Stockholder is not subject to any obligation that would restrict it from (i) taking the actions described in Section 4 hereof or (ii) making an Acquisition Proposal or entering into any agreement with the Company or any Person or group of Persons relating to a Superior Proposal. As of the date hereof, other than this Agreement, the Merger Agreement and the Confidentiality Agreement, dated October 15, 2020, by and among the Independent Committee, Parent and HP Jin (the “Confidentiality Agreement”), there are no contracts, undertakings, commitments, agreements, obligations, arrangements or understandings, whether written or oral, between such Stockholder or any of its Affiliates, on the one hand, and any other Person, on the other hand, relating in any way to the transactions contemplated by the Merger Agreement, or to the ownership or operations of the Company after the Effective Time. Each Stockholder agrees not to enter into any agreement which would restrict such Stockholder from taking any of the actions set forth in the first sentence of this paragraph (f) or otherwise restrict or prevent such Stockholder from complying with its obligations hereunder. Each Stockholder is not in breach of any terms of the Confidentiality Agreement to the extent such Stockholder is a party to the Confidentiality Agreement.

(g)

Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

7. Representations and Warranties of the Company. The Company represents and warrants to the Stockholders as follows: The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Merger Agreement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board acting upon the recommendation of the Independent Committee, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement, the Merger Agreement and the consummation of the transactions contemplated hereby and thereby. The Company has duly and validly executed this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

8. Stockholder Capacity. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or beneficial owner of Subject Shares, and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer of the Company. The taking of any actions (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

9. Termination. This Agreement shall automatically terminate without further action upon the earliest to occur (the “Expiration Date”) of (i) with respect to the Stockholders’ obligations hereunder in respect of the Merger Agreement and the Merger, (A) the Effective Time, (B) the termination of the Merger Agreement in accordance with its terms and (C) the written agreement of the Stockholders and the Company to terminate this Agreement, and (ii) with respect to the Stockholders’ obligations hereunder in respect of an Accepted Superior Proposal to which clause (ii) of Section 1 of this Agreement is applicable, (A) the effective time of any business combination of the Company provided for in such Accepted Superior Proposal or, if there is no provision for such a business combination, the closing of the transactions contemplated thereby and (B) the termination of the definitive agreement reflecting such Accepted Superior Proposal in accordance with its terms.

10. Specific Performance. Each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) the Company is relying on such covenants in connection with entering into the Merger Agreement and (c) a violation of any of the terms of such covenants, obligations or agreements will cause the Company irreparable injury for which adequate remedies are not available at law and for which monetary damages are not readily ascertainable. Therefore, each Stockholder agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Stockholder from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and shall be the Company’s sole remedy under this Agreement unless the Company shall have sought and been denied injunctive remedies, and such denial is other than by reason of the absence of violation of such covenants, obligations or agreements.

11. Governing Law; Jurisdiction. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (“RELEVANT MATTERS”), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE

THAT ARISES IN RESPECT OF OR IN CONNECTION WITH ANY RELEVANT MATTER, AND WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR OR IN CONNECTION WITH ANY RELEVANT MATTER THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HERETO CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 16 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF

12. WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY RELATE TO OR BE IN CONNECTION WITH ANY RELEVANT MATTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 12.

13. Amendment. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by the Company and each of the Stockholders (with the Company acting solely through any Independent Committee). No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the Party against whom the enforcement of such waiver, discharge or termination is sought (with the Company acting solely through any Independent Committee).

14. Extension; Waivers. Any failure of any of the Parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party expressly granting such waiver (with the Company acting solely through any Independent Committee), but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any Party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights

15. Assignment; No Third Party Beneficiaries. This Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns. Any purported assignment in violation of this Section 15 shall be void. No assignment by any Party hereto shall relieve such Party of any of its obligations hereunder.

16. Notices. All notices, requests and other communications to any Party hereto under, or otherwise in connection with, this Agreement shall be in writing (in the English language) and shall be deemed to have been duly given on the date of delivery (a) if delivered in person; (b) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received; provided that each notice Party shall confirm receipt of any such email correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows (or at such other address for a Party hereto as shall be specified in a notice given in accordance with this Section 16):

(a)	If to the Company:

Telenav, Inc.

4655 Great America Parkway, Suite 300

Santa Clara, CA 95054

Attn: General Counsel

Email: generalcounsel@telenav.com

With a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

One Market Plaza

San Francisco, California 94105

Attention: Robert Ishii and Rich Mullen

Email: rishii@wsgr.com and rich.mullen@wsgr.com

and

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Attention: Julia Reigel

Email: jreigel@wsgr.com

(b)	If to any Stockholder:

H.P. Jin

c/o Telenav, Inc.

4655 Great America Parkway, Suite 300

Santa Clara, CA 95054

Email: hpjin@telenav.com

With a copy to (which shall not constitute notice):

Norton Rose Fulbright US LLP

555 California Street, Suite 3300

San Francisco, California 94104

Attention: Lior Nuchi

Email: lior.nuchi@nortonrosefulbright.com

Samuel T. Chen

c/o Rayson Technology Co. Ltd.

5F, No. 550, Ruei Guang Road

Taipei F5 Taiwan

Email: samuelchen@rayson.com

Fiona Chang

c/o Rayson Technology Co. Ltd.

5F, No. 550, Ruei Guang Road

Taipei F5 Taiwan

Email: samuelchen@rayson.com

Digital Mobile Venture Limited

c/o Rayson Technology Co. Ltd.

5F, No. 550, Ruei Guang Road

Taipei F5 Taiwan

Attention: Samuel Chen

Email: samuelchen@rayson.com

Yi-Ting Chen

c/o Samuel T. Chen

c/o Rayson Technology Co. Ltd.

5F, No. 550, Ruei Guang Road

Taipei F5 Taiwan

Email: samuelchen@rayson.com

Yi-Chun Chen

c/o Samuel T. Chen

c/o Rayson Technology Co. Ltd.

5F, No. 550, Ruei Guang Road

Taipei F5 Taiwan

Email: samuelchen@rayson.com

Changbin Wang

c/o H.P. Jin

c/o Telenav, Inc.

4655 Great America Parkway, Suite 300

Santa Clara, CA 95054

Email: hpjin@telenav.com

17. Severability. Each Party hereto agrees that, should any court or other competent authority hold any provision or part of this Agreement to be null, void or unenforceable, or order any Party hereto to take any action inconsistent herewith or not to take an action consistent with the terms of, or required by, this Agreement, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth in this Agreement shall not in any way be affected or impaired, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate. Upon such determination that any term or other provision is null, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the voting and other transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

18. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. No addition to or modification of any provision of this Agreement shall be binding upon any Party unless made in writing and signed by all of the Parties hereto.

19. Section Headings. The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

20. Counterparts. This Agreement may be executed in counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. No Party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each Party hereto forever waives any such defense, expect to the extent such defense relates to lack of authenticity.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

Telenav, Inc.

By	/s/ Douglas Miller
Name:	Douglas Miller
Title:	Lead Independent Director

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDERS:

H.P. Jin

/s/ H.P. Jin

Samuel T. Chen

/s/ Samuel T. Chen

Fiona Chang

/s/ Fiona Chang

Digital Mobile Venture Limited

By:	/s/ Samuel Chen
Name:	Samuel Chen
Title:	Director

Yi-Ting Chen

/s/ Yi-Ting Chen

Yi-Chun Chen

/s/ Yi-Chun Chen

Changbin Wang

/s/ Changbin Wang

[Signature Page to Voting and Support Agreement]

SCHEDULE A

Name of Stockholder	Number of Shares
H.P. Jin	2,433,552	[1]
Samuel T. Chen	7,390,187
Fiona Chang	7,352,721	[2]
Digital Mobile Venture Limited	7,352,721	[3]
Yi-Ting Chen	2,221,293
Yi-Chun Chen	2,229,136
Changbin Wang	2,350,000

[1]	Includes 75,625 shares of Common Stock which may be acquired upon exercise of outstanding Stock Options within 60 days of October 2, 2020.
[2]	Shares of Common Stock are held by Digital Mobile Ventures Limited.
[3]

Consists of (i) 7,352,721 shares of Common Stock held by Digital Mobile Ventures Limited and (ii) 37,466 shares of Common Stock issuable upon the exercise of outstanding Stock Options within 60 days of October 5, 2020.

Exhibit 3.2.1

AMENDED AND RESTATED BYLAWS OF

TeleNav, Inc.

(initially adopted on October 13, 2009)

(as amended on May 18, 2010 effective as of the

closing of the corporation’s initial public offering)

(as amended on November 2, 2020)

TABLE OF CONTENTS

(Continued)

TABLE OF CONTENTS

(Continued)

		Page
ARTICLE IX - GENERAL MATTERS		25

9.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	25
9.2	FISCAL YEAR	25
9.3	SEAL	25
9.4	CONSTRUCTION; DEFINITIONS	25

ARTICLE X - AMENDMENTS		25

ARTICLE XI - FORUM FOR CERTAIN LITIGATION		26

BYLAWS OF TELENAV, INC.

ARTICLE I - CORPORATE OFFICES

1.1	REGISTERED OFFICE

The registered office of TeleNav, Inc. shall be fixed in the corporation’s certificate of incorporation, as the same may be amended from time to time.

1.2	OTHER OFFICES

The corporation’s board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II - MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2	ANNUAL MEETING

The annual meeting of stockholders shall be held each year. The board of directors shall designate the date and time of the annual meeting. In the absence of such designation the annual meeting of stockholders shall be held on the second Tuesday of November of each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding business day. At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3	SPECIAL MEETING

(i) A special meeting of the stockholders, other than those required by statute, may be called at any time by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board, chairperson of the board of directors, chief executive officer, or president (in the absence of a chief executive officer, but a special meeting may not be called by any other person or persons. For purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The board of directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(ii) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Whole Board. Nothing contained in this Section 2.3(ii) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4	ADVANCE NOTICE PROCEDURES

(i) Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the board of directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(i) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.4(i). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(a) To comply with clause (C) of Section 2.4(i) above, a stockholder’s notice must set forth all information required under this Section 2.4(i) and must be timely received by the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.4(i)(a). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

(b) To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this Section 2.4, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(c) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.4(i) and, if applicable, Section 2.4(ii). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.4(i), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(ii) Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4(ii) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the board of directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 2.4(ii) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.4(ii). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(a) To comply with clause (B) of Section 2.4(ii) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.4(ii) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 2.4(i)(a) above.

(b) To be in proper written form, such stockholder’s notice to the secretary must set forth:

(1) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2) as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 2.4(i)(b) above, and the supplement referenced in the second sentence of Section 2.4(i)(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(c) At the request of the board of directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.4(ii).

(d) Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.4(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(iii) Advance Notice of Director Nominations for Special Meetings.

(a) For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.3, nominations of persons for election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(iii) and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.4(ii)(b) and 2.4(ii)(c) above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.4(iii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated

Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(b) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(iv) Other Requirements and Rights. In addition to the foregoing provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 2.4 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

2.5	NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

2.6	QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7	ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8	CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

2.9	VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise required by law, the certificate of incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation or these bylaws.

2.10	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as dividend or upon liquidation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

2.11	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action.

If the board of directors does not so fix a record date:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.12	PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.13	LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.14	INSPECTORS OF ELECTION

A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(ii) receive votes, ballots or consents;

(iii) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv) count and tabulate all votes or consents;

(v) determine when the polls shall close;

(vi) determine the result; and

(vii) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III - DIRECTORS

3.1	POWERS

The business and affairs of the corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2	NUMBER OF DIRECTORS

The board of directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

If so provided in the certificate of incorporation, the directors of the corporation shall be divided into three classes.

3.4	RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

3.7	SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairperson of the board of directors, the chief executive officer, the president, the secretary or a majority of the authorized number of directors.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile; or

(iv) sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

3.8	QUORUM; VOTING

At all meetings of the board of directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10	FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.11	REMOVAL OF DIRECTORS

Any director may be removed from office by the stockholders of the corporation only for cause.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV - COMMITTEES

4.1	COMMITTEES OF DIRECTORS

The board of directors may, by resolution passed by a majority of the authorized number of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2	COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3	MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings and meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings and notice);

(iv) Section 3.8 (quorum; voting);

(v) Section 7.5 (waiver of notice); and

(vi) Section 3.9 (action without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the board of directors; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

4.4	SUBCOMMITTEES

Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V - OFFICERS

5.1	OFFICERS

The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the board of directors, a chairperson of the board of directors, a vice chairperson of the board of directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2	APPOINTMENT OF OFFICERS

The board of directors shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3	SUBORDINATE OFFICERS

The board of directors may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4	REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board of directors or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5	VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors or as provided in Section 5.3.

5.6	REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairperson of the board of directors, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7	AUTHORITY AND DUTIES OF OFFICERS

All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.

ARTICLE VI - STOCK

6.1	STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson of the board of directors or vice-chairperson of the board of directors, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the corporation shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2	SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 156, 202(a) or 218(a) of the DGCL or with respect to this Section 6.2 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3	LOST CERTIFICATES

Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4	DIVIDENDS

The board of directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation.

The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

6.5	TRANSFER OF STOCK

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

6.6	STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.7	REGISTERED STOCKHOLDERS

The corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER

7.1	NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the corporation’s records. An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.2	NOTICE BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

(i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

(ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)	if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)	if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

7.3	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.4	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.5	WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII - INDEMNIFICATION

8.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3	SUCCESSFUL DEFENSE

To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

8.4	INDEMNIFICATION OF OTHERS

Subject to the other provisions of this Article VIII, the corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The board of directors shall have the power to delegate to such person or persons the determination of whether employees or agents shall be indemnified.

8.5	ADVANCED PAYMENT OF EXPENSES

Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 8.6(ii) or 8.6(iii) prior to a determination that the person is not entitled to be indemnified by the corporation.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 9, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

8.6	LIMITATION ON INDEMNIFICATION

Subject to the requirements in Section 8.3 and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii) for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 8.7 or (d) otherwise required by applicable law; or

(v) if prohibited by applicable law.

8.7	DETERMINATION; CLAIM

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8	NON-EXCLUSIVITY OF RIGHTS

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

8.9	INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.10	SURVIVAL

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11	EFFECT OF REPEAL OR MODIFICATION

Any amendment, alteration or repeal of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

8.12	CERTAIN DEFINITIONS

For purposes of this Article VIII, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.

ARTICLE IX - GENERAL MATTERS

9.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the certificate of incorporation or these bylaws, the board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2	FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

9.3	SEAL

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.4	CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE X- AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote. The corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.

Notwithstanding the foregoing and any provision of law that might otherwise permit a lesser vote or no vote, a resolution adopted by the affirmative vote of the holders at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding common stock then entitled to vote shall be required to amend or repeal Section 2.3, Section 2.4, Section 2.10, Section 2.14, Section 3.4, Section 3.11 of these bylaws, or this sentence of this Article X.

ARTICLE XI- FORUM FOR CERTAIN LITIGATION

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware) (a “Chosen Court”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine (each, an “Action”). Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this bylaw. If any Action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Chosen Court in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

TeleNav, Inc.

CERTIFICATE OF AMENDMENT OF BYLAWS

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Secretary of TeleNav, Inc., a Delaware corporation and that the foregoing bylaws, were amended and restated on November 2, 2020 by the corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 2nd day of November, 2020.

/s/ Steve Debenham
Steve Debenham, Secretary

Exhibit 99.1

Telenav Reports First Quarter Fiscal 2021 Financial Results

Revenue Grew 97% Quarter on Quarter, 4% Year on Year;

GAAP Net Income Grew to $3.3 Million; Adjusted EBITDA Improved to $5.6 Million

Two OEM Wins During the First Quarter of Fiscal 2021

SANTA CLARA, Calif., – Nov. 3, 2020 – Telenav®, Inc. (NASDAQ:TNAV), a leading provider of connected-car and location-based services, today released its financial results for the first fiscal quarter ended Sept. 30, 2020. In connection with releasing financial results for the first fiscal quarter ended Sept. 30, 2020, the company also posted a supplemental financial results presentation on its website. Please visit Telenav’s investor relations website at http://investor.telenav.com to view the financial results and materials, and additional commentary regarding the information in this release. Telenav also announced today that it has entered into a definitive merger agreement to be acquired by V99, Inc., a Delaware corporation led by HP Jin, Co-Founder, President, and Chief Executive Officer of Telenav, for $4.80 per share in an all cash transaction that values Telenav at approximately $241 million. In light of the announced transaction with V99, Inc., Telenav is releasing its financial results prior to the originally scheduled date.

“We won two significant new OEM awards in the quarter, and continued to expand our installed base of Telenav equipped vehicles,” said HP Jin, Chairman and CEO of Telenav.

“We delivered a strong top and bottom line rebound, and significantly increased adjusted EBITDA in the first quarter of fiscal 2021. The financial results were driven by our customers’ automotive plant re-openings and return to higher levels of production than the fourth quarter of fiscal 2020, including General Motors,” said Adeel Manzoor, Chief Financial Officer.

Financial Highlights for the First Quarter Ended Sept. 30, 2020

•

Total revenue for the first quarter of fiscal 2021 was $69.6 million, an increase of 97% compared with $35.4 million in the fourth quarter of fiscal 2020, and an increase of 4% compared with $66.6 million in the first quarter of fiscal 2020.

•	Services revenue for the first quarter of fiscal 2021 was $12.8 million, an increase of 20% compared with $10.6 million in the first quarter of fiscal 2020.

•	GAAP gross profit for the first quarter of fiscal 2021 was $29.5 million, compared with $29.8 million in the first quarter of fiscal 2020.

•	Billings, a non-GAAP measure, for the first quarter of fiscal 2021 were $64.2 million, a decrease of 17% compared with $76.9 million in the first quarter of fiscal 2020.

•	GAAP income from continuing operations before the provision for income taxes for the first quarter of fiscal 2021 was $2.7 million, compared with $0.4 million for the first quarter of fiscal 2020.

•

GAAP net income for the first quarter of fiscal 2021 was $3.3 million, compared with a net loss of $(4.0) million for the first quarter of fiscal 2020. The first quarter of fiscal 2020 included a loss from discontinued operations of $(4.0) million.

•	Adjusted EBITDA, a non-GAAP measure, for the first quarter of fiscal 2021 was $5.6 million, an increase of 121% compared with $2.6 million for the first quarter of fiscal 2020.

•

Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $98.8 million as of Sept. 30, 2020. This represented cash, cash equivalents and short-term investments of $2.08 per share, based on 47.5 million shares of common stock outstanding as of Sept. 30, 2020. Telenav had no debt as of Sept. 30, 2020.

Recent Business Highlights

•	Telenav was awarded new business with two automobile OEMs in the first quarter: a US-based EV manufacturer and Chinese electric vehicle maker, Nio.

•	Approximately 1.2 million Telenav-equipped cars were deployed into the global market during the quarter ended Sept. 30, 2020, bringing total cumulative auto units deployed to date to 30.7 million.

Conference Call Cancellation

In light of the announced transaction with V99, Telenav’s earnings conference call scheduled for November 05, at 2:00 p.m. PDT will not take place. Additionally, given the pending transaction, Telenav is not providing outlook.

Use of Non-GAAP Financial Measures

Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures, such as billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, and free cash flow included in this press release are different from those otherwise presented under GAAP. Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and, therefore, may be helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Billings equals GAAP revenue recognized plus the change in deferred revenue from the beginning to the end of the applicable period. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and certain development costs associated with its customized software solutions whereby customized engineering fees are earned. As the company enters into more hybrid and brought-in navigation programs, deferred revenue and deferred costs become larger components of its operating results, so Telenav believes these metrics are useful in evaluating cash flows.

Telenav considers billings to be a useful metric for management and investors because billings drive revenue and deferred revenue, which is an important indicator of its business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue and may require additional services to be provided over contracted service periods. For example, billings related to certain brought-in solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. Accordingly, when Telenav uses this measure, it attempts to compensate for these limitations by providing specific information regarding billings and how they relate to revenue calculated in accordance with GAAP.

Adjusted EBITDA measures GAAP net loss adjusted for discontinued operations and excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense) net, provision (benefit) for income taxes, and other applicable items such as legal settlements and contingencies. Stock-based compensation expense relates to equity incentive awards granted to its employees, directors, and consultants. Legal settlements and contingencies represent settlements, offers made to settle, or loss accruals relating to litigation or other disputes in which Telenav is a party or the indemnitor of a party.

Adjusted EBITDA, while generally a measure of profitability, can also represent a loss. Adjusted EBITDA is a key measure used by Telenav’s management and board of directors to understand and evaluate Telenav’s core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. In particular, Telenav believes that the exclusion of the expenses eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of Telenav’s core business. Accordingly, Telenav believes that adjusted EBITDA generally provides useful information to investors and others in understanding and evaluating our operating results in the same manner as Telenav’s management and board of directors.

Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by its business after purchases of property and equipment.

Telenav does not provide reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to deferred revenue, deferred costs, stock-based compensation and tax provision (benefit), which are components of these non-GAAP financial measures. In particular, stock-based compensation is impacted by future hiring and retention needs, as well as the future fair market value of Telenav’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these items will have a significant impact on Telenav’s net income (loss) per diluted share and tax provision (benefit). Accordingly, reconciliations of Telenav’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward Looking Statements

This press release, as well as the supplemental investor presentation Telenav posts on its website, contain forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to its management. Actual events or results may differ materially from those described in these documents or communications due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: the risk that the proposed transaction with V99, Inc. may not be completed in a timely manner or at all, which may adversely affect Telenav’s business and the price of the common stock of Telenav; the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Telenav and the receipt of required regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed transaction on Telenav’s business relationships, operating results and business generally; (v) the risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the risks related to diverting management’s attention from Telenav’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Telenav or the special committee of its independent directors related to the merger agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the impact of the COVID-19 pandemic on business activity, including but not limited to the shutdown of manufacturing operations by Ford, GM and other automobile manufacturer customers, consumer demand for new vehicles and the Company’s operations; whether Ford, GM and other automobile manufacturer partners will be required to suspend production on response to spikes in COVID-19 cases and if so, when and to what extent they will be able to resume full production and the impact the continued period of reduced volume of new vehicles being produced will have on our revenue and operating results; the ensuing economic recession; the Company’s ability to achieve future revenue currently estimated under customer engagements, including the Company’s ability to determine, achieve and accurately recognize revenue under customer engagements; the Company’s ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; the impact of Ford’s announcement regarding the elimination of various sedans in North America over the near term; the impact of tariffs on sales of automobiles in the United States and other markets; the Company’s success in extending its contracts for current and new generation of products with its existing automobile manufacturers and tier ones, particularly Ford; the impact of Ford’s announcement regarding Garmin and the possibility that Ford and other OEMs may transition additional business to other platforms and providers, such as Google Automotive Services; the impact of GM’s announcement regarding Google Automotive Services; the Company’s ability to achieve additional design wins and the delivery dates of automobiles including the Company’s products; adoption by vehicle purchasers of Scout GPS Link; the Company’s dependence on a limited number of automobile manufacturers and tier ones for a substantial portion of its revenue, such as Ford and GM; reductions in demand for automobiles in general and specifically for Ford and GM vehicles; potential impacts of automobile manufacturers and tier ones, in particular Ford and GM, including competitive capabilities in their vehicles such as Apple CarPlay and Android Auto; the Company’s continued reporting of losses and operating expenses in excess of expectations; the timing of new product releases and vehicle production by the Company’s automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; the Company’s ability to perform under its initiatives with Amazon and Microsoft, and benefit from those initiatives; the potential that the Company may not be able to realize its deferred tax assets and may have to take a reserve against them. Telenav discusses these risks in greater detail in “Risk Factors” and elsewhere in its Form 10-K for the fiscal year ended June 30, 2020 and other filings with the U.S. Securities and Exchange Commission (“SEC”), including any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date made. You should review the company’s SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expects. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Telenav and V99. In connection with the proposed transaction, Telenav intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Telenav will mail the definitive proxy statement and a proxy card to each stockholder of Telenav entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Telenav may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF TELENAV ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TELENAV WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TELENAV AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Telenav with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Telenav’s website (https://www.telenav.com/) or by contacting Telenav’s Investor Relations at IR@telenav.com.

Participants in the Solicitation

Telenav and its directors and executive officers, including HP Jin and Samuel Chen, may be deemed to be participants in the solicitation of proxies from Telenav’s stockholders with respect to the proposed transaction. Information about Telenav’s directors and executive officers and their ownership of Telenav common stock is set forth in Telenav’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on August 21, 2020, as amended on October 26, 2020. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

ABOUT TELENAV, INC.

Telenav is a leading provider of connected car and location-based services, focused on transforming life on the go for people—before, during, and after every drive. Leveraging our location platform, we enable our customers to deliver custom connected car and mobile experiences. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.

Copyright 2020 Telenav, Inc. All Rights Reserved.

Telenav and the “Telenav” logo are registered trademarks and “VIVID” is a trademark of Telenav, Inc. All rights reserved. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

TNAV-F

TNAV-C

Investor Relations:

Bishop IR

Mike Bishop

415-894-9633

IR@telenav.com

Telenav, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	September 30, 2020	June 30, 2020
Assets
Current assets:
Cash and cash equivalents	$28,313	$20,518
Short-term investments	70,505	90,315
Accounts receivable, net of allowances of $7 and $5 at September 30, 2020 and June 30, 2020, respectively	47,371	34,542
Restricted cash	2,059	1,494
Deferred costs	25,881	26,121
Prepaid expenses and other current assets	4,839	4,505

Total current assets	178,968	177,495
Property and equipment, net	3,689	4,319
Operating lease right-of-use assets	6,363	7,067
Deferred income taxes, non-current	1,318	1,515
Goodwill	14,255	14,255
Deferred costs, non-current	50,160	54,548
Other assets	41,192	34,552

Total assets	$295,945	$293,751

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$19,728	$12,291
Accrued expenses	31,833	36,210
Operating lease liabilities	2,824	2,786
Deferred revenue	37,876	37,973
Income taxes payable	223	715
Total current liabilities	92,484	89,975
Operating lease liabilities, non-current	4,654	5,191
Deferred revenue, non-current	95,654	100,970
Other long-term liabilities	664	645
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 47,523 and 47,342 shares issued and outstanding at September 30, 2020 and June 30, 2020, respectively	47	47
Additional paid-in capital	194,912	192,170
Accumulated other comprehensive loss	(432)	(477)
Accumulated deficit	(92,038)	(94,770)

Total stockholders’ equity	102,489	96,970

Total liabilities and stockholders’ equity	$295,945	$293,751

Telenav, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,
	2020	2019
Revenue:
Product	$56,809	$55,990
Services	12,787	10,639

Total revenue	69,596	66,629

Cost of revenue:
Product	32,530	31,989
Services	7,553	4,862

Total cost of revenue	40,083	36,851

Gross profit	29,513	29,778
Operating expenses:
Research and development	18,986	20,663
Sales and marketing	1,996	1,946
General and administrative	6,512	7,287

Total operating expenses	27,494	29,896

Income (loss) from operations	2,019	(118)
Other income, net	714	561

Income from continuing operations before provision for income taxes	2,733	443
Provision for income taxes	14	411
Equity in net (income) of equity method investees	(616)	—

Income from continuing operations	3,335	32

Discontinued operations:
Income from operations of Advertising business, net of tax	—	832
Loss from sale of Advertising business	—	(4,818)

Loss on discontinued operations	—	(3,986)

Net income (loss)	$3,335	$(3,954)

Basic income (loss) per share:
Income from continuing operations	$0.07	$—
Loss on discontinued operations	—	(0.08)

Net income (loss)	$0.07	$(0.08)

Diluted income (loss) per share:
Income from continuing operations	$0.07	$—
Loss on discontinued operations	—	(0.08)

Net income (loss)	$0.07	$(0.08)

Weighted average shares used in computing income (loss) per share:
Basic	47,227	47,780
Diluted	47,841	49,648

Telenav, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended September 30,
	2020	2019
Operating activities
Net income (loss)	$3,335	$(3,954)
Loss on discontinued operations	—	3,986

Income from continuing operations	3,335	32
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities:
Stock-based compensation expense	2,857	1,752
Depreciation and amortization	760	922
Operating lease amortization, net of accretion	710	544
Accretion of net premium on short-term investments	85	12
Equity in net (income) of equity method investees	(616)	—
Other	(351)	101
Changes in operating assets and liabilities:
Accounts receivable	(12,653)	16,355
Deferred income taxes	245	171
Deferred costs	4,694	1,979
Prepaid expenses and other current assets	205	(502)
Other assets	(513)	28
Trade accounts payable	7,431	1,738
Accrued expenses and other liabilities	(4,537)	(10,259)
Income taxes payable	(500)	(152)
Operating lease liabilities	(504)	(897)
Deferred revenue	(5,656)	10,345

Net cash provided by (used in) operating activities	(5,008)	22,169

Investing activities
Purchases of property and equipment	(67)	(461)
Purchases of short-term investments	(2,381)	(41,418)
Purchase of long-term investments	(5,711)	(2,000)
Proceeds from sales and maturities of short-term investments	21,791	11,052

Net cash provided by (used in) investing activities	13,632	(32,827)

Financing activities
Proceeds from exercise of stock options	67	8,306
Tax withholdings related to net share settlements of restricted stock units	(359)	(832)
Proceeds from issuance of common stock under employee stock purchase plan	1,204	—
Repurchase of common stock	(1,630)	—

Net cash provided by (used in) financing activities	(718)	7,474

Effect of exchange rate changes on cash, cash equivalents and restricted cash	454	(336)

Net increase (decrease) in cash, cash equivalents and restricted cash, continuing operations	8,360	(3,520)
Net cash used in discontinued operations	—	(3,975)
Cash, cash equivalents and restricted cash, beginning of period	22,012	29,225

Cash, cash equivalents and restricted cash, end of period	$30,372	$21,730

Supplemental disclosure of cash flow information
Income taxes paid, net	$472	$739

Non-cash investing: Investment in inMarket Media, LLC acquired in exchange for sale of Advertising business	$—	$15,600

Cash flows from discontinued operations:
Net cash used in operating activities	$—	$(3,569)
Net cash used in financing activities	—	(406)
Net cash transferred from continuing operations	—	3,975

Net change in cash and cash equivalents from discontinued operations	—	—
Cash and cash equivalents of discontinued operations, beginning of period	—	—

Cash and cash equivalents of discontinued operations, end of period	$—	$—

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$28,313	$19,278
Restricted cash	2,059	2,452

Total cash, cash equivalents and restricted cash	$30,372	$21,730

Telenav, Inc.

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands)

Reconciliation of Revenue to Billings

	Three Months Ended September 30,
	2020	2019
Revenue	$69,596	$66,629
Adjustments:
Change in deferred revenue	(5,413)	10,246

Billings	$64,183	$76,875

Reconciliation of Deferred Revenue to Change in Deferred Revenue

Reconciliation of Deferred Costs to Change in Deferred Costs

	Three Months Ended September 30,
	2020	2019
Deferred revenue, end of period	$133,530	$145,381
Deferred revenue, beginning of period	138,943	135,135

Change in deferred revenue	$(5,413)	$10,246

Deferred costs, end of period	$76,041	$77,795
Deferred costs, beginning of period	80,669	79,802

Change in deferred costs(1)	$(4,628)	$(2,007)

(1)

Deferred costs primarily include costs associated with third-party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs.

Telenav, Inc.

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended September 30,
	2020	2019
Net income (loss)	$3,335	$(3,954)
Loss on discontinued operations	—	3,986

Income from continuing operations	3,335	32
Adjustments:
Stock-based compensation expense	2,857	1,752
Depreciation and amortization expense	760	922
Other income, net	(714)	(561)
Provision for income taxes	14	411
Equity in net (income) loss of equity method investees	(616)	—

Adjusted EBITDA	$5,636	$2,556

Reconciliation of Net Income (Loss) to Free Cash Flow

	Three Months Ended September 30,
	2020	2019
Net income (loss)	$3,335	$(3,954)
Loss on discontinued operations	—	3,986

Income from continuing operations	3,335	32
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities:
Change in deferred revenue (1)	(5,656)	10,345
Change in deferred costs (2)	4,694	1,979
Changes in other operating assets and liabilities	(10,826)	6,482
Other adjustments (3)	3,445	3,331

Net cash provided by (used in) operating activities	(5,008)	22,169
Less: Purchases of property and equipment	(67)	(461)

Free cash flow	$(5,075)	$21,708

(1)	Consists of product royalties, customized software development fees, service fees and subscription fees.
(2)	Consists primarily of third-party content costs and customized software development expenses.
(3)	Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.

Exhibit 99.2 Telenav | Transforming Life on the Go Telenav, Inc. (NASDAQ: TNAV) First Quarter Fiscal 2021 Financial Results November 3, 2020Exhibit 99.2 Telenav | Transforming Life on the Go Telenav, Inc. (NASDAQ: TNAV) First Quarter Fiscal 2021 Financial Results November 3, 2020

Forward Looking Statements This supplemental investor presentation contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to its management. Actual events or results may differ materially from those described in these documents or communications due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: the risk that the proposed transaction with V99, Inc. may not be completed in a timely manner or at all, which may adversely affect Telenav’s business and the price of the common stock of Telenav; the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Telenav and the receipt of required regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed transaction on Telenav’s business relationships, operating results and business generally; (v) the risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the risks related to diverting management’s attention from Telenav’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Telenav or the special committee of its independent directors related to the merger agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the impact of the COVID-19 pandemic on business activity, including but not limited to the shutdown of manufacturing operations by Ford, GM and other automobile manufacturer customers, consumer demand for new vehicles and the Company’s operations; whether Ford, GM and other automobile manufacturer partners will be required to suspend production on response to spikes in COVID-19 cases and if so, when and to what extent they will be able to resume full production and the impact the continued period of reduced volume of new vehicles being produced will have on our revenue and operating results; the ensuing economic recession; the Company’s ability to achieve future revenue currently estimated under customer engagements, including the Company’s ability to determine, achieve and accurately recognize revenue under customer engagements; the Company's ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; the impact of Ford’s announcement regarding the elimination of various sedans in North America over the near term; the impact of tariffs on sales of automobiles in the United States and other markets; the Company’s success in extending its contracts for current and new generation of products with its existing automobile manufacturers and tier ones, particularly Ford; the impact of Ford’s announcement regarding Garmin and the possibility that Ford and other OEMs may transition additional business to other platforms and providers, such as Google Automotive Services; the impact of GM’s announcement regarding Google Automotive Services; the Company’s ability to achieve additional design wins and the delivery dates of automobiles including the Company’s products; adoption by vehicle purchasers of Scout GPS Link; the Company’s dependence on a limited number of automobile manufacturers and tier ones for a substantial portion of its revenue, such as Ford and GM; reductions in demand for automobiles in general and specifically for Ford and GM vehicles; potential impacts of automobile manufacturers and tier ones, in particular Ford and GM, including competitive capabilities in their vehicles such as Apple CarPlay and Android Auto; the Company’s continued reporting of losses and operating expenses in excess of expectations; the timing of new product releases and vehicle production by the Company’s automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; the Company’s ability to perform under its initiatives with Amazon and Microsoft, and benefit from those initiatives; the potential that the Company may not be able to realize its deferred tax assets and may have to take a reserve against them. Telenav discusses these risks in greater detail in “Risk Factors” and elsewhere in its Form 10-K for the fiscal year ended June 30, 2020 and other filings with the U.S. Securities and Exchange Commission (“SEC”), including any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date made. You should review the company’s SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expects. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward Looking Statements This supplemental investor presentation contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to its management. Actual events or results may differ materially from those described in these documents or communications due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: the risk that the proposed transaction with V99, Inc. may not be completed in a timely manner or at all, which may adversely affect Telenav’s business and the price of the common stock of Telenav; the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Telenav and the receipt of required regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed transaction on Telenav’s business relationships, operating results and business generally; (v) the risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the risks related to diverting management’s attention from Telenav’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Telenav or the special committee of its independent directors related to the merger agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the impact of the COVID-19 pandemic on business activity, including but not limited to the shutdown of manufacturing operations by Ford, GM and other automobile manufacturer customers, consumer demand for new vehicles and the Company’s operations; whether Ford, GM and other automobile manufacturer partners will be required to suspend production on response to spikes in COVID-19 cases and if so, when and to what extent they will be able to resume full production and the impact the continued period of reduced volume of new vehicles being produced will have on our revenue and operating results; the ensuing economic recession; the Company’s ability to achieve future revenue currently estimated under customer engagements, including the Company’s ability to determine, achieve and accurately recognize revenue under customer engagements; the Company's ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; the impact of Ford’s announcement regarding the elimination of various sedans in North America over the near term; the impact of tariffs on sales of automobiles in the United States and other markets; the Company’s success in extending its contracts for current and new generation of products with its existing automobile manufacturers and tier ones, particularly Ford; the impact of Ford’s announcement regarding Garmin and the possibility that Ford and other OEMs may transition additional business to other platforms and providers, such as Google Automotive Services; the impact of GM’s announcement regarding Google Automotive Services; the Company’s ability to achieve additional design wins and the delivery dates of automobiles including the Company’s products; adoption by vehicle purchasers of Scout GPS Link; the Company’s dependence on a limited number of automobile manufacturers and tier ones for a substantial portion of its revenue, such as Ford and GM; reductions in demand for automobiles in general and specifically for Ford and GM vehicles; potential impacts of automobile manufacturers and tier ones, in particular Ford and GM, including competitive capabilities in their vehicles such as Apple CarPlay and Android Auto; the Company’s continued reporting of losses and operating expenses in excess of expectations; the timing of new product releases and vehicle production by the Company’s automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; the Company’s ability to perform under its initiatives with Amazon and Microsoft, and benefit from those initiatives; the potential that the Company may not be able to realize its deferred tax assets and may have to take a reserve against them. Telenav discusses these risks in greater detail in “Risk Factors” and elsewhere in its Form 10-K for the fiscal year ended June 30, 2020 and other filings with the U.S. Securities and Exchange Commission (“SEC”), including any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date made. You should review the company’s SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expects. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Use of Non-GAAP Financial Measures Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, and free cash flow included in this supplemental investor presentation are different from those otherwise presented under GAAP. Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and, therefore, are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies. To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial tables included in this supplemental investor presentation. Billings equal GAAP revenue recognized plus the change in deferred revenue from the beginning to the end of the applicable period. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and certain development costs associated with its customized software solutions whereby customized engineering fees are earned. As the company enters into more hybrid and brought-in navigation programs, deferred revenue and deferred costs become larger components of its operating results, so Telenav believes these metrics are useful in evaluating cash flows. Telenav considers billings to be a useful metric for management and investors because billings drive revenue and deferred revenue, which is an important indicator of its business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue and may require additional services to be provided over contracted service periods. For example, billings related to certain brought-in solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. Accordingly, when Telenav uses this measure, it attempts to compensate for these limitations by providing specific information regarding billings and how they relate to revenue calculated in accordance with GAAP. Adjusted EBITDA measures GAAP net income/loss adjusted for discontinued operations and excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense) net, provision (benefit) for income taxes, and other applicable items such as legal settlements and contingencies. Stock-based compensation expense relates to equity incentive awards granted to Telenav’s employees, directors, and consultants. Legal settlements and contingencies represent settlements, offers made to settle, or loss accruals relating to litigation or other disputes in which Telenav is a party or the indemnitor of a party. Adjusted EBITDA, while generally a measure of profitability, can also represent a loss. Adjusted EBITDA is a key measure Telenav uses to understand and evaluate its core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. In particular, Telenav believes that the exclusion of the expenses eliminated when calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of Telenav’s core business. Accordingly, Telenav believes that adjusted EBITDA generally may provide useful information to investors and others in understanding and evaluating its operating results in the same manner as Telenav does. Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by its business after purchases of property and equipment.Use of Non-GAAP Financial Measures Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, and free cash flow included in this supplemental investor presentation are different from those otherwise presented under GAAP. Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and, therefore, are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies. To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial tables included in this supplemental investor presentation. Billings equal GAAP revenue recognized plus the change in deferred revenue from the beginning to the end of the applicable period. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and certain development costs associated with its customized software solutions whereby customized engineering fees are earned. As the company enters into more hybrid and brought-in navigation programs, deferred revenue and deferred costs become larger components of its operating results, so Telenav believes these metrics are useful in evaluating cash flows. Telenav considers billings to be a useful metric for management and investors because billings drive revenue and deferred revenue, which is an important indicator of its business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue and may require additional services to be provided over contracted service periods. For example, billings related to certain brought-in solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. Accordingly, when Telenav uses this measure, it attempts to compensate for these limitations by providing specific information regarding billings and how they relate to revenue calculated in accordance with GAAP. Adjusted EBITDA measures GAAP net income/loss adjusted for discontinued operations and excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense) net, provision (benefit) for income taxes, and other applicable items such as legal settlements and contingencies. Stock-based compensation expense relates to equity incentive awards granted to Telenav’s employees, directors, and consultants. Legal settlements and contingencies represent settlements, offers made to settle, or loss accruals relating to litigation or other disputes in which Telenav is a party or the indemnitor of a party. Adjusted EBITDA, while generally a measure of profitability, can also represent a loss. Adjusted EBITDA is a key measure Telenav uses to understand and evaluate its core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. In particular, Telenav believes that the exclusion of the expenses eliminated when calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of Telenav’s core business. Accordingly, Telenav believes that adjusted EBITDA generally may provide useful information to investors and others in understanding and evaluating its operating results in the same manner as Telenav does. Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by its business after purchases of property and equipment.

Additional Information and Where to Find It » This communication is being made in respect of the proposed transaction involving Telenav and V99. In connection with the proposed transaction, Telenav intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Telenav will mail the definitive proxy statement and a proxy card to each stockholder of Telenav entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Telenav may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF TELENAV ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TELENAV WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TELENAV AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Telenav with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Telenav’s website (https://www.telenav.com/) or by contacting Telenav’s Investor Relations at IR@telenav.com. » Participants in the Solicitation ❯ Telenav and its directors and executive officers, including HP Jin and Samuel Chen, may be deemed to be participants in the solicitation of proxies from Telenav’s stockholders with respect to the proposed transaction. Information about Telenav’s directors and executive officers and their ownership of Telenav common stock is set forth in Telenav’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on August 21, 2020, as amended on October 26, 2020. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.Additional Information and Where to Find It » This communication is being made in respect of the proposed transaction involving Telenav and V99. In connection with the proposed transaction, Telenav intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Telenav will mail the definitive proxy statement and a proxy card to each stockholder of Telenav entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Telenav may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF TELENAV ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TELENAV WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TELENAV AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Telenav with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Telenav’s website (https://www.telenav.com/) or by contacting Telenav’s Investor Relations at IR@telenav.com. » Participants in the Solicitation ❯ Telenav and its directors and executive officers, including HP Jin and Samuel Chen, may be deemed to be participants in the solicitation of proxies from Telenav’s stockholders with respect to the proposed transaction. Information about Telenav’s directors and executive officers and their ownership of Telenav common stock is set forth in Telenav’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on August 21, 2020, as amended on October 26, 2020. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Key Financial Metrics | Strong Q1 Fiscal Year 2021

$66.6M
$35.4M
$69.6M
Q1’20
Q4’20
Q1’21

97%
Quarter-over-quarter Revenue Growth

+$7.3M
Year-over-year Net Income Growth

$3.3M
Q1’20
Q4’20*
Q1’21
$-4.0M
$-9.2M

+$3.1M
Year-over-year EBITDA Growth

$5.6M
$2.6M
Q4’20
Q1’20
Q1’21
$-6.4M

5

Key Financial Metrics | Strong Q1 Fiscal Year 2021 +$7.3M +$3.1M Year-over-year Net Year-over-year Income Growth EBITDA Growth * Q1’20 Q4’20 Q4’20 Q1’21 Q1’20 Q4’20 Q1’21 Q1’21 Q1’20 97% Quarter-over-quarter Revenue Growth *Q1FY20 net income contained a $(4) M loss from discontinued operations 5Key Financial Metrics | Strong Q1 Fiscal Year 2021 +$7.3M +$3.1M Year-over-year Net Year-over-year Income Growth EBITDA Growth * Q1’20 Q4’20 Q4’20 Q1’21 Q1’20 Q4’20 Q1’21 Q1’21 Q1’20 97% Quarter-over-quarter Revenue Growth *Q1FY20 net income contained a $(4) M loss from discontinued operations 5

Client Roster

Two New OEM Awards

Adding to already impressive client roster

- Xpeng
- SAIC
- GM
- Ford

Client Roster Adding to already impressive client roster Two New OEM Awards A New U.S.- based EV Truck Xpeng SAIC Manufacturer Nio, China- based EV GM Ford ManufacturerClient Roster Adding to already impressive client roster Two New OEM Awards A New U.S.- based EV Truck Xpeng SAIC Manufacturer Nio, China- based EV GM Ford Manufacturer

Connected Car Platform Strategy

Serve More Cars
Increase ARPU
(1) IN CAR SW/SERVICE
(2) IN CAR COMMERCE & COMMUNICATION
(3) ROAD INTELLIGENCE
TELENAV CONNECTED CAR PLATFORM
» Location Based Intelligence (LBI)
Big Data + AI
Margin Expansion with Higher Quality Service

$500 Billion Connected Car Market

* Source: McKinsey Report--Monetizing Car Data, Sept. 2016

7

Connected Car Platform Strategy Building momentum via our flywheel strategy, focusing on 3 growth engines to capture +$500B* TAM T E L E N A V C O N N E C T E D $500 Billion C A R P L A T F O R M » Location Based Connected Car Intelligence Market (LBI) » Big Data + AI Margin Expansion with Higher Quality Service * Source: McKinsey Report--Monetizing Car Data, Sept. 2016 7Connected Car Platform Strategy Building momentum via our flywheel strategy, focusing on 3 growth engines to capture +$500B* TAM T E L E N A V C O N N E C T E D $500 Billion C A R P L A T F O R M » Location Based Connected Car Intelligence Market (LBI) » Big Data + AI Margin Expansion with Higher Quality Service * Source: McKinsey Report--Monetizing Car Data, Sept. 2016 7

In-Car Software and Service

» Cadillac Escalade debut featuring advanced navigation functionality (right)

» Awarded top spot for navigation by JD Power for 2020 Lincoln Corsair SUV

70 ft
4th St SW
0
2:17 PM
2 min 1000 ft
AUTO STOP

IN CAR SW/SERVICE
TELENAV CONNECTED CAR PLATFORM
» Location Based Intelligence (LBI)
» Big Data + AI

VIVID

In-Car Software and Service »Now engaged with 3 leading EV manufacturers, including 2 new OEMs ❯ A new, U.S.-based EV Truck Manufacturer ❯ Nio, a China-based EV Manufacturer »Cadillac Escalade debut featuring advanced navigation functionality (right) »Awarded top spot for navigation by T E L E N A V JD Power for 2020 Lincoln Corsair C O N N E C T E D C A R P L A T F O R M » Location Based SUV Intelligence (LBI) » Big Data + AI 8In-Car Software and Service »Now engaged with 3 leading EV manufacturers, including 2 new OEMs ❯ A new, U.S.-based EV Truck Manufacturer ❯ Nio, a China-based EV Manufacturer »Cadillac Escalade debut featuring advanced navigation functionality (right) »Awarded top spot for navigation by T E L E N A V JD Power for 2020 Lincoln Corsair C O N N E C T E D C A R P L A T F O R M » Location Based SUV Intelligence (LBI) » Big Data + AI 8

In-Car Commerce and Communication

IN CAR COMMERCE &
COMMUNICATION
TELENAV
CONNECTED
CAR PLATFORM
» Location Based Intelligence (LBI)
» Big Data + AI

9

In-Car Commerce and Communication »Continued to develop ICC; launch with Japanese OEM expected in 2H FY21 »Increased investment in Motion Auto Insurance ❯ Expanding market coverage to 48 states in coming months ❯ Continues to scale at an accelerated pace »InMarket Media merged with T E L E N A V NinthDecimal in September to become C O N N E C T E D C A R P L A T F O R M one of the largest location-based ad » Location Based Intelligence (LBI) platforms globally » Big Data + AI 9In-Car Commerce and Communication »Continued to develop ICC; launch with Japanese OEM expected in 2H FY21 »Increased investment in Motion Auto Insurance ❯ Expanding market coverage to 48 states in coming months ❯ Continues to scale at an accelerated pace »InMarket Media merged with T E L E N A V NinthDecimal in September to become C O N N E C T E D C A R P L A T F O R M one of the largest location-based ad » Location Based Intelligence (LBI) platforms globally » Big Data + AI 9

Road Intelligence

- Partnership with Grab to enhance Open Street Maps (OSM)

TELENAV
CONNECTED
CAR PLATFORM
» Location Based Intelligence (LBI)
» Big Data + AI
ROAD INTELLIGENCE

moove.ai

Grab

10

Road Intelligence T E L E N A V C O N N E C T E D C A R P L A T F O R M » Location Based Intelligence (LBI) » Big Data + AI »Working to develop full stack solutions which will include content, application and services – reducing dependency on rd 3 parties »Partnership with Grab to enhance Open Street Maps (OSM) »Exploring other road intelligence / ride hailing deals deal across the globe 10Road Intelligence T E L E N A V C O N N E C T E D C A R P L A T F O R M » Location Based Intelligence (LBI) » Big Data + AI »Working to develop full stack solutions which will include content, application and services – reducing dependency on rd 3 parties »Partnership with Grab to enhance Open Street Maps (OSM) »Exploring other road intelligence / ride hailing deals deal across the globe 10

Industry Trends

- Operating Systems
- EVs
- China for rest of world
- Consumer flexibility & voice
- Pandemic as catalyst for ICC

(1) IN CAR SW/SERVICE
(2) IN CAR COMMERCE & COMMUNICATION
(3) ROAD INTELLIGENCE
TELENAV CONNECTED CAR PLATFORM
» Location Based Intelligence (LBI)
Big Data + AI

Industry Trends »Operating Systems »EVs T E L E N A V C O N N E C T E D »China for rest of world C A R P L A T F O R M » Location Based »Consumer flexibility & voice Intelligence (LBI) »Pandemic as catalyst for ICC » Big Data + AI 11Industry Trends »Operating Systems »EVs T E L E N A V C O N N E C T E D »China for rest of world C A R P L A T F O R M » Location Based »Consumer flexibility & voice Intelligence (LBI) »Pandemic as catalyst for ICC » Big Data + AI 11

Q1 FY21 Financial OverviewQ1 FY21 Financial Overview

Key Messages Solid Q1FY21 financial performance, including strong rebound from Covid-19 impacted Q4FY20 Telenav delivered strong financial results, recovering from Covid-19 impacted Q4FY20 to post Y/Y revenue growth and positive non-GAAP adjusted EBITDA » Q1FY21 Revenue of $69.6M up 4% Y/Y, +97% Q/Q 1 » Q1FY21 Net Income of $3.3M, up $7.3M* Y/Y » Q1FY21 EBITDA of $5.6M, up $3.1M Y/Y *Q1FY20 net income contained a $(4) M loss from discontinued operations * $98.8M in cash , strong position despite investments of $5.7M made in quarter » Equity and debt investments to-date made in multiple companies of approx. $39M 2 » $138M in cash, cash equivalents, short term investments, equity and debt investments represent approximately 81% of TNAV’s Market Cap at end of quarter *Includes cash, cash equivalents, and short term investments Continued to execute on our connected car platform strategy to capitalize on the $500B connected car market » Momentum continues with two new OEM awards: a US EV OEM and Nio in China 3 » Well positioned in EV market with 3 of the top EV brands » Increasing share of Chinese OEMs for rest of world with recent Nio, X-Peng, SAIC awards » Increased investment in Motion Auto to help scale to 48 states as we continue to partner and drive our in-car insurance solution forward Covid-19 Update 4 » OEMs returning to pre-Covid production levels » Q1FY21 results solid, but Covid-19 risk still exists » TNAV workforce continuing their resilience with all key projects on track without any disruption - Please refer to the financial tables at the back of this presentation and Telenav’s Investor Relations website for the latest SEC filingsKey Messages Solid Q1FY21 financial performance, including strong rebound from Covid-19 impacted Q4FY20 Telenav delivered strong financial results, recovering from Covid-19 impacted Q4FY20 to post Y/Y revenue growth and positive non-GAAP adjusted EBITDA » Q1FY21 Revenue of $69.6M up 4% Y/Y, +97% Q/Q 1 » Q1FY21 Net Income of $3.3M, up $7.3M* Y/Y » Q1FY21 EBITDA of $5.6M, up $3.1M Y/Y *Q1FY20 net income contained a $(4) M loss from discontinued operations * $98.8M in cash , strong position despite investments of $5.7M made in quarter » Equity and debt investments to-date made in multiple companies of approx. $39M 2 » $138M in cash, cash equivalents, short term investments, equity and debt investments represent approximately 81% of TNAV’s Market Cap at end of quarter *Includes cash, cash equivalents, and short term investments Continued to execute on our connected car platform strategy to capitalize on the $500B connected car market » Momentum continues with two new OEM awards: a US EV OEM and Nio in China 3 » Well positioned in EV market with 3 of the top EV brands » Increasing share of Chinese OEMs for rest of world with recent Nio, X-Peng, SAIC awards » Increased investment in Motion Auto to help scale to 48 states as we continue to partner and drive our in-car insurance solution forward Covid-19 Update 4 » OEMs returning to pre-Covid production levels » Q1FY21 results solid, but Covid-19 risk still exists » TNAV workforce continuing their resilience with all key projects on track without any disruption - Please refer to the financial tables at the back of this presentation and Telenav’s Investor Relations website for the latest SEC filings

Key Metrics

1. Billings[1]
$64M
-17% YoY
+106% QoQ

2. Revenue[2]
$70M
+4% YoY
+97% QoQ

3. Gross Margin %[2]
42%
-2 pts YoY
0 pts QoQ

4. OPEX[2]
40% of Rev
-5 pts YoY
-31 pts QoQ

5. Net Income[2,3]
$3M
+$7M YoY
+$13M QoQ

6. Adjusted EBITDA[1]
$6M
+$3M YoY
+$12M QoQ

7. FCF[1]
-$5M
-$27M YoY
+$9M QoQ

8. Total Cash[1,4]
$99M
-19% YoY
-11% QoQ

9. Total Installed Base
31M
+19% YoY
+4% QoQ

Key Metrics Strong rebound in Q1’21 versus Covid-19 impacted Q4’20 1 4 7 1 2 1 Billings OPEX FCF 40% of Rev $64M -$5M -5 pts YoY -$27M YoY -17% YoY -31 pts QoQ +106% QoQ +$9M QoQ 2 5 2 2,3 8 1,4 Total Cash Revenue Net Income $99M $70M $3M +4% YoY +$7M YoY -19% YoY +97% QoQ +$13M QoQ -11% QoQ 3 6 2 9 1 Gross Margin % Adjusted EBITDA Total Installed Base 42% 31M $6M -2 pts YoY +$3M YoY +19% YoY 0 pts QoQ +4% QoQ +$12M QoQ 1 - Non-GAAP measure 2 - GAAP measure 3 - Q1FY20 net income contained a $(4) M loss from discontinued operations 4 – Cash, cash equivalents, short term investments - Please refer to the financial tables at the back of this presentation and Telenav’s Investor Relations website for the latest SEC filingsKey Metrics Strong rebound in Q1’21 versus Covid-19 impacted Q4’20 1 4 7 1 2 1 Billings OPEX FCF 40% of Rev $64M -$5M -5 pts YoY -$27M YoY -17% YoY -31 pts QoQ +106% QoQ +$9M QoQ 2 5 2 2,3 8 1,4 Total Cash Revenue Net Income $99M $70M $3M +4% YoY +$7M YoY -19% YoY +97% QoQ +$13M QoQ -11% QoQ 3 6 2 9 1 Gross Margin % Adjusted EBITDA Total Installed Base 42% 31M $6M -2 pts YoY +$3M YoY +19% YoY 0 pts QoQ +4% QoQ +$12M QoQ 1 - Non-GAAP measure 2 - GAAP measure 3 - Q1FY20 net income contained a $(4) M loss from discontinued operations 4 – Cash, cash equivalents, short term investments - Please refer to the financial tables at the back of this presentation and Telenav’s Investor Relations website for the latest SEC filings

Performance Overview Breakdown

Telenav Total Company

Revenue	Gross profit
$69.6 million +4% y/y	**$29.5 million** 42% of revenue, -2 pts y/y

Product

Revenue	Gross profit
$56.8 million +1% y/y	**$24.3 million** 43% of revenue, 0 pts y/y

Services

Revenue	Gross profit
$12.8 million +20% y/y	**$5.2 million** 41% of revenue, -13 pts y/y

All measures above are GAAP

Revenue Mix

Services
18%
82%
Product

Key Highlights

Performance Overview Breakdown Substantial revenue growth Y/Y in both product and services Services Telenav Total Company Revenue Revenue Gross profit Mix $69.6 million $29.5 million +4% y/y 42% of revenue, -2 pts y/y Product Key Highlights Product Revenue Gross profit Ø Year-over-year growth in revenue with significant services revenue mix increase $56.8 million $24.3 million Ø Total revenue of $69.6 million, up 4% Y/Y; Gross Margin of 42% down +1% y/y 43% of revenue, 0 pts y/y 2 pts Y/Y Ø Services business represented 18% of the overall revenue mix Services Ø Operating Profit rebounded to positive in Q1 FY21 at $2.0 million, compared with a loss of $(0.1) million in Q1 FY20 Revenue Gross profit Ø GAAP net income for Q1 FY21 was $3.3 million, compared with a loss of $(4.0) million for Q1 FY20* $12.8 million $ 5.2 million +20% y/y 41% of revenue, -13 pts y/y *Q1FY20 net income contained a $(4) M loss from discontinued operations All measures above are GAAP - Please refer to the financial tables at the back of this presentation and Telenav’s Investor Relations website for the latest SEC filingsPerformance Overview Breakdown Substantial revenue growth Y/Y in both product and services Services Telenav Total Company Revenue Revenue Gross profit Mix $69.6 million $29.5 million +4% y/y 42% of revenue, -2 pts y/y Product Key Highlights Product Revenue Gross profit Ø Year-over-year growth in revenue with significant services revenue mix increase $56.8 million $24.3 million Ø Total revenue of $69.6 million, up 4% Y/Y; Gross Margin of 42% down +1% y/y 43% of revenue, 0 pts y/y 2 pts Y/Y Ø Services business represented 18% of the overall revenue mix Services Ø Operating Profit rebounded to positive in Q1 FY21 at $2.0 million, compared with a loss of $(0.1) million in Q1 FY20 Revenue Gross profit Ø GAAP net income for Q1 FY21 was $3.3 million, compared with a loss of $(4.0) million for Q1 FY20* $12.8 million $ 5.2 million +20% y/y 41% of revenue, -13 pts y/y *Q1FY20 net income contained a $(4) M loss from discontinued operations All measures above are GAAP - Please refer to the financial tables at the back of this presentation and Telenav’s Investor Relations website for the latest SEC filings

Growth Opportunities

1
Win New OEM's
2
Increase share of wallet within existing customers
3
VIVID as an embedded platform for OEMs
4
In-Car Commerce
5
Aftermarket all-in-one VIVID solution
Connected car market is expected to be $500+ billion by 2030²

16

Growth Opportunities Huge navigation & infotainment market opportunity with sizable market segments to address 5 4 Aftermarket all-in- 3 one VIVID solution In-Car Commerce 2 VIVID as an 1 embedded Connected car market is platform for OEMs Increase share of expected to be $500+ wallet within 2 billion by 2030 existing customers Win New OEM’s 1 http://www.automotivebusiness.com.br/abinteligencia/pdf/TheDigitalDriveReport-January2018.pdf 2 16 McKinsey Report--Monetizing Car Data, Sept. 2016, ** https://www.statista.com/statistics/233743/vehicle-sales-in-china/Growth Opportunities Huge navigation & infotainment market opportunity with sizable market segments to address 5 4 Aftermarket all-in- 3 one VIVID solution In-Car Commerce 2 VIVID as an 1 embedded Connected car market is platform for OEMs Increase share of expected to be $500+ wallet within 2 billion by 2030 existing customers Win New OEM’s 1 http://www.automotivebusiness.com.br/abinteligencia/pdf/TheDigitalDriveReport-January2018.pdf 2 16 McKinsey Report--Monetizing Car Data, Sept. 2016, ** https://www.statista.com/statistics/233743/vehicle-sales-in-china/

FY21 Focus Areas of Operational Discipline & Cost Controls » Single digit reduction in Workforce » Reduce contractor spend » Minimize discretionary spend Q1FY21 OpEx » Execute on labor location strategy -8% Y/Y » Several other initiatives in the works to further control costs » IT transformation to drive operational efficiencies and productivity gainsFY21 Focus Areas of Operational Discipline & Cost Controls » Single digit reduction in Workforce » Reduce contractor spend » Minimize discretionary spend Q1FY21 OpEx » Execute on labor location strategy -8% Y/Y » Several other initiatives in the works to further control costs » IT transformation to drive operational efficiencies and productivity gains

Q1 FY21 Appendix and Financial TablesQ1 FY21 Appendix and Financial Tables

Key Financial Metrics

$66.6
$35.4
$69.6
Q1 FY20
Q4 FY20
Q1 FY21

Revenue ($m)

$76.9
$31.1
$64.2
Q1 FY20
Q4 FY20
Q1 FY21

Billings ($m)

$121.8
$110.8
$98.8
Q1 FY20
Q4 FY20
Q1 FY21

Total Cash on Hand ($m)

$21.7
-$14.0
-$5.1
Q1 FY20
Q4 FY20
Q1 FY21

Free Cash Flow ($m)

Key Financial Metrics Significant quarter-over-quarter growth in revenue, billings, and free cash flow Revenue ($m) Billings ($m) - Revenue is a GAAP measure - Billings is a non-GAAP measure Q1 FY20 Q4 FY20 Q1 FY21 Q1 FY20 Q4 FY20 Q1 FY21 Total Cash on Hand ($m) Free Cash Flow ($m) - Both charts represent Non-GAAP measures - Total Cash on Hand includes cash, cash equivalents, and short-term investments - Please refer to the financial tables at the back of this presentation and Telenav’s Investor Relations website - Please refer to the financial tables at the back of this presentation and for the latest SEC filings Q1 FY20 Q4 FY20 Q1 FY21 Q1 FY20 Q4 FY20 Q1 FY21 Telenav’s Investor Relations website for the latest SEC filingsKey Financial Metrics Significant quarter-over-quarter growth in revenue, billings, and free cash flow Revenue ($m) Billings ($m) - Revenue is a GAAP measure - Billings is a non-GAAP measure Q1 FY20 Q4 FY20 Q1 FY21 Q1 FY20 Q4 FY20 Q1 FY21 Total Cash on Hand ($m) Free Cash Flow ($m) - Both charts represent Non-GAAP measures - Total Cash on Hand includes cash, cash equivalents, and short-term investments - Please refer to the financial tables at the back of this presentation and Telenav’s Investor Relations website - Please refer to the financial tables at the back of this presentation and for the latest SEC filings Q1 FY20 Q4 FY20 Q1 FY21 Q1 FY20 Q4 FY20 Q1 FY21 Telenav’s Investor Relations website for the latest SEC filings

Telenav, Inc. Condensed Consolidated Balance Sheets (in thousands, except par value) (unaudited) September 30, June 30, September 30, June 30, 2020 2020 2020 2020 Assets Liabilities and stockholders’ equity Current assets: Current liabilities: Cash and cash equivalents $ 28,313 $ 20,518 Trade accounts payable $ 19,728 $ 12,291 Short-term investments 70,505 90,315 Accrued expenses 31,833 36,210 Accounts receivable, net of allowances of $7 and $5 at September 30, 2020 and June 30, 2020, respectively 47,371 34,542 Operating lease liabilities 2,824 2,786 Restricted cash 2,059 1,494 Deferred revenue 37,876 37,973 Deferred costs 25,881 26,121 Income taxes payable 223 715 Prepaid expenses and other current assets 4,839 4,505 Total current liabilities 92,484 89,975 Total current assets 178,968 177,495 Operating lease liabilities, non-current 4,654 5,191 Property and equipment, net 3,689 4,319 Deferred revenue, non-current 95,654 100,970 Operating lease right-of-use assets 6,363 7,067 Other long-term liabilities 664 645 Deferred income taxes, non-current 1,318 1,515 Commitments and contingencies - - Goodwill and intangible assets, net 14,255 14,255 Stockholders’ equity: Deferred costs, non-current 50,160 54,548 Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding - - Common stock, $0.001 par value: 600,000 shares authorized; 47,523 and 47,342 shares Other assets 41,192 34,552 issued and outstanding at September 30, 2020 and June 30, 2020, respectively 47 47 Total assets $ 295,945 $ 2 93,751 Additional paid-in capital 194,912 192,170 Accumulated other comprehensive loss (432) (477) Accumulated deficit (92,038) (94,770) Total stockholders’ equity 102,489 96,970 Total liabilities and stockholders’ equity $ 295,945 $ 2 93,751Telenav, Inc. Condensed Consolidated Balance Sheets (in thousands, except par value) (unaudited) September 30, June 30, September 30, June 30, 2020 2020 2020 2020 Assets Liabilities and stockholders’ equity Current assets: Current liabilities: Cash and cash equivalents $ 28,313 $ 20,518 Trade accounts payable $ 19,728 $ 12,291 Short-term investments 70,505 90,315 Accrued expenses 31,833 36,210 Accounts receivable, net of allowances of $7 and $5 at September 30, 2020 and June 30, 2020, respectively 47,371 34,542 Operating lease liabilities 2,824 2,786 Restricted cash 2,059 1,494 Deferred revenue 37,876 37,973 Deferred costs 25,881 26,121 Income taxes payable 223 715 Prepaid expenses and other current assets 4,839 4,505 Total current liabilities 92,484 89,975 Total current assets 178,968 177,495 Operating lease liabilities, non-current 4,654 5,191 Property and equipment, net 3,689 4,319 Deferred revenue, non-current 95,654 100,970 Operating lease right-of-use assets 6,363 7,067 Other long-term liabilities 664 645 Deferred income taxes, non-current 1,318 1,515 Commitments and contingencies - - Goodwill and intangible assets, net 14,255 14,255 Stockholders’ equity: Deferred costs, non-current 50,160 54,548 Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding - - Common stock, $0.001 par value: 600,000 shares authorized; 47,523 and 47,342 shares Other assets 41,192 34,552 issued and outstanding at September 30, 2020 and June 30, 2020, respectively 47 47 Total assets $ 295,945 $ 2 93,751 Additional paid-in capital 194,912 192,170 Accumulated other comprehensive loss (432) (477) Accumulated deficit (92,038) (94,770) Total stockholders’ equity 102,489 96,970 Total liabilities and stockholders’ equity $ 295,945 $ 2 93,751

Telenav, Inc. Condensed Consolidated Statements of Operations (in thousands, except per share amounts) (unaudited) Three Months Ended September 30, 2020 2019 Revenue: Product $ 56,809 $ 55,990 Services 12,787 10,639 Total revenue 69,596 66,629 Cost of revenue: Product 32,530 31,989 Services 7,553 4,862 Total cost of revenue 40,083 36,851 Gross profit 29,513 29,778 Operating expenses: Research and development 18,986 20,663 Sales and marketing 1,996 1,946 General and administrative 6,512 7,287 Total operating expenses 27,494 29,896 Income (loss) from operations 2,019 (118) Other income, net 714 561 Income from continuing operations before provision for income taxes 2,733 443 Provision for income taxes 14 411 Equity in net (income) of equity method investees (616) - Income from continuing operations 3,335 32 Discontinued operations: Income from operations of Advertising business, net of tax - 832 Loss from sale of Advertising business - (4,818) Loss on discontinued operations - (3,986) Net income (loss) $ 3,335 $ (3,954) Basic income (loss) per share: Income from continuing operations $ 0.07 $ 0.00 Loss on discontinued operations - (0.08) Net Income (loss) $ 0.07 $ (0.08) Diluted income (loss) per share: Income from continuing operations $ 0.07 $ 0.00 Loss on discontinued operations - (0.08) Net Income (loss) $ 0.07 $ (0.08) Weighted average shares used in computing income (loss) per share Basic 47,227 47,780 Diluted 47,841 49,648Telenav, Inc. Condensed Consolidated Statements of Operations (in thousands, except per share amounts) (unaudited) Three Months Ended September 30, 2020 2019 Revenue: Product $ 56,809 $ 55,990 Services 12,787 10,639 Total revenue 69,596 66,629 Cost of revenue: Product 32,530 31,989 Services 7,553 4,862 Total cost of revenue 40,083 36,851 Gross profit 29,513 29,778 Operating expenses: Research and development 18,986 20,663 Sales and marketing 1,996 1,946 General and administrative 6,512 7,287 Total operating expenses 27,494 29,896 Income (loss) from operations 2,019 (118) Other income, net 714 561 Income from continuing operations before provision for income taxes 2,733 443 Provision for income taxes 14 411 Equity in net (income) of equity method investees (616) - Income from continuing operations 3,335 32 Discontinued operations: Income from operations of Advertising business, net of tax - 832 Loss from sale of Advertising business - (4,818) Loss on discontinued operations - (3,986) Net income (loss) $ 3,335 $ (3,954) Basic income (loss) per share: Income from continuing operations $ 0.07 $ 0.00 Loss on discontinued operations - (0.08) Net Income (loss) $ 0.07 $ (0.08) Diluted income (loss) per share: Income from continuing operations $ 0.07 $ 0.00 Loss on discontinued operations - (0.08) Net Income (loss) $ 0.07 $ (0.08) Weighted average shares used in computing income (loss) per share Basic 47,227 47,780 Diluted 47,841 49,648

Telenav, Inc. Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Three Months Ended Three Months Ended September 30, September 30, 2020 2019 2020 2019 Operating activities Investing activities Net income (loss) $ 3,335 $ (3,954) Purchases of property and equipment (67) (461) Loss on discontinued operations - 3,986 Purchases of short-term investments (2,381) (41,418) Income from continuing operations 3,335 32 Purchases of long-term investments (5,711) (2,000) Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities: Proceeds from sales and maturities of short-term investments 21,791 11,052 Stock-based compensation expense 2,857 1,752 Net cash provided by (used in) investing activities 13,632 (32,827) Depreciation and amortization 7 60 922 Financing activities Operating lease amortization, net of accretion 7 10 5 44 Proceeds from exercise of stock options 67 8,306 Accretion of net premium on short-term investments 85 12 Tax withholdings related to net share settlements of restricted stock units (359) (832) Equity in net (income) of equity method investees (616) - Proceeds from issuance of common stock under employee stock purchase plan 1,204 - Other (351) 101 Repurchase of common stock (1,630) - Changes in operating assets and liabilities: Net cash provided by (used in) financing activities (718) 7,474 Accounts receivable (12,653) 16,355 Effect of exchange rate changes on cash, cash equivalents and restricted cash 4 54 (336) Deferred income taxes 245 171 Net increase (decrease) in cash, cash equivalents and restricted cash, continuing operations 8,360 (3,520) Deferred costs 4,694 1,979 Net cash used in discontinued operations - (3,975) Prepaid expenses and other current assets 2 05 (502) Cash, cash equivalents and restricted cash, beginning of period 22,012 29,225 Other assets (513) 28 Cash, cash equivalents and restricted cash, end of period $ 30,372 $ 21,730 Trade accounts payable 7,431 1,738 Supplemental disclosure of cash flow information Accrued expenses and other liabilities (4,537) (10,259) Income taxes paid, net $ 472 $ 739 Non-cash investing: Investment in inMarket Media, LLC acquired in exchange for sale of Income taxes payable (500) (152) Advertising business $ - $ 15,600 Operating lease liabilities (504) (897) Cash flow from discontinued operations: Deferred revenue (5,656) 10,345 Net cash used in operating activities $ - $ (3,569) Net cash provided by (used in) operating activities (5,008) 22,169 Net cash used in financing activities - (406) Net cash transferred from continuing operations - 3,975 Net change in cash and cash equivalent from discontinued operations - - Cash and cash equivalents of discontinued operations, beginning of period - - Cash and cash equivalenta of discontinued operations, end of period $ - $ - Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets Cash and cash equivalents $ 28,313 $ 19,278 Restricted cash 2,059 2,452 Total cash, cash equivalents and restricted cash $ 30,372 $ 21,730Telenav, Inc. Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Three Months Ended Three Months Ended September 30, September 30, 2020 2019 2020 2019 Operating activities Investing activities Net income (loss) $ 3,335 $ (3,954) Purchases of property and equipment (67) (461) Loss on discontinued operations - 3,986 Purchases of short-term investments (2,381) (41,418) Income from continuing operations 3,335 32 Purchases of long-term investments (5,711) (2,000) Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities: Proceeds from sales and maturities of short-term investments 21,791 11,052 Stock-based compensation expense 2,857 1,752 Net cash provided by (used in) investing activities 13,632 (32,827) Depreciation and amortization 7 60 922 Financing activities Operating lease amortization, net of accretion 7 10 5 44 Proceeds from exercise of stock options 67 8,306 Accretion of net premium on short-term investments 85 12 Tax withholdings related to net share settlements of restricted stock units (359) (832) Equity in net (income) of equity method investees (616) - Proceeds from issuance of common stock under employee stock purchase plan 1,204 - Other (351) 101 Repurchase of common stock (1,630) - Changes in operating assets and liabilities: Net cash provided by (used in) financing activities (718) 7,474 Accounts receivable (12,653) 16,355 Effect of exchange rate changes on cash, cash equivalents and restricted cash 4 54 (336) Deferred income taxes 245 171 Net increase (decrease) in cash, cash equivalents and restricted cash, continuing operations 8,360 (3,520) Deferred costs 4,694 1,979 Net cash used in discontinued operations - (3,975) Prepaid expenses and other current assets 2 05 (502) Cash, cash equivalents and restricted cash, beginning of period 22,012 29,225 Other assets (513) 28 Cash, cash equivalents and restricted cash, end of period $ 30,372 $ 21,730 Trade accounts payable 7,431 1,738 Supplemental disclosure of cash flow information Accrued expenses and other liabilities (4,537) (10,259) Income taxes paid, net $ 472 $ 739 Non-cash investing: Investment in inMarket Media, LLC acquired in exchange for sale of Income taxes payable (500) (152) Advertising business $ - $ 15,600 Operating lease liabilities (504) (897) Cash flow from discontinued operations: Deferred revenue (5,656) 10,345 Net cash used in operating activities $ - $ (3,569) Net cash provided by (used in) operating activities (5,008) 22,169 Net cash used in financing activities - (406) Net cash transferred from continuing operations - 3,975 Net change in cash and cash equivalent from discontinued operations - - Cash and cash equivalents of discontinued operations, beginning of period - - Cash and cash equivalenta of discontinued operations, end of period $ - $ - Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets Cash and cash equivalents $ 28,313 $ 19,278 Restricted cash 2,059 2,452 Total cash, cash equivalents and restricted cash $ 30,372 $ 21,730

Telenav, Inc. Unaudited Reconciliation of Non-GAAP Adjustments (in thousands) Reconciliation of Revenue to Billings Three Months Ended September 30, 2020 2019 Revenue $ 69,596 $ 66,629 Adjustments: Change in deferred revenue (5,413) 10,246 Billings $ 64,183 $ 76,875 Reconciliation of Deferred Revenue to Change in Deferred Revenue Reconciliation of Deferred Costs to Change in Deferred Costs Three Months Ended September 30, 2020 2019 Deferred revenue, end of period $ 133,530 $ 1 45,381 Deferred revenue, beginning of period 138,943 135,135 Change in deferred revenue $ (5,413) $ 10,246 Deferred costs, end of period $ 76,041 $ 77,795 Deferred costs, beginning of period 80,669 79,802 (1) Change in deferred costs $ (4,628) $ (2,007) (1) Deferred costs primarily include costs associated with third-party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs.Telenav, Inc. Unaudited Reconciliation of Non-GAAP Adjustments (in thousands) Reconciliation of Revenue to Billings Three Months Ended September 30, 2020 2019 Revenue $ 69,596 $ 66,629 Adjustments: Change in deferred revenue (5,413) 10,246 Billings $ 64,183 $ 76,875 Reconciliation of Deferred Revenue to Change in Deferred Revenue Reconciliation of Deferred Costs to Change in Deferred Costs Three Months Ended September 30, 2020 2019 Deferred revenue, end of period $ 133,530 $ 1 45,381 Deferred revenue, beginning of period 138,943 135,135 Change in deferred revenue $ (5,413) $ 10,246 Deferred costs, end of period $ 76,041 $ 77,795 Deferred costs, beginning of period 80,669 79,802 (1) Change in deferred costs $ (4,628) $ (2,007) (1) Deferred costs primarily include costs associated with third-party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs.

Telenav, Inc. Unaudited Reconciliation of Non-GAAP Adjustments (in thousands) Reconciliation of Net Income (Loss) to Adjusted EBITDA Three Months Ended September 30, 2020 2019 Net income (loss) $ 3,335 $ (3,954) Loss on discontinued operations - 3,986 Income from continuing operations 3,335 32 Adjustments: Stock-based compensation expense 2,857 1,752 Depreciation and amortization expense 760 922 Other income, net (714) (561) Provision for income taxes 14 4 11 Equity in net (income) of equity method investees (616) - Adjusted EBITDA $ 5,636 $ 2,556Telenav, Inc. Unaudited Reconciliation of Non-GAAP Adjustments (in thousands) Reconciliation of Net Income (Loss) to Adjusted EBITDA Three Months Ended September 30, 2020 2019 Net income (loss) $ 3,335 $ (3,954) Loss on discontinued operations - 3,986 Income from continuing operations 3,335 32 Adjustments: Stock-based compensation expense 2,857 1,752 Depreciation and amortization expense 760 922 Other income, net (714) (561) Provision for income taxes 14 4 11 Equity in net (income) of equity method investees (616) - Adjusted EBITDA $ 5,636 $ 2,556

Telenav, Inc. Unaudited Reconciliation of Non-GAAP Adjustments (in thousands) Reconciliation of Net Income (Loss) to Free Cash Flow Three Months Ended September 30, 2020 2019 Net income (loss) $ 3,335 $ (3,954) Loss on discontinued operations - 3,986 Income from continuing operations 3,335 32 Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities: (1) Change in deferred revenue (5,656) 10,345 (2) Change in deferred costs 4,694 1,979 Changes in other operating assets and liabilities (10,826) 6,482 (3) Other adjustments 3,445 3,331 Net cash provided by (used in) operating activities (5,008) 22,169 Less: Purchases of property and equipment (67) (461) Free cash flow $ (5,075) $ 21,708 (1) Consists of product royalties, customized software development fees, service fees and subscription fees. (2) Consist primarily of third party content costs and customized software development expenses. (3) Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.Telenav, Inc. Unaudited Reconciliation of Non-GAAP Adjustments (in thousands) Reconciliation of Net Income (Loss) to Free Cash Flow Three Months Ended September 30, 2020 2019 Net income (loss) $ 3,335 $ (3,954) Loss on discontinued operations - 3,986 Income from continuing operations 3,335 32 Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities: (1) Change in deferred revenue (5,656) 10,345 (2) Change in deferred costs 4,694 1,979 Changes in other operating assets and liabilities (10,826) 6,482 (3) Other adjustments 3,445 3,331 Net cash provided by (used in) operating activities (5,008) 22,169 Less: Purchases of property and equipment (67) (461) Free cash flow $ (5,075) $ 21,708 (1) Consists of product royalties, customized software development fees, service fees and subscription fees. (2) Consist primarily of third party content costs and customized software development expenses. (3) Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.

Exhibit 99.3

Telenav Enters into Definitive Agreement to be Acquired by V99 in “Go Private” Transaction

Telenav Stockholders to Receive $4.80 Per Share in Cash

Transaction Provides Compelling Value to Stockholders

SANTA CLARA, Calif. – November 3, 2020 – Telenav, Inc. (NASDAQ: TNAV), a leading provider of connected-car and location-based services, today announced that it has entered into a definitive merger agreement to be acquired by V99, Inc., a Delaware corporation led by HP Jin, Co-Founder, President, and Chief Executive Officer of Telenav, for $4.80 per share in an all cash transaction that values Telenav at approximately $241 million. HP Jin, Samuel T. Chen, a director of Telenav, and a certain entity affiliated with Mr. Chen, are expected to provide debt financing in connection with the proposed transaction.

The per share purchase price represents a premium of approximately 33.3 percent over Telenav’s closing stock price on October 1, 2020, the last full trading day prior to announcing that the Special Committee had received a non-binding “go-private” proposal from V99. Upon completion of the transaction, Telenav will become a private company with the flexibility to continue investing in its connected-car strategy.

“We are pleased to have reached this agreement with V99, which we believe will deliver immediate value to stockholders and positions Telenav to accelerate its journey towards a connected-car future with smarter, easier and safer innovation,” said Douglas Miller, Lead Independent Director and a member of the Telenav Special Committee. “The transaction is the result of a thoughtful and comprehensive review of value creation opportunities available to Telenav. We are confident that this transaction is in the best interest of Telenav and all of its stakeholders, and we look forward to working with HP and V99 to complete the transaction.”

“Today’s announcement represents an exciting new chapter for Telenav,” said HP Jin, Co-Founder, President and Chief Executive Officer. “As a private company, we will have the resources and flexibility to continue our growth and execute on our OEM-centric, connected-car strategy as the market for connected-car capabilities continues to expand. I would like to thank the Special Committee for taking the time to thoroughly evaluate and review V99’s offer and Telenav’s employees for their continued focus throughout this process. I am honored to continue leading Telenav through its next phase of growth and success, and I am confident Telenav will thrive as a privately held company.”

Transaction Details

Acting upon unanimous recommendation by the Special Committee, the Telenav Board of Directors unanimously approved the merger agreement and the merger, with Messrs. Jin and Chen recusing themselves from all related discussions and abstaining from the vote. The Special Committee negotiated the terms of the merger agreement with assistance from its independent financial and legal advisors.

The agreement includes a 30-day “go-shop” period expiring on December 2, 2020, which permits the Special Committee and its advisors to solicit alternative acquisition proposals from third parties. The Special Committee will have the right to terminate the merger agreement to enter into a superior proposal subject to the terms and conditions of the merger agreement. There can be no assurance that this “go-shop” will result in a superior proposal, and Telenav does not intend to disclose developments with respect to the solicitation process unless and until it determines such disclosure is appropriate or otherwise required.

Additionally, Messrs. Jin and Chen, Changbin Wang, and each of their affiliates and related parties, have executed a voting and support agreement with the Company, pursuant to which, among other things, such parties have agreed to vote their shares of Telenav stock in accordance with the recommendation of the Special Committee or the Telenav Board of Directors with respect to the merger agreement and the merger and to otherwise support any proposal that the Special Committee or the Telenav Board of Directors receives prior to the expiration of the “go-shop” period, and determines is a superior proposal and provides an appropriate notice to V99 on or prior to December 16, 2020, including by voting or tendering their shares of Telenav stock in accordance with the recommendation of the Special Committee or the Telenav Board of Directors, as applicable, with respect to such superior proposal.

The transaction is expected to close during the first calendar quarter of 2021, subject to customary closing conditions, including approval by Telenav stockholders, approval by Telenav stockholders holding a majority of the outstanding shares owned by stockholders other than Mr. Jin, Mr. Chen, Changbin Wang, and each of their affiliates and related parties, and receipt of regulatory approvals. Upon closing of the transaction, Telenav common stock will no longer be listed on any public market. Telenav will continue to be headquartered in Santa Clara, California.

First Quarter 2021 Earnings Conference Call Update

Separately, Telenav today announced financial results for the first quarter of 2021, which are available on the “Investor Relations” section of the Telenav website. In light of the announced transaction with V99, Telenav has cancelled the earnings conference call previously scheduled for November 5, 2020 at 2:00 p.m. Pacific Time. During the pendency of the transaction, Telenav will issue earnings releases consistent with its current schedule, but will suspend earnings conference calls and webcasts.

Advisors

B. Riley Securities, Inc. and Wilson Sonsini Goodrich & Rosati, P.C. are serving as financial advisor and legal advisor, respectively, to the Telenav Special Committee. Norton Rose Fulbright LLP is serving as legal advisor to V99, Inc.

About Telenav, Inc.

Telenav is a leading provider of connected car and location-based services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, we enable our customers to deliver custom connected car and mobile experiences. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.

“Telenav” and the “Telenav” logo are registered trademarks of Telenav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

© 2020 Telenav, Inc. All Rights Reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent Telenav’s expectations or beliefs concerning future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include Telenav’s expectations regarding V99’s agreement to acquire Telenav (the “Agreement”), the terms and conditions of the Agreement, and the Special Committee’s actions in respect thereof, including considering all potential strategic alternatives to maximize stockholder value. Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the failure to obtain the approval of Telenav’s stockholders, including a majority of the outstanding shares of Telenav’s common stock owned by stockholders other than HP Jin, Samuel Chen and Changbin Wang, and each of their affiliates and other parties, in connection with the proposed transaction; the failure to consummate or delay in consummating the proposed transaction for other reasons; the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (vi) the effect of the proposed transaction on Telenav’s business and operating results and impact on the trading price of shares of Telenav common stock; the diversion of management time on transaction-related issues. Any forward-looking statement made by Telenav in this press release is based only on information currently available to Telenav and speaks only as of the date on which it is made. Except as required by applicable law or regulation, Telenav does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Telenav and V99. In connection with the proposed transaction, Telenav intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Telenav will mail the definitive proxy statement and a proxy card to each stockholder of Telenav entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Telenav may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF TELENAV ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TELENAV WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TELENAV AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Telenav with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Telenav’s website (https://www.telenav.com/) or by contacting Telenav’s Investor Relations at IR@telenav.com.

Participants in the Solicitation

Telenav and its directors and executive officers, including HP Jin and Samuel Chen, may be deemed to be participants in the solicitation of proxies from Telenav’s stockholders with respect to the proposed transaction. Information about Telenav’s directors and executive officers and their ownership of Telenav’s common stock is set forth in Telenav’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on August 21, 2020, as amended on October 26, 2020. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

TNAV-F

TNAV-C

Contacts

Bishop IR

Mike Bishop

415-894-9633

IR@telenav.com

OR

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Rose Temple

212-355-4449